                                                                      Exhibit II

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("Agreement"), dated as of August 16, 2002, is made between Blum Strategic Partners II, L.P., a Delaware limited partnership ("Strategic II,"), and each of the entities or individuals listed on Exhibit A hereto (each a "Seller," and collectively the "Sellers").

         WHEREAS, the Sellers are the direct beneficial owners of 13,069,350 shares of common stock, no par value (the "Common Stock"), of PRG-Schultz International, Inc. ("PRG").

         WHEREAS, Strategic II desires to purchase, and the Sellers desire to sell, 4,338,507 shares of Common Stock owned by the Sellers (such shares of Common Stock, the "Shares"), upon the terms set forth herein, at a price of $8.72 per share.

         WHEREAS, certain capitalized terms used herein are defined in Section
5.1 hereof.

         NOW, THEREFORE, in consideration of the premises and agreements hereinafter set forth, intending to be legally bound, the parties hereby agree as follows:

                                   ARTICLE I.

        PURCHASE AND SALE OF THE SHARES; THE CLOSING; REGISTRATION RIGHTS

         1.1. Purchase and Sale of Shares. Upon the terms set forth herein, at the Closing (as defined in Section 1.2) the Sellers shall sell, assign, transfer and deliver to Strategic II, and Strategic II shall accept and purchase from the Sellers the Shares, free and clear of all Encumbrances, for $8.72 per Share in the amount of $37,831,781.

         1.2. Closing. Upon the terms contained in this Agreement, the closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Blum Strategic Partners II, L.P., 909 Montgomery Street, Suite 400, San Francisco, California 94133, at 2:00 P.M., Pacific time, on August 27, 2002 or at such other time and place as the Sellers and Strategic II shall mutually agree upon. The date on which the Closing takes place is referred to as the "Closing Date." This Agreement and the obligations of the parties under it shall terminate in the event that the Closing has not taken place by 5:00 P.M. on December 31, 2002, provided, no such right of termination shall be exercisable by a party who has not complied with or has breached the covenants in this Agreement.

         1.3. Strategic II Closing Conditions. The obligations of Strategic II to participate in the Closing and make the deliveries specified in Section 1.6 are subject to the satisfaction or waiver of the following conditions at or prior to the Closing: (a) the representations and warranties of the Sellers in
Article II shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties were made as of the Closing Date, (b) Strategic II shall have received (i) a fully executed Registration Rights Agreement, between PRG and Strategic II (the "Strategic II Registration Rights Agreement"), in the form attached as Exhibit B hereto, (ii) a fully executed Investor Rights Agreement, between PRG, Strategic II, and Berkshire
(US) Fund V Limited Partnership, Berkshire (US) Fund VI Limited Partnership and

Berkshire Investors LLC or their affiliates ("Berkshire Funds") (the "Investor Rights Agreement"), in the form attached as Exhibit C hereto, (iii) a fully executed Secured Promissory Note and Pledge Agreement, between one of the Sellers and Strategic II (the "Note"), in the form attached as Exhibit D hereto,
(iv) a fully executed Subordination Agreement among PRG, Strategic II and one of the Sellers, in the form attached as Exhibit E hereto (the "Subordination Agreement") (v) a fully executed Option Agreement in favor of PRG on shares of common stock of PRG held by one of the Sellers and pledged pursuant to the Note (the "Company Call Option"), in the form attached as Exhibit F hereto, (vi) a fully executed Purchase Agreement relating to certain shares of Common Stock to be purchased hereunder by Strategic II in the form attached as Exhibit G hereto,
(vii) a fully executed waiver or amendment of the Shareholder Agreement, entered into as of January 24, 2002, by and among Profit Recovery Group International, Inc., Howard Schultz & Associates International, Inc., the Sellers, John M. Cook and John M. Toma (the "Shareholder Agreement"), (viii), a fully executed Management Rights Letter addressed from PRG to Strategic II (the "Management Rights Letter") in the form attached as Exhibit H hereto, and (ix) evidence of the approval of the Strategic II Registration Rights Agreement, the Investor Rights Agreement, the Company Call Option, the Subordination Agreement and the Management Rights Letter by PRG's Board of Directors or a committee thereof; (x) a fully executed Standstill Agreement between PRG and Strategic II (the "Standstill Agreement") in the form attached hereto as Exhibit J, and (xi) evidence of adoption or effectiveness of the amendment to the Company's Shareholder Protection Rights Agreement, dated as of August 9, 2000, between the Company and Wachovia Bank National Association f/k/a/ First Union Nation Bank as rights agent, in the form attached hereto as Exhibit K ("Shareholder Protection Rights Agreement") and (c) the Sellers shall have made all deliveries required under Section 1.5. Assuming that the Sellers are in compliance with the terms and provisions of this Agreement, Strategic II hereby agrees to execute the documents set forth in this Section 1.3, provided, that they are each in the form of the applicable attached exhibit. The covenant in the preceding sentence may not be waived by Sellers without the express written consent of PRG. The Closing hereunder shall occur concurrently with the Closing of a sale of at least 4,338,507 shares of Common Stock by Sellers to a third party.

         1.4. Sellers' Closing Conditions.

              The obligations of the Sellers to participate in the Closing and make the deliveries specified in Section 1.5 are subject to the satisfaction or waiver of the following conditions at or prior to the Closing: (a) the representations and warranties of Strategic II in Article III shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties were made as of the Closing Date, (b) the Sellers shall have received (i) the fully executed waiver or amendment of the Shareholder Agreement on or prior to the Closing, (ii) the fully executed Company Call Option, (iii) the fully executed Note and (iv) the fully executed Subordination Agreement, and (c) Strategic II shall have made all deliveries required under Section 1.6. Assuming that Strategic II is in compliance with the terms and provisions of this Agreement, the applicable Seller hereby agrees to execute the documents set forth in this Section 1.4. The covenant in the preceding sentence may not be waived by Strategic II without the express written consent of PRG. The Closing hereunder shall occur concurrently with the Closing of a sale of at least 4,338,507 shares of Common Stock by Sellers to a third party.

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         1.5    Deliveries by the Sellers. At the Closing, the Sellers are
delivering to Strategic II the following:

                (a) stock certificates representing the Shares, accompanied by stock powers duly endorsed in blank or accompanied by duly executed instruments of transfer, with all necessary transfer tax and other revenue stamps affixed thereto;

                (b) a receipt for the payment provided for by Section 1.1 hereof; and

                (c) an opinion of Sellers' counsel in the form of Exhibit I hereto that the sale of Shares to Strategic II hereunder is made in compliance with the Securities Act or an available exemption therefrom.

         1.6. Deliveries by Strategic II. At the Closing, Strategic II is delivering to the Sellers by wire transfer to the accounts of the Sellers previously provided in writing to Strategic II the payment provided for in
Section 1.1 hereof.

                                   ARTICLE II.

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Each Seller represents and warrants to Strategic II as follows:

         2.1. Authorization; Binding Obligation. This Agreement has been duly and validly executed and delivered by the Sellers and, assuming due authorization, execution and delivery by Strategic II, constitutes a legal, valid and binding obligation of the Sellers, enforceable against them in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other federal or state laws of general applicability relating to or affecting creditors' or secured parties' rights and remedies generally and general principles of equity, whether considered in an action at law or in equity. The Sellers have the legal capacity and all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. Such execution, delivery and consummation has been duly and validly authorized by all necessary action on the part of the Sellers, and no other corporate or other proceedings on the part of the Sellers are necessary to authorize such execution, delivery and consummation.

         2.2. Title to the Shares. At the Closing, the Sellers will be the record and beneficial owner of, and had good and marketable title to, the Shares free and clear of all Encumbrances. The Shares owned by the Sellers are validly issued, duly authorized and free of any preemptive rights; there are no voting trusts or other agreements or understandings to which the Sellers are a party with respect to the voting of the Shares. The Shares are not subject to any restrictions on transferability other than those imposed by the Securities Act and applicable state securities laws. There are no options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire Shares from the Sellers pursuant to which the Sellers may be obligated to sell, transfer or otherwise dispose of any of the Shares. At the Closing, Strategic II is acquiring good and marketable title to the Shares, free and clear of all Encumbrances.

         2.3. Consents and Approvals; No Violation. None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, or any other action by, any Governmental Authority by the Sellers, other than necessary filings on Schedule 13D and Form 4 with the Commission, and those consents, waivers, and approvals obtained under the Shareholder Agreement, (ii) violate the certificate of incorporation, bylaws or trust document of the Sellers, or any Law of any Governmental Authority which may be applicable to the Sellers, or by which any of the Sellers' activities, properties or assets (including, without limitation, the Shares) may be bound or affected or (iii) violate, breach, or conflict with, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or any obligation to pay or result in the imposition of any Encumbrance upon any of the property of the Sellers (including, without limitation, the Shares)) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Encumbrance, contract, agreement, Permit, Order, or other instrument or obligation to which the Sellers are a party or by which any of the Sellers' activities, properties or assets (including, without limitation, the Shares) may be bound or affected, other than the Shareholder Agreement and the instruments by which the Daniel Alan Schultz HHS (2001) GST Trust, the Daniel Alan Schultz LVS (2001) GST Trust, the Jaynie Schultz Romaner HHS (2001) GST Trust, and the Jaynie Schultz Romaner LVS (2001) GST Trust obtained the purchase money debt used to acquire their Shares.

         2.4. Brokers and Finders. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

         2.5. Termination of Certain Agreements. Each contract or agreement between the Sellers and PRG or any other party which is binding upon the Sellers with respect to the Shares has been terminated so far as it relates to the Shares and is not and will not be binding upon Strategic II or the Shares after the Closing. There are no other contracts, agreements or understandings, written or oral, between the Sellers and PRG or any other party with respect to the Shares.

                                  ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES OF STRATEGIC II

         Strategic II represents and warrants to the Sellers as follows:

         3.1. Authorization; Binding Obligation. Strategic II has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by Strategic II and the consummation of the transactions contemplated hereby by Strategic II have been duly and validly authorized by Strategic II and no other proceedings on the part of Strategic II are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been validly executed and delivered by Strategic II and, assuming due authorization, execution and delivery by the Sellers, constitutes the legal, valid and binding obligation of Strategic II, enforceable against Strategic II in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other federal or state laws of general applicability relating to or affecting creditors' or secured parties' rights and remedies generally and general principles of equity, whether considered in an action at law or in equity.

         3.2. Consents and Approvals; No Violation. None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, or any other action by, any Governmental Authority by Strategic II, other than a filing on Schedule 13D with the Commission and the expiration of the applicable waiting period or required approval under the Hart Scott Rodino Act, (ii) violate the limited partnership agreement of Strategic II, or any Law of any Governmental Authority which may be applicable to Strategic II, or by which any of Strategic II's businesses, properties or assets may be bound or affected or (iii) violate, breach, or conflict with, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or any obligation to pay or result in the imposition of any Encumbrance upon any of the property of Strategic II) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Encumbrance, contract, agreement, Permit, Order, or other instrument or obligation to which Strategic II is a party or by which any of Strategic II's businesses, properties or assets may be bound or affected.

         3.3. Securities Act. Strategic II is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for sale in connection with, any distribution or other disposition thereof. Notwithstanding the foregoing, Strategic II may assign their rights and transfer Shares under this Agreement pursuant to Section 4.10 hereof. Strategic II acknowledges that as of the Closing Date the Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144(a)(3) and may not be sold publicly under Rule 144 until Strategic II meets the holding period requirements of Rule 144(d). Strategic II did not borrow any of the funds to be used as payment for the Shares, or, to the extent that such funds were borrowed, Strategic II has sufficient other means to make required payments on any such indebtedness without being forced to sell the Shares prematurely to meet its obligations. Strategic II has sufficient financial means to hold the Shares for investment.

         3.4. Brokers and Finders. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

         3.5. Investment Experience and Accreditation. Strategic II hereby represents that it is an "accredited investor," as defined in Rule 501(a) of Regulation D under the Securities Act, and is experienced in evaluating the transactions contemplated hereby. Strategic II has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

         3.6. Disclosure of Information. Strategic II has received a copy of PRG's (i) definitive proxy statement Dated April 15, 2002, (ii) PRG's report on Form 10-K filed with the Commission on March 15, 2002, (iii) PRG's reports on Form 10-Q filed with the Commission on May 14, 2002 and August 9, 2002, (iv) PRG's Reports on Form 8-K filed with the Commission on January 2, 2002, January 17, 2002, February 5, 2002, February 20, 2002, April 3, 2002, May 2, 2002 and August 1, 2002, respectively, and (v) PRG's draft registration statement on Form S-3/A received August 15, 2002, and to be subsequently filed with the Commission (collectively, the "Offering Documents") and has acknowledged that it has had access to such financial and other information, and has been afforded the opportunity to ask questions of PRG and receive answers thereto, as it deemed necessary in connection with its decision to purchase the Shares.

         3.7. Restrictions. Unless as otherwise permitted under any other contract between PRG and Strategic II, Strategic II agrees that if it should resell or otherwise transfer the Shares it will do so only:

                (a) to PRG, any affiliate thereof, or as specified in Section
         4.10 hereof;

                (b) to an accredited investor, including to any affiliate of Strategic II, that, prior to the transfer, furnishes to PRG a signed letter containing representations and agreements relating to the restrictions on transfer of the Shares reasonably acceptable to PRG and, if PRG requests, an opinion of counsel reasonably acceptable to PRG to the effect that the transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act;

                (c) pursuant to another available exemption from registration provided under the Securities Act, if available, provided that the representations and agreements and opinion described in (b) above are delivered, if requested by PRG; or

                (d) pursuant to a registration statement which has been declared effective under the Securities Act and which continues to be effective at the time of such transfer.

         Strategic II agrees that it will give each person to whom it transfers such Shares notice of any restrictions on transfer of such Shares, if then applicable. Strategic II acknowledges that PRG will rely upon the truth and accuracy of the foregoing acknowledgements, representations, warranties and agreements and agrees that if any of the acknowledgements, representations, warranties and agreements deemed to have been made by it by its purchase of the Shares are no longer accurate, it shall promptly notify PRG. Strategic II acknowledges that none of PRG, the Sellers or any person representing PRG or the Sellers has made any representation to it with respect to PRG or the offering or sale of any Shares, other than the information contained in the Offering Documents, which Offering Documents have been delivered to it and upon which it is making its investment decision with respect to the Shares.

         3.8. Restrictive Legend. Strategic II acknowledges that each certificate representing a Share will bear a Legend substantially to the following effect:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION, IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED SECURITIES WITHIN THE MEANING OF RULE

144(A)(3) AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, NOR WILL AN ASSIGNEE OR ENDORSEE HEREOF BE RECOGNIZED AS AN OWNER OF THE SHARES BY THE ISSUER, UNLESS:
(I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO THE SHARES AND THE TRANSFER SHALL THEN BE IN EFFECT, OR (II) IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THE SHARES ARE TRANSFERRED IN A TRANSACTION WHICH IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS."

                                   ARTICLE IV.

                                  MISCELLANEOUS

     4.1. Survival of Representation and Warranties. All representations, warranties and covenants made by any party contained in this Agreement, or any certificate delivered pursuant hereto or made in writing to, by or on behalf of Strategic II or the Sellers, as the case may be, in connection with the transactions contemplated by this Agreement shall survive the Closing.

     4.2. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     4.3. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied (with confirmation of receipt), delivered by nationally-recognized overnight express service or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

          (a)   If to Strategic II, to:

                Blum Strategic Partners II, L.P.
                909 Montgomery Street, Suite 400
                San Francisco, California 94133
                Telephone: (415) 434-1111
                Telecopy: (415) 434-3130
                Attention: Murray A. Indick

                With a copy to:

                Simpson Thacher & Bartlett
                3330 Hillview Avenue
                Palo Alto, CA 94304
                Telephone: (650) 251-5000
                Telecopy: (650) 251-5002
                Attention: Michael J. Nooney, Esq.

          (b)   If to the Sellers, to:

                HSAT, Inc.
                9241 LBJ Freeway, Suite 100
                Dallas, TX 75243
                Telephone: (972) 233-7564
                Telecopy: (972) 690-7564
                Attention:    Howard H. Schultz
                              Andrew H. Schultz

                With a copy to:

                Malouf, Lynch, Jackson & Swinson
                600 Preston Commons East
                8115 Preston Road
                Dallas, TX 75225
                Telephone: (214) 273-0561 (direct dial)
                Telecopy: (214) 273-0560 (direct fax)
                Attention: Donald Malouf, Esq.
                           Curtis R. Swinson, Esq.
                           Alex E. Nakos, Esq.

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

     4.4. Expenses. Each party hereto shall be solely responsible for all expenses incurred by it or on its behalf in connection with the preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of its counsel, accountants, brokers, finders, financial advisors and other representatives.

     4.5. Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for the other parties' failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

     4.6. Descriptive Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to Sections mean Sections of this Agreement, unless otherwise indicated. The term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a governmental entity or an unincorporated organization. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     4.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     4.8. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision, provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     4.9. Entire Agreement; Third-Party Beneficiaries. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except for PRG and Strategic II's permitted assignees, is not intended to confer upon any person other than the parties hereto and their permitted assigns any rights or remedies hereunder.

     4.10. Assignment. No party hereto may assign its rights or obligations under this Agreement, provided, that

           (a) No party hereto may assign its rights or obligations under this Agreement.

           (b) Up to 45,872 of the Shares may be acquired by Strategic II on behalf of a third party and subsequently transferred to such third party after the Closing. Notwithstanding the provisions of Section 4.10(a), if such third party is duly authorized to acquire such Shares prior to the Closing, Strategic II may assign its right under this Agreement to purchase up to an aggregate of 45,872 Shares to such third party. Sellers agree to use their best efforts to assist and cooperate with Strategic II in order to assign or transfer its rights to purchase such Shares, including entering into separate purchase or other agreements with such third party, including representations and warranties by such third party materially consistent with the representations and warranties contained in Article III of this Agreement.

           (c) Notwithstanding the foregoing, Strategic II may assign its rights to purchase Shares hereunder to any one or more of its affiliates, including Blum Strategic Partners II GMBH & Co. KG, and may assign and transfer any Shares so purchased to any one or more of such affiliates.

     4.11. Further Assurances. The Sellers and Strategic II agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to implement the transactions contemplated by this Agreement.

                                   ARTICLE V.

                                   DEFINITIONS

     5.1. Definitions. Unless otherwise defined herein, for purposes of this Agreement, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission.

     "Encumbrance" shall mean any lien, encumbrance, proxy, voting trust arrangement, pledge, security interest, collateral security agreement, financing statement (and similar notices) filed with any Governmental Authority, claim (including any claim as defined in the Code), charge, equities, mortgage, pledge, objection, title defect, option, restrictive covenant or restriction on transfer of any nature whatsoever, and the interest of the lessor in any property subject to a capital lease, except for restrictions or transferability imposed by the Securities Act.

     "Governmental Authority" shall mean any government or political subdivision thereof, whether federal, state, local or foreign, or any agency, department, commission, board, bureau, court, tribunal, body, administrative or regulatory authority or instrumentality of any such government or political subdivision.

     "Law" shall mean any law (including common law), rule, regulation, restriction (including zoning), code, statute, ordinance, order, writ, injunction, judgment, decree or other requirement of a Governmental Authority.

     "Order" shall mean any order, judgment, injunction, award, decree, writ, rule or similar action of any Governmental Authority.

     "Permit" shall mean any franchise, license, certificate, approval, identification number, registration, permit, authorization, order or approval of, and any required registration with, any Governmental Authority.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, on the day and year first above written.

                                          BLUM STRATEGIC PARTNERS II, L.P.
                                          By Blum Strategic GP II, L.L.C., its
                                             General Partner

                                          By: /s/ Jose S. Medeiros
                                              ---------------------------------
                                              Name:  Jose S. Medeiros
                                              Title: Managing Member



                                          HHS CHARITABLE LEAD ANNUITY TRUST



                                          By: /s/ Jaynie Schultz Romaner
                                              ---------------------------------
                                              Name:  Jaynie Schultz Romaner
                                              Title: Co-Trustee

                                          By: /s/ Daniel Alan Schultz
                                              ---------------------------------
                                              Name:  Daniel Alan Schultz
                                              Title: Co-Trustee

                                          By: /s/ Andrew Harold Schultz
                                              ---------------------------------
                                              Name:  Andrew Harold Schultz
                                              Title: Co-Trustee



                                          LVS CHARITABLE LEAD ANNUITY TRUST



                                          By: /s/ Jaynie Schultz Romaner
                                              ---------------------------------
                                              Name:  Jaynie Schultz Romaner
                                              Title: Co-Trustee

                                          By: /s/ Daniel Alan Schultz
                                              ---------------------------------
                                              Name:  Daniel Alan Schultz
                                              Title: Co-Trustee

                                          By: /s/ Andrew Harold Schultz
                                              ---------------------------------
                                              Name:  Andrew Harold Schultz
                                              Title: Co-Trustee

                                    DANIEL ALAN SCHULTZ HHS (2001) GST TRUST



                                    By: /s/ Daniel Alan Schultz
                                        ---------------------------------------
                                        Name:  Daniel Alan Schultz
                                        Title: Trustee



                                    DANIEL ALAN SCHULTZ LVS (2001) GST TRUST



                                    By: /s/ Daniel Alan Schultz
                                        ---------------------------------------
                                        Name:  Daniel Alan Schultz
                                        Title: Trustee



                                    JAYNIE SCHULTZ ROMANER HHS (2001) GST TRUST



                                    By: /s/ Jaynie Schultz Romaner
                                        ---------------------------------------
                                        Name:  Jaynie Schultz Romaner
                                        Title: Trustee



                                    JAYNIE SCHULTZ ROMANER LVS (2001) GST TRUST



                                    By: /s/ Jaynie Schultz Romaner
                                        ---------------------------------------
                                        Name:  Jaynie Schultz Romaner
                                        Title: Trustee

                                       SCHULTZ PRG LIQUIDATING INVESTMENTS,
                                       LTD., a Texas limited Partnership

                                       By: Schultz PRG Liquidating Investments
                                       GP,
                                       L.L.C., a Texas limited liability company

                                       By: /s/ Howard Schultz
                                           ------------------
                                          Name:  Howard Schultz
                                          Title: Manager/President


                                       THE ZACHARY HERMAN SCHULTZ TRUST

                                       By: /s/ Howard H. Schultz
                                           ---------------------
                                       Name:  Howard H. Schultz
                                       Title: Trustee

                                       THE GABRIELLA SCHULTZ TRUST

                                       By: /s/ Howard H. Schultz
                                           ---------------------
                                       Name:  Howard H. Schultz
                                       Title: Trustee

                                       THE SAMUEL JOEL SCHULTZ TRUST

                                       By: /s/ Howard H. Schultz
                                           ---------------------
                                       Name:  Howard H. Schultz
                                       Title: Trustee

                                       ANDREW H. SCHULTZ HHS (2001) GST TRUST

                                       By: /s/ Andrew H. Schultz
                                           ---------------------
                                       Name:  Andrew H. Schultz
                                       Title: Trustee

                                       ANDREW H. SCHULTZ LVS (2001) GST TRUST

                                       By: /s/ Andrew H. Schultz
                                           ---------------------
                                       Name:  Andrew H. Schultz
                                       Title: Trustee

                                      THE ANDREW H. SCHULTZ IRREVOCABLE TRUST



                                      By: /s/ Andrew H. Schultz
                                          -------------------------------------
                                          Name:  Andrew H. Schultz
                                          Title: Trustee



                                      ANDREW H. SCHULTZ



                                      By: /s/ Andrew H. Schultz
                                          -------------------------------------
                                      Name:  Andrew H. Schultz



                                      HOWARD H. SCHULTZ



                                      By: /s/ Howard H. Schultz
                                          -------------------------------------
                                      Name:  Howard H. Schultz



                                      LESLIE SCHULTZ



                                      By: /s/ Leslie Schultz
                                          -------------------------------------
                                      Name:  Leslie Schultz

                                    EXHIBIT A

-------------------------------------------------------------------------------------
                                                     Number of Shares sold to
                    NAME                       Blum Strategic Partners II, L.P.
-------------------------------------------------------------------------------------
HHS Charitable Lead Annuity Trust                                 317,410 shares
-------------------------------------------------------------------------------------
LVS Charitable Lead Annuity Trust                                 317,409 shares
-------------------------------------------------------------------------------------
Daniel Alan Schultz HHS (2001) GST Trust                          288,016 shares
-------------------------------------------------------------------------------------
Daniel Alan Schultz LVS (2001) GST Trust                          288,016 shares
-------------------------------------------------------------------------------------
Jaynie Schultz Romaner HHS (2001) GST Trust                       288,016 shares
-------------------------------------------------------------------------------------
Jaynie Schultz Romaner LVS (2001) GST Trust                       288,016 shares
-------------------------------------------------------------------------------------
Andrew Schultz                                                    649,707 shares
-------------------------------------------------------------------------------------
The Andrew H. Schultz Irrevocable Trust                         1,585,001 shares
-------------------------------------------------------------------------------------
Andrew Schultz HHS (2001) GST Trust                                 3,451 shares
-------------------------------------------------------------------------------------
Andrew Schultz LVS (2001) GST Trust                                 3,450 shares
-------------------------------------------------------------------------------------
The Samuel J. Schultz Trust                                        10,194 shares
-------------------------------------------------------------------------------------
The Gabriella Schultz Trust                                        10,193 shares
-------------------------------------------------------------------------------------
The Zachary H. Schultz Trust                                       10,194 shares
-------------------------------------------------------------------------------------
Schultz PRG Liquidating Investments, Ltd.                         279,058 shares
-------------------------------------------------------------------------------------
Leslie Schultz                                                        376 shares
-------------------------------------------------------------------------------------
TOTAL Shares                                                    4,338,507 shares
-------------------------------------------------------------------------------------
TOTAL Consideration                                                  $37,831,781
-------------------------------------------------------------------------------------

                                    EXHIBIT B

                         Registration Rights Agreement

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of the 27th day of August, 2002, by and between PRG-Schultz International, Inc., a Georgia corporation ("PRGX") and Blum Strategic Partners II, L.P. and its affiliates that are signatories hereto ("Holder," and with any permitted transferees thereof, "Holders").

                                    RECITALS:

     WHEREAS, concurrently herewith, the Holders, Howard Schultz, Andrew Schultz and certain affiliates thereof ("Schultz Sellers") have entered into a Stock Purchase Agreement dated August 16, 2002 (the "Schultz Stock Purchase Agreement") pursuant to which the Holders have purchased 4,338,507 shares of PRGX common stock from Schultz Sellers;

     WHEREAS, concurrently herewith, Blum Strategic Partners II, L.P. (including permitted transferees, each a "Blum Fund") and an affiliate of the Schultz Sellers have entered into promissory notes, dated as of August 27, 2002, pursuant to which the Blum Funds have agreed to lend the Schultz Sellers an aggregate of $12,610,584, secured by shares of PRGX common stock held by the Schultz Sellers (the "Blum Notes");

     WHEREAS, as of the date hereof, Blum and its affiliates (i) own 4,683,943 shares of PRGX common stock, including 1,603,643 shares purchased from certain affiliates of the Schultz Sellers and Michael and Gertrude Lowery (such 1,603,643 shares being referred to herein as the "Purchased Shares"), and (ii) hold $40,000,000 of the PRGX Convertible Subordinated Notes due 2006 ("Convertible Notes") which are convertible into shares of PRGX common stock.

     WHEREAS, in order to facilitate the sales to Holder, PRGX has agreed to grant Holder the rights contained herein.

     NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties contained herein and of the mutual benefits to be derived herefrom, and intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I

                               DEMAND REGISTRATION

          (a) If PRGX shall receive, at any time on or after January 24, 2004 with respect to any Registrable Securities, or at any time on or after the date hereof with respect to the Purchased Securities, a written request from the Holder(s) of Registrable Securities (as hereinafter defined) that PRGX file a firm commitment, underwritten registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") on

Form S-1 or a successor form thereto covering the registration of at least $5 million in value of the Registrable Securities (a "Demand Registration"), then PRGX shall use its reasonable best efforts to effect the registration under the Securities Act on Form S-1 of all Registrable Securities which such Holder(s) have requested to be registered. Within ten (10) business days after receipt of any such request, PRGX shall give written notice of such requested registration to all other Holders and the Berkshire Holders (as defined below), of Registrable Securities, if any, in accordance with Section 9.1 hereof, and shall use its reasonable best efforts to include in such registration all Registrable Securities with respect to which PRGX has received written requests for inclusion therein within fifteen (15) days after the mailing of PRGX's notice; provided, however, that PRGX shall be required to file no more than three (3) registration statements pursuant to the provisions of this Article I(a), regardless of whether or not any Holder chooses not to include securities in any such registration statement. The term "Registrable Securities" means (i) the 4,338,507 shares of PRGX common stock acquired by the Holders pursuant to the Schultz Stock Purchase Agreement, (ii) the shares of PRGX common stock transferred to the Blum Funds (or their permitted transferees pursuant to Article VII(i) or (ii) hereof) upon exercise of the put/call provisions of the Blum Notes, if any, (iii) any other shares of PRGX common stock currently owned by the Holders, including but not limited to all shares of PRGX common stock issuable upon conversion of the Convertible Notes, (iv) all shares of PRGX common stock hereafter acquired by the Holders (or their permitted transferees pursuant to Article VII(i) or (ii) hereof) and (v) any other securities of PRGX issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Registrable Securities or resulting from a subdivision of the outstanding shares of Registrable Securities into a greater number of shares (by reclassification, stock split or otherwise); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned in conformity with the provisions of Article VII hereof (shares acquired by Holders pursuant to Article I(a)(i) or (ii) above and any shares issued to Holders in respect of those shares pursuant to Article I(a)(v) above are referred to herein as the "Blum Designated Shares"). Notwithstanding the foregoing, any particular shares of PRGX common stock or other securities shall be treated as Registrable Securities only if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale. The term "Registrable Securities" shall not include securities which are eligible for immediate sale under Rule 144(k) or Rule 145 under the Securities Act without the application of volume restrictions. The foregoing notwithstanding, PRGX shall not be obligated to cause any registration pursuant to this Article I(a) or Article I(c) to become effective prior to one hundred eighty (180) days following the effective date of a PRGX- or stockholder- initiated registration (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145) or such longer period not to exceed one hundred eighty (180) days as any underwriter thereof shall require, provided that PRGX shall use its best efforts to achieve such effectiveness promptly following the end of such period and PRGX shall have complied with Article II hereof with respect to such registration to the extent applicable;

          (b) Each Demand Registration must be an underwritten, full commitment registration. The underwriter will be selected by PRGX, subject to the approval of a majority in interest of the Holders including Registrable Securities in the requested registration, such approval not to be unreasonably withheld or delayed. The right of any Holder to include its Registrable Securities in the Demand Registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Article I, if the underwriter advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then, subject to the provisions of Article II with respect to Stockholder Registrations (as defined below), the number of shares of Registrable Securities that may be included in the offering shall be allocated among all Holders thereof in proportion (as nearly as practicable) to the amount of Registrable Securities of PRGX originally requested to be included by each Holder in the underwriting; provided, however, that the number of shares of Registrable Securities to be included in such offering shall not be reduced unless all other securities other than securities included in such registration by Berkshire Holders pursuant to Article II, if any, are first entirely excluded from the offering; and provided further, that, if a Holder has to reduce the amount of Registrable Securities to be included in the offering, the Holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn and Holders pay all Registration Expenses (as hereinafter defined) in connection with such registration, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder.

          (c) Subject to Article I(a), if PRGX shall receive, at any time on or after January 24, 2004, a written request from the Holder(s) of Registrable Securities that PRGX effect a registration on Form S-3 (or on any successor form to Form S-3 regardless of its designation), PRGX will promptly give written notice of the proposed registration to all other Holders and the Berkshire Holders and use its reasonable best efforts to effect, as soon as practicable, such registration (and to keep such registration effective for up to 45 days), together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from PRGX; provided, however, that PRGX shall not be obligated to effect any such registration, qualification or compliance pursuant to this Article I(c) if: (1) Form S-3 (or any successor form to Form S-3 regardless of its designation) is not available for such offering by the Holders; or (2) the aggregate gross proceeds (before deduction of underwriting discounts and commissions) of the Registrable Securities specified in such request is not at least $2,000,000; and provided, further, that Holders may not exercise a demand right pursuant to this
Article I(c) or Article I(a) within 180 days after the effective date of any other registration statement filed pursuant to this

Agreement or that certain Registration Rights and Lockup Agreement of even date herewith among PRGX and Berkshire Fund V, Limited Partnership and Berkshire Investors, LLC (the "August Registration Rights Agreement").

          (d) Notwithstanding the foregoing, if PRGX shall furnish to Holders requesting a registration statement pursuant to this Article I, in accordance with Section 9.1 hereof, a certificate signed by the General Counsel, Chief Financial Officer or Chief Executive Officer of PRGX stating that, in his good faith judgment after consultation with outside legal counsel, it would require the disclosure of material, nonpublic information and could have a material adverse effect on the business or operations of PRGX and its stockholders for such registration statement to be filed pursuant to this Article I or to be amended or supplemented in accordance with Article III(f) and it is therefore essential to defer the filing of such registration statement or amendment or supplement, PRGX shall have the right to defer such filing for a period of not more than 60 days after receipt of the request of the initiating Holders in the case of an initial filing, or not more than 60 days after the date of delivery of such certificate in the case of an amendment or supplement; provided, however, PRGX may only exercise this twice in any 12-month period and provided further, however, that if a Demand Registration is delayed hereunder, the Holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and PRGX shall pay Registration Expenses in connection with such registration.

                                   ARTICLE II

                             PIGGYBACK REGISTRATION

If there is a PRGX-initiated registration (a "PRGX Registration") or a registration initiated by the holders of rights under the August Registration Rights Agreement (the "Berkshire Holders"), or any other stockholder of the Company with contractual rights to initiate such registration (each a "Stockholder Registration") (other than a registration effected pursuant to
Article I(a) hereof prior to January 24, 2004 or a registration effected solely to register an employee benefit or dividend reinvestment plan, to effect a business combination pursuant to Rule 145 or conduct an exchange offer), PRGX will give each Holder written notice of such registration. Upon the written request of each Holder given within ten (10) days after mailing of such notice by PRGX in accordance with Section 9.1, PRGX shall, subject to the provisions below regarding underwritten registrations, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. In connection with any offering involving an underwriting of shares of PRGX's capital stock, PRGX shall not be required under this Article II to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between PRGX and the underwriters selected by it, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering. If the total amount of securities, including Registrable Securities, to be included in such offering exceeds the amount of securities to be sold that the underwriters determine in their sole discretion is compatible with the success of the offering, then PRGX shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering of the securities so included. Securities shall be excluded from a PRGX Registration in the order set forth below:

     First, the number of shares requested to be registered for the account of persons, if any, whose rights to have their shares included in such registration are subordinate to the rights granted pursuant to this Agreement shall be reduced as required;

     Second, the number of shares eligible to be registered for the account of the Holders and the number of shares eligible to be registered by the Berkshire Holders, if any, shall be reduced, as required, so Holders of registration rights granted pursuant to this Agreement shall be entitled to sell (i) if such Registrable Securities requested to be included by such Holders include only Blum Designated Shares and any shares requested to be included by Berkshire Holders pursuant to the August Registration Rights Agreement include only Berkshire Designated Shares (as defined in the August Registration Rights Agreement), up to 50% of the total Registrable Securities allocated for sale in the offering by the Holders and the Berkshire Holders, in the aggregate, and the Berkshire Holders shall be entitled to sell up to 50% of the total Registrable Securities allocated for sale in the offering by Holders and the Berkshire Holders, in the aggregate, or (ii) if such Registrable Securities requested to be included by such Holders include any Registrable Securities other than Blum Designated Shares or if any shares requested to be included by Berkshire Holders pursuant to the August Registration Rights Agreement include shares other than Berkshire Designated Shares, the Holders shall be entitled to sell up to 60% of the total Registrable Securities allocated for sale in the offering by the Holders and the Berkshire Holders, in the aggregate, and the Berkshire Holders shall be entitled to sell up to 40% of the total Registrable Securities allocated for sale in the offering by Holders and the Berkshire Holders, in the aggregate; provided, however, that, to the extent that the number of shares the Holders or the Berkshire Holders, in the aggregate, are entitled to register pursuant to this sentence exceeds the number that such holders actually seek to register, then such excess shall be added to the number of shares that the Holders or the Berkshire Holders, respectively, shall be entitled to register;

     Third, those shares to be included in satisfaction of any superior contractual registration rights, if any;

     Last, those shares to be included for the account of the Company, if any.

     Securities shall be excluded from a Stockholder Registration (other than a Demand Registration with respect to Purchased Shares prior to January 24, 2004) in the order set forth below:

     First, those shares to be included for the account of the Company, if any;

     Second, the number of shares requested to be registered for the account of persons, if any, whose rights to have their shares included in such registration are subordinate to the rights granted pursuant to this Agreement shall be reduced as required;

     Third, the number of shares eligible to be registered for the account of the Holders and the number of shares eligible to be registered by the Berkshire Holders shall be reduced, as required, so the Holders of registration rights granted pursuant to this Agreement shall be entitled to sell (i) if such Registrable Securities requested to be included by such Holders include only Blum Designated Shares and any shares requested to be included by Berkshire Holders pursuant to the August Registration Rights Agreement include only Berkshire Designated Shares, up to 50% of the total Registrable Securities allocated for sale in the offering by the Holders and the Berkshire Holders, in the aggregate, and the Berkshire Holders shall be entitled to sell up to 50% of the total Registrable Securities allocated for sale in the offering by Holders and Berkshire Holders, in the aggregate, or (ii) if such Registrable Securities requested to be included by such Holders include any Registrable Securities other than Blum Designated Shares or if any shares requested to be included by Berkshire Holders pursuant to the August Registration Rights Agreement include shares other than Berkshire Designated Shares, the Holders shall be entitled to sell up to 60% of the total Registrable Securities allocated for sale in the offering by the Holders and the Berkshire Holders, in the aggregate, and the Berkshire Holders shall be entitled to sell up to 40% of the total Registrable Securities allocated for sale in the offering by Holders and the Berkshire Holders, in the aggregate; provided, however, that, to the extent that the number of shares the Holders or the Berkshire Holders, in the aggregate, are entitled to register pursuant to this sentence exceeds the number that such holders actually seek to register, then such excess shall be added to the number of shares that the Holders or the Berkshire Holders, respectively, shall be entitled to register;

     Last, those shares to be included in satisfaction of any superior contractual registration rights, if any.

     For the avoidance of doubt, with respect to a Demand Registration with respect to Purchased Shares prior to January 24, 2004, all other securities to be included in such registration shall be reduced in their entirety prior to any reduction in the number of Purchased Shares requested to be included by the Holders.

                                   ARTICLE III

                             REGISTRATION PROCEDURES

     Whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, PRGX will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto PRGX will as expeditiously as practicable:

     (a) Prepare and file with the Securities and Exchange Commission ("SEC") a registration statement with respect to such Registrable Securities on Form S-1 or Form S-3 (as appropriate) or a successor form if PRGX is eligible to use such form, or on such substitute form reasonably chosen by PRGX if it is not so eligible, as soon as practicable, but no later than sixty (60) days from receipt of the request, and use its reasonable best efforts to cause such registration statement to become effective as soon as practicable after filing; provided, however, that PRGX shall have no obligation to include securities in a registration statement pursuant to Article II if that registration statement is withdrawn for any reason; and

     (b) Notify each Holder of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until that date when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the applicable prospectus delivery period) or such shorter period as PRGX may notify the Holders in the case of a Registration under Article II, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement, and furnish, without charge, to each seller of Registrable Securities, in accordance with Section 9.1 hereof, copies of all correspondence between PRGX and the SEC relating to such registration; and

     (c) Furnish, without charge, to each seller of Registrable Securities and each underwriter, if any, in accordance with Section 9.1 hereof, such number of copies of such registration statement (including all exhibits), each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller; and

     (d) Use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions within the United States as the sellers or any managing underwriter shall request, to keep such registration or qualification in effect for so long as the registration statement is in effect and do any and all other acts and things which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the Registrable Securities owned by such sellers (provided that PRGX will not be required to qualify generally to do business or file any general consent to service of process in any jurisdiction where it would not otherwise be required to qualify or file but for this subparagraph); and

     (e) Use its best efforts to obtain all other approvals, covenants, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the sellers of such Registrable Securities to consummate the disposition of such Registrable Securities; and

     (f) Notify each seller of such Registrable Securities promptly at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and subject to Article I(c) hereof, prepare and file as soon as practicable with the SEC, but in no event later than thirty (30) days after awareness of such event, and promptly notify each Holder of Registrable Securities of the filing of, a supplement to such prospectus or an amendment to the registration statement so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made and in the case of an amendment to the registration statement, use reasonable best efforts to cause it to become effective as soon as possible; and

     (g) Promptly notify each Holder selling Registrable Securities covered by such registration statement and each managing underwriter, if any: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective;
(ii) of any request by the SEC or any state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; and (iii) of the receipt by PRGX of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; and

     (h) Upon receipt of such confidentiality agreements as PRGX may reasonably request, make reasonably available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter, if any, participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of PRGX, and supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement in order to permit them to exercise their due diligence responsibility; and

     (i) Promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statement) and which contains information regarding the selling Holders, provide copies of such document to counsel for the selling Holders of Registrable Securities and to each managing underwriter, and make such changes in such document concerning the selling Holders prior to the filing thereof as counsel for such selling Holders or underwriters may reasonably request; and

     (j) Furnish to each Holder participating in the offering and the managing underwriter, without charge, at least one signed copy of the registration statement and any post-effective amendments thereto (which may be a photocopy or conformed copy of such signed document), excluding all documents incorporated therein by reference and all exhibits; and

     (k) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective: (i) a copy of an opinion or opinions, dated such date, of the counsel representing PRGX for the purposes of such registration, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated such date, from the independent certified public accountant of PRGX, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public officering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities;

     (l) Use its best efforts to cooperate with the Holders requesting registration of Registrable Securities pursuant to this Agreement in the disposition of the Registrable Securities covered by such registration statement, including without limitation in the case of an underwritten offering, causing key executives of the Company and its subsidiaries to participate under the direction of the managing underwriter in a "road show" scheduled by such managing underwriter in such locations and of such duration as in the judgment of such managing underwriter are appropriate for such underwritten offering;

     (m) Cooperate with the selling Holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the written instructions of the selling holders of Registrable Securities at least three business days prior to any sale of Registrable Securities; and

     (n) In the event of the issuance of any stop order suspending the effectiveness of a registration statement, or the initiation of any proceeding for such purpose, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, PRGX will promptly notify each seller of such order, and subject to Article I(c) hereof, will use its reasonable best efforts to promptly obtain the withdrawal of such order; and

     (o) If the offering is to be underwritten, enter into any necessary agreements in connection therewith (including an underwriting agreement containing customary representations, warranties and agreements); and

     (p) Cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange or other quotation service on which similar securities issued by PRGX are then listed; and

     (q) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                                   ARTICLE IV

                              REGISTRATION EXPENSES

     As used herein, "Registration Expenses" shall mean all expenses incurred in connection with all registrations, (other than underwriters' commissions and discounts) filings or qualifications pursuant hereto, whether or not such registration becomes effective or remains effective for the applicable period contemplated hereby, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees and fees and disbursements of counsel for PRGX, excluding the fees and expenses of counsel for the Holders. All Registration Expenses shall be borne by PRGX.

                                    ARTICLE V

              UNDERTAKINGS OF THE HOLDERS OF REGISTRABLE SECURITIES

     5.1 Suspension of Sales. If any Registrable Securities are included in a registration statement pursuant to the terms of this Agreement, the Holder thereof will not until further notice from PRGX delivered in accordance with
Section 9.1 hereof that a registration statement or prospectus is corrected or updated in accordance with Article

III(f) effect sales thereof after receipt of written notice from PRGX pursuant to Article III(f) and delivered in accordance with Section 9.1 hereof of the occurrence of an event specified therein in order to permit PRGX to correct or update the registration statement or prospectus in accordance with Article III(f), provided that the obligations of PRGX with respect to maintaining any registration statement current and effective shall be extended by a period of days equal to the period said suspension is in effect.

     5.2 Compliance. If any Registrable Securities are being registered in any registration pursuant to this Agreement, the Holder thereof will comply with all anti-stabilization, manipulation and similar provisions of Section 10 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any rules promulgated thereunder by the SEC.

     5.3 Termination of Effectiveness. At the end of the period during which PRGX is obligated to keep a registration statement current and effective as described herein, each Holder of Registrable Securities included in the registration statement shall discontinue sales thereof pursuant to such registration statement, unless such Holder has received written notice from PRGX delivered in accordance with Section 9.1 hereof of its intention to continue the effectiveness of such registration statement with respect to any of such securities which remain unsold.

     5.4 Furnish Information. It shall be a condition precedent to the obligations of PRGX to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to PRGX such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall reasonably be required to effect the registration of such Holder's Registrable Securities or as shall otherwise reasonably be requested by PRGX, which request shall be delivered in accordance with Section 9.1 hereof; provided, however, that this shall not affect the rights of, or the obligations of PRGX under this Agreement to, any other Holder. Notwithstanding the foregoing, PRGX shall have no obligation with respect to any registration requested pursuant to Article I of this Agreement if, as a result of the application of the preceding sentence, the Registrable Securities of any Holder are excluded from any Demand Registration and the value of the Registrable Securities to be included in the registration is therefore reduced below $5 million; provided, however, that in such event, the remaining Holders requesting such Demand Registration shall be entitled to (i) add additional securities so that the Registrable Securities to be included in the registration are increased to $5 million; or (ii) withdraw such request and, if such request is withdrawn and the Holders pay all Registration Expenses in connection with such registration, such Demand Registration shall not count as the permitted Demand Registration hereunder. PRGX shall only be required to pay the Registration Expenses of such withdrawn registration if the Holders inform PRGX that such registration shall count as its one Demand Registration hereunder.

                                   ARTICLE VI

                           UNDERWRITTEN REGISTRATIONS

     If requested by the underwriters for a Demand Registration, PRGX shall enter into a customary underwriting agreement with the underwriters. Such underwriting agreement shall be reasonably satisfactory in form and substance to the Holders and shall contain such representations and warranties by, and such other agreements on the part of, PRGX and such other terms as are generally included in the underwriting agreements of nationally recognized underwriters, including, without limitation, indemnities and contribution agreements; provided however, that PRGX shall not be required to make any representations or warranties with respect to written information provided by a selling Holder for inclusion in the registration statement. Such underwriting agreement shall also contain such representations and warranties by the participating Holders as are generally included in agreements of that type, including, without limitation, indemnities and contribution agreements, customary in transactions of that type (but excluding any representations or warranties with respect to the Company). Any provisions in any such underwriting agreement with respect to contribution and indemnity shall supersede and render null and void the indemnification and contribution provisions of this Agreement with respect to the securities contained in the underwriting.

                                   ARTICLE VII

                        ASSIGNMENT OF REGISTRATION RIGHTS

     The rights of a Holder of Registrable Securities set forth in this Agreement (including a Holder who received the Registrable Securities by an assignment permitted pursuant to this Agreement), including the right to cause PRGX to register Registrable Securities and pay the Registration Expenses to the extent set forth in Article IV, may be assigned by such Holder, but only to the extent that Registrable Securities are concurrently transferred to the assignee, only to (i) its successors-in-interest by merger, consolidation and similar transaction, (ii) an Affiliate of such Holder or its successor-in-interest which acquires Registrable Securities or one non-affiliate of such Holder, in an aggregate amount not to exceed 45,872 Registrable Securities, (iii) pursuant to the Purchase Agreement of even date herewith between Blum Strategic Partners II, LP and Berkshire Fund V, Limited Partnership, or (iv) a sale of at least 1,000,000 Registrable Securities to a third party, provided in each instance the assignee agrees to be bound by the terms of this Agreement. For purposes of this Agreement, the term "Affiliate" means any person that, directly or indirectly, controls or is controlled by or is under common control with the Holder or its successor-in-interest, as applicable. For purposes of this definition, control of a person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether by contract or otherwise and, in any event and without limiting the foregoing, any person owning fifty percent (50%) or more of the voting securities of another person shall be deemed to control that person. Notwithstanding the foregoing, other than as provided in parts (i), (ii) and
(iii) of the first sentence, in no event may less than 20% of all Registrable Securities be transferred at any time.

                                  ARTICLE VIII

                                 INDEMNIFICATION

     8.1 Indemnification by PRGX. PRGX shall indemnify and hold harmless, with respect to any registration statement filed by it, to the fullest extent permitted by law, each Holder of Registrable Securities covered by such registration statement, its officers, directors, employees, agents, affiliates and general or limited partners (and the directors, officers, employees, affiliates and agents thereof) and each other person, if any, who controls or is alleged to control such Holder within the meaning of the Securities Act (collectively, the "Holder Indemnified Parties") against all losses, claims, damages, liabilities and expenses, joint or several (including reasonable fees of counsel and any amounts paid in settlement effected with PRGX's consent, which consent shall not be unreasonably delayed or withheld), to which any such Holder Indemnified Party may become subject under the Securities Act, the Exchange Act, any other federal law, any state or common law, any rule or regulation promulgated thereunder or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) are caused solely by (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement in which such Registrable Securities were included as contemplated hereby or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or
(ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if PRGX shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any violation by PRGX of the Securities Act, the Exchange Act, any other federal law, any state or common law, or any rule or regulation promulgated thereunder in connection with any such registration; and in each such case, PRGX shall reimburse each such Holder Indemnified Party for any reasonable legal or any other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, expense, action or proceeding, provided, however, that PRGX shall not be liable to any such Holder Indemnified Party in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding, whether commenced or threatened, in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment thereof or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon written information furnished to

PRGX by or on behalf of any such Holder Indemnified Party expressly for use in the preparation thereof, and provided further, that PRGX shall not be liable to any such Holder Indemnified Party with respect to any preliminary prospectus to the extent that any such loss, claim, damage, liability or expense of such Holder Indemnified Party results from the fact that such Holder Indemnified Party sold Registrable Securities to a person to whom there was not sent or given, at or before the written confirmation of such sale, a copy of the prospectus (excluding documents incorporated by reference) or of the prospectus as then amended or supplemented (excluding documents incorporated by reference) if PRGX has previously furnished copies thereof to such Holder Indemnified Party in compliance with this Agreement and the loss, claim, damage, liability or expense of such Holder Indemnified Party results from an untrue statement or omission of a material fact contained in such preliminary prospectus which was corrected in the prospectus (or the prospectus as then amended or supplemented) and such corrected document provides a defense to the claim upon which such loss claim, damage, liability or expense was based. Such indemnity and reimbursement of expenses and obligations shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties and shall survive the transfer of such securities by such Holder Indemnified Parties. In connection with an underwritten offering, PRGX shall indemnify such underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

     8.2 Indemnification by Holders. Each Holder of Registrable Securities participating in any registration hereunder shall severally, and not jointly, indemnify and hold harmless, to the fullest extent permitted by law, PRGX, its directors, officers, employees, affiliates and agents, and each Person who controls or is alleged to control PRGX (within the meaning of the Securities
Act) (collectively, "PRGX Indemnified Parties") against all losses, claims, damages, liabilities and expenses, joint or several (including reasonable fees of counsel and any amounts paid in settlement effected with such Holder's consent, which consent shall not be unreasonably delayed or withheld) to which any PRGX Indemnified Parties may become subject under the Securities Act, the Exchange Act, any other federal law, any state or common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) are caused by
(i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement in which such Holder's Registrable Securities were included or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if PRGX shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in the cases described in clauses (i) and (ii) of this Section 8.2, such indemnification by such Holder of Registrable Securities shall apply only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Holder expressly for use in the preparation of the documents described in such clauses (i) and (ii)), (iii) any violation by such Holder of the Securities Act, the Exchange Act, any other federal law, any state or common law, or any rule or regulation promulgated thereunder applicable to such Holder and relating to action of or inaction by such Holder in connection with any such registration other than in connection with any such violation relating to an untrue statement or omission of a material fact relating to information provided by PRGX contained in a preliminary prospectus or prospectus hereunder and (iv) with respect to any preliminary prospectus delivered in a non-underwritten offering, the fact that such Holder sold Registrable Securities to a person to whom there was not sent or given, at or before the written confirmation of such sale, a copy of the prospectus (excluding the documents incorporated by reference) or of the prospectus as then amended or supplemented (excluding documents incorporated by reference) if PRGX has previously furnished copies thereof to such Holder in compliance with this Agreement and the loss, claim, damage, liability or expense of such PRGX Indemnified Party results from an untrue statement or omission of a material fact relating to information provided by such Holder contained in such preliminary prospectus which was corrected in the prospectus (or the prospectus as amended or supplemented) and such corrected document provides a defense to the claim upon which such loss claim, damage, liability or expense was based. Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of PRGX Indemnified Parties (except as provided above) and shall survive the transfer of such securities by such Holder.

     8.3 Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party under Section 8.1 or 8.2 above of written notice delivered in accordance with Section 9.1 hereof of the commencement of any action, suit, proceeding, investigation or threat thereof with respect to which a claim for indemnification may be made pursuant to this Section, such indemnified party shall, if a claim in respect thereto is to be made against an indemnifying party, give written notice delivered in accordance with Section 9.1 hereof to the indemnifying party of the threat or commencement thereof, provided, however, that the failure to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party is actually prejudiced by such failure to give notice in accordance with Section 9.1 hereof. If any such claim or action referred to under Section 8.1 or 8.2 above is brought against any indemnified party and it then notifies the indemnifying party of the threat or commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice delivered in accordance with Section 9.1 hereof from the indemnifying party to such indemnified party of its election so to assume the defense of any such claim or action, the indemnifying party shall not be liable to such indemnified party under this Article VIII for any legal expenses of counsel or any other expenses (other than reasonable costs of investigation) subsequently incurred by such indemnified party in connection with the defense thereof, unless the indemnifying party has failed to assume the defense of such claim or action or to employ counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to differing interests between such indemnified party and any other party represented by such counsel in such action. The indemnifying party shall not be required to indemnify the indemnified party with respect to any amounts paid in settlement of any action, proceeding or investigation entered into without the written consent of the indemnifying party. No indemnifying party shall consent to the entry of any judgment or enter into any settlement without the consent of the indemnified party unless (i) such judgment or settlement does not impose any obligation or liability upon the indemnified party other than the execution, delivery or approval thereof, and (ii) such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a full release and discharge from all liability in respect of such claim and a full release of all persons that may be entitled to or obligated to provide indemnification or contribution under this Article.

     The obligations of PRGX and the Holders of Registrable Securities under this Article VIII shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement and the termination of this Agreement.

     8.4 Contribution. If the indemnification provided for in this Article VIII is unavailable to or insufficient to hold harmless an indemnified party under
Section 8.1 or 8.2, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) referred to in Section 8.1 or 8.2 in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements, omissions, actions or inactions which resulted in such losses, claims, damages, liabilities or expenses. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party, any action or inaction by any such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission, action or inaction. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) pursuant to this Section 8.4 shall be deemed to include any reasonable legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim (which shall be limited as provided in Section 8.3 if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this Section 8.4. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this
Section 8.4 of written notice delivered in accordance with Section 9.1 hereof of the commencement of any action, suit, proceeding, investigation or threat thereof with respect to which a claim for contribution may be made against an indemnifying party under this Section 8.4, such indemnified party shall, if a claim for contribution in respect thereto is to be made against an indemnifying party, give written notice in accordance with
Section 9.1 hereof to the indemnifying party of the commencement thereof (if the notice specified in Section 8.3 has not been given with respect to such action), provided, however, that the failure to so notify the indemnifying party shall not relieve it from any obligation to provide contribution which it may have to any indemnified party under this Section 8.4, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice in accordance with Section 9.1 hereof. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.4 were determined by pro rata allocation or by any other method of allocation which does not take account of equitable considerations referred to in this Section 8.4.

     The provisions of this Section 8.4 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract, shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party, and shall survive the transfer of securities by any such party; provided that any indemnification of similar scope entered into pursuant to an underwriting agreement in connection with an offering contemplated herein shall supersede this Article VIII.

     8.5 Limitation on Liability of Holders of Registrable Securities. The liability of each Holder in respect of any indemnification or contribution obligation of such Holder arising under this Article 8 shall not in any event exceed an amount equal to the net proceeds to such Holder (after deduction of all underwriters' discounts and commissions and all other expenses paid by such Holder in connection with the registration in question) from the disposition of the Registrable Securities disposed of by such Holder pursuant to such registration.

     8.6 Indemnification and Contribution of Underwriters. In connection with any underwritten offering contemplated by this Agreement which includes Registrable Securities, PRGX and all sellers of Registrable Securities included in any registration statement shall agree to customary provisions for indemnification and contribution (consistent with the other provisions of this Article VIII) in respect of losses, claims, damages, liabilities and expenses of the underwriters of such offering.

                                   ARTICLE IX

                                  MISCELLANEOUS

     9.1 Notices. All notices, requests and other communications hereunder shall be in writing and will be deemed to have been duly given and received by any party hereto and any permitted assignees thereof (i) when personally delivered to the appropriate Notice Person (as defined below), (ii) when sent by telefax to the appropriate Notice Person at the number listed below for such Notice Person, (iii) two (2) business days after the day on which the same has been delivered prepaid to an international courier service for delivery to the appropriate Notice Person, or (iv) five (5) business days after the deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, for delivery to the appropriate Notice Person, in each case addressed to the following addresses:

     (i)  if to PRGX:               PRG-Schultz International, Inc.
                                    2300 Windy Ridge Parkway
                                    Suite 100 North Tower
                                    Atlanta, Georgia 30339-8426

                                    Attn: Clinton McKellar, Jr., Esq.
                                    General Counsel
                                    Telephone: (770) 779-3900
                                    Facsimile: (770) 779-3034


          copy to:                  Arnall Golden Gregory LLP
                                    2800 One Atlantic Center
                                    1201 West Peachtree Street
                                    Atlanta, Georgia  30309
                                    Attn:  Jonathan Golden, Esq.
                                    Telephone: (404) 873-8705
                                    Facsimile: (404) 873-8701



(ii) If to any Blum Fund, to        Blum Capital Partners, L.P.
                                    909 Montgomery Street
                                    Suite 400
                                    San Francisco, California 94113
                                    Attention:  Murray A. Indick
                                    Facsimile No.: (415) 421-2493

     with a copy to:

                                    Simpson Thacher & Bartlett

                                    3330 Hillview Avenue
                                    Palo Alto, CA 94304
                                    Attention: Michael Nooney
                                    Telephone No.: (650) 251-5070
                                    Facsimile No.: (650) 251-5002



PRGX or any Holder (collectively, the "Notice Persons") from time to time may change its or his or her address, telefax number or other information for the purpose of notices to the specified parties by giving notice specifying such change to the other Notice Persons.

     9.2 Assignment. Subject to and without limiting the provisions of Article VII hereof, neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of, and is enforceable by the parties hereto and their respective successors and permitted assigns.

     9.3 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

     9.4 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

     9.5 Remedies. Each party hereto will be entitled to enforce any right granted to such party by any provision of this Agreement specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

     9.6 Entire Agreement. This Agreement supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

     9.7 Captions. The captions used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     9.8 Exhibits and Schedules. All exhibits and schedules, if any, referred to in this Agreement, all attachments to such exhibits or schedules, and any other attachment to this Agreement are hereby incorporated by reference into this Agreement and hereby are made a part of this Agreement as if set out in full herein.

     9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

     9.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

     9.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     9.12 No Third Party Beneficiary. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

     9.13 Termination of Previous Registration Rights. That certain Amended and Restated Registration Rights Agreement with the Company dated as of March 2002 and all rights of Holders under Section 4.2 of that certain Note Purchase Agreement between the Company and Blum Strategic Partners II, L.P. dated as of December 3, 2001 are hereby terminated in their entirety and neither the Holders nor any affiliates or transferees thereof shall have any further rights thereunder.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                        PRG-SCHULTZ INTERNATIONAL, INC.


                                        By: /s/ Clinton McKellar, Jr.
                                           ----------------------------------
                                        Name: Clinton Mckellar, Jr.
                                             --------------------------------
                                        Title: Senior Vice President, General
                                               Counsel and Secretary
                                               ------------------------------


                    [signatures continued on following page]

                                   BLUM CAPITAL PARTNERS, L.P.

                                   By:  Richard C. Blum & Associates, Inc.,
                                        its general partner



                                   By: /s/ Murray A. Indick
                                      ---------------------------------------
                                        Murray A. Indick, Partner, General
                                        Counsel and Secretary



                                   RICHARD C. BLUM & ASSOCIATES, INC.



                                   By: /s/ Murray A. Indick
                                      ---------------------------------------
                                        Murray A. Indick, Partner, General
                                        Counsel and Secretary



                                   BLUM STRATEGIC GP, L.L.C.



                                   By: /s/ Murray A. Indick
                                      ---------------------------------------
                                        Murray A. Indick, Member



                                   BLUM STRATEGIC GP II, L.L.C.



                                   By: /s/ Murray A. Indick
                                      ---------------------------------------
                                        Murray A. Indick, Member

                                   BLUM STRATEGIC PARTNERS, L.P.

                                   By: BLUM STRATEGIC GP, L.L.C.



                                   By: /s/ Murray A. Indick
                                      ------------------------------------------
                                         Murray A. Indick, Member



                                   BLUM STRATEGIC PARTNERS II, L.P.

                                   By: BLUM STRATEGIC GP II, LLC,
                                        Its General Partner



                                   By: /s/ Murray A. Indick
                                      ------------------------------------------
                                         Murray A. Indick, Member




                                   RICHARD C. BLUM


                                       /s/ Murray A. Indick
                                   ---------------------------------------------
                                         Murray A. Indick, Attorney-in-Fact


                                   THE COMMON FUND FOR NONPROFIT
                                   ORGANIZATIONS MULTI-STRATEGY EQUITY FUND

                                   By: BLUM CAPITAL PARTNERS, LP,
                                        Its Investment Advisor

                                       By: RICHARD C. BLUM & ASSOCIATES, INC.,
                                            Its General Partner


                                         By: /s/ Murray A. Indick
                                            ------------------------------------
                                         Name: Murray A. Indick
                                         Title: Partner and General Counsel

                                 BK CAPITAL PARTNERS IV, L.P.
                                 STINSON CAPITAL PARTNERS, L.P.
                                 STINSON CAPITAL PARTNERS II, L.P.
                                 STINSON CAPITAL PARTNERS III, L.P.


                                 By:  BLUM CAPITAL PARTNERS, L.P.,
                                       its general partner
                                 By:  Richard C. Blum & Associates, Inc.,
                                       its general partner

                                 By: /s/ Murray A. Indick
                                    --------------------------------------------
                                     Murray A. Indick, Partner, General Counsel
                                     and Secretary



                                 CARPENTERS PENSION TRUST FOR SOUTHERN
                                  CALIFORNIA
                                 UNITED BROTHERHOOD OF CARPENTERS
                                  PENSION PLAN
                                 STINSON CAPITAL FUND (CAYMAN), LTD.

                                 By:  BLUM CAPITAL PARTNERS, L.P.,
                                       its investment advisor
                                 By:  Richard C. Blum & Associates, Inc.,
                                       its general partner



                                 By: /s/ Murray A. Indick
                                    --------------------------------------------
                                     Murray A. Indick, Partner, General Counsel
                                      and Secretary

                                    EXHIBIT C

                            Investor Rights Agreement

                            INVESTOR RIGHTS AGREEMENT

         INVESTOR RIGHTS AGREEMENT (the "Agreement"), made as of August 27, 2002 by and among PRG-Schultz International, Inc., a Georgia corporation (the "Company"), Berkshire Fund V, Limited Partnership, a Massachusetts limited partnership, Berkshire Investors LLC, a Massachusetts limited liability company (collectively, "Berkshire") and Blum Strategic Partners II, L.P., a Delaware limited partnership ("Blum"), each a holder of shares of common stock, no par value, of the Company (the "Common Stock").

         WHEREAS, pursuant to the stock purchase agreement dated August 16, 2002 between the Howard H. Schultz, Andrew H. Schultz, HHS Charitable Lead Annuity Trust, LVS Charitable Lead Annuity Trust, Daniel Alan Schultz HHS (2001) GST Trust, Daniel Alan Schultz LVS (2001) GST Trust, Jaynie Schultz Romaner HHS
(2001) GST Trust, Jaynie Schultz Romaner LVS (2001) GST Trust, The Andrew H. Schultz Irrevocable Trust (collectively, the "Schultz Shareholders") and Berkshire (the "Berkshire Stock Purchase Agreement"), the Schultz Shareholders are selling 4,338,507 shares of their Common Stock to Berkshire in a private placement;

         WHEREAS, pursuant to the stock purchase agreement dated August 16, 2002 between the Schultz Shareholders and Blum (the "Blum Stock Purchase Agreement"), the Schultz Shareholders are selling 4,338,507 shares of their Common Stock to Blum in a private placement; and

         WHEREAS, in connection with the Berkshire Stock Purchase Agreement and the Blum Stock Purchase Agreement, the Company, Berkshire and Blum agree to enter into this Agreement.

         NOW THEREFORE, in consideration of the premises and agreements set forth herein, the parties agree with each other as follows:

         1. Nomination of Berkshire Director. Immediately after the date hereof, the Company shall utilize reasonable efforts to cause its Board Nominating Committee or the full Board to designate Garth H. Greimann as a nominee for election to the Board of Directors of the Company (the "Board") for so long as Berkshire or their affiliates hold in excess of 2,000,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends and reclassifications). In the event Garth H. Greimann shall cease to serve as a member of the Board for any reason, the Company shall utilize reasonable efforts to cause its Board Nominating Committee or the full Board to designate Ross M. Jones or another person designated by Berkshire as a nominee for election to the Board.

         2. Nomination of Blum Director. Immediately after the date hereof, the Company shall utilize reasonable efforts to cause its Board Nominating Committee or the full Board to designate N. Colin Lind as a nominee for election to the Board for so long as Blum or their affiliates hold in excess of 2,000,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends and reclassifications). In the event N. Colin Lind shall cease to serve as a member of the Board for any reason, the Company shall utilize reasonable efforts to cause its Board Nominating Committee or the full Board to designate Jose S. Medeiros or another person designated by Blum as a nominee for election to the Board.

     3. Berkshire Observer Rights. For so long as Berkshire and its affiliates beneficially own or control any shares of Common Stock (subject to adjustment for stock splits, stock dividends and reclassifications), the Company shall permit a person designated by Berkshire to attend all meetings of the Board and its committees, other than executive sessions, and such observer shall have the right to receive all written information provided by the Company's management to the Board. Such observer shall initially be Ross M. Jones. Such observer shall have no right to vote on any matter presented to the Board, but otherwise shall have (i) the right to examine books and records of the Company, (ii) the right to review and participate in all discussions of the Board including, without limitation, discussions regarding capital or equity programs, other than executive sessions, (iii) the right to receive, upon request, any information relating to the Company and (iv) the right to meet and consult with the management of the Company on a regular basis; provided, that any such designee shall agree to be bound by all policies relating to confidentiality and material non-public information which are applicable to the directors and senior executive officers of the Company.

     4. Blum Observer Rights. For so long as Blum and its affiliates beneficially own or control any shares of Common Stock (subject to adjustment for stock splits, stock dividends and reclassifications), the Company shall permit a person designated by Blum to attend all meetings of the Board and its committees, other than executive sessions, and such observer shall have the right to receive all written information provided by the Company's management to the Board. Such observer shall initially be Jose S. Medeiros. Such observer shall have no right to vote on any matter presented to the Board, but otherwise shall have (i) the right to examine books and records of the Company, (ii) the right to review and participate in all discussions of the Board including, without limitation, discussions regarding capital or equity programs, other than executive sessions, (iii) the right to receive, upon request, any information relating to the Company and (iv) the right to meet and consult with the management of the Company on a regular basis; provided, that any such designee shall agree to be bound by all policies relating to confidentiality and material non-public information which are applicable to the directors and senior executive officers of the Company. All rights of Blum under Section 4.1 of that certain Note Purchase Agreement with the Company dated as of December 3, 2001, are hereby terminated.

     5. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     6. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied (with confirmation of receipt), delivered by nationally-recognized overnight express service or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

         a.   If to the Company, to:

              PRG-Schultz International, Inc.
              2300 Windy Ridge Parkway
              Suite 100 North Tower
              Atlanta, Georgia 30339-8426
              Telephone: (770) 779-3900
              Facsimile: (770) 779-3034
              Attention: Clinton D. McKellar, Esq.

              With a copy to:

              Arnall Golden Gregory LLP
              2800 One Atlantic Center
              1201 West Peachtree Street
              Atlanta, Georgia  30309
              Telephone: (404) 873-8700
              Facsimile: (404) 873-8701
              Attention: Jonathan Golden, Esq.

         b.   If to Berkshire, to:

              Berkshire Partners LLC
              One Boston Place
              Boston, Massachusetts 02108-4401
              Telephone: (617) 227-0050
              Facsimile: (617) 227-6105
              Attention: Ross M. Jones

              With a copy to:

              Ropes & Gray
              One International Place
              Boston, Massachusetts 02110
              Telephone: (617) 951-7000
              Facsimile: (617) 951-7050
              Attention: David C. Chapin, Esq.
                         Jane D. Goldstein, Esq.

         c.   If to the Blum, to:

              Blum Strategic Partners II, L.P.

              909 Montgomery Street
              Suite 400
              San Francisco, California 94133
              Telephone: (415) 434-1111
              Facsimile: (415) 434-3130
              Attention: Murray Indick

              With a copy to:

              Simpson Thacher & Bartlett
              3330 Hillview Avenue
              Palo Alto, CA 94304
              Telephone: (650) 251-5000
              Facsimile: (650) 251-5002
              Attention: Michael Nooney

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

           7. Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for the other parties' failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

           8. Descriptive Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to Sections mean Sections of this Agreement, unless otherwise indicated. The term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a governmental entity or an unincorporated organization. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

           9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          10. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision, provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          11. Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto and their permitted assigns any rights or remedies hereunder.

          12. Assignment. No party hereto may assign its rights or obligations under this Agreement, provided that Berkshire and Blum may assign its rights hereunder to any one or more of its affiliates.

          13. Further Assurances. The Company, Berkshire and Blum each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to implement the actions contemplated by this Agreement.

            [The rest of this page has been intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       PRG-SCHULTZ
                                       INTERNATIONAL, INC.


                                       By: /s/ Clinton McKellar, Jr.
                                           -------------------------------------
                                           Name: Clinton McKellar, Jr.
                                           Title: Senior Vice President,
                                                  General Counsel and Secretary


                                       BERKSHIRE FUND V, LIMITED PARTNERSHIP

                                       By: Fifth Berkshire Associates LLC
                                       its General Partner


                                       By: /s/ Ross M. Jones
                                           -------------------------------------
                                           Name: Ross M. Jones
                                           Title: Managing Director


                                       BERKSHIRE INVESTORS LLC


                                       By: /s/ Ross M. Jones
                                           -------------------------------------
                                           Name: Ross M. Jones
                                           Title: Managing Director


                                       BLUM STRATEGIC PARTNERS II, L.P.

                                       By: Blum Strategic GP II, L.L.C.
                                       its General Partner


                                       By: /s/ Murray A. Indick
                                           -------------------------------------
                                           Name: Murray A. Indick
                                           Title: Member

                                    EXHIBIT D

                             Secured Promissory Note

                    Schultz PRG Liquidating Investments, Ltd

                    Secured Promissory Note due May 14, 2003

$12,335,556.16                                                   August 27, 2002

     FOR VALUE RECEIVED, the undersigned Schultz PRG Liquidating Investments, Ltd., a Texas limited partnership (the "Borrower"), hereby promises to pay to Blum Strategic Partners II, L.P., a Delaware limited partnership, (or its permitted assignees, collectively, "Blum") at the address specified in Section
8.3 hereof, or at such other place as Blum shall from time to time have designated to Borrower in writing, on or before May 14, 2003 (the "Stated Maturity Date"), the amount of twelve million three hundred and thirty-five thousand five hundred and fifty-six dollars and sixteen cents ($12,335,556.16) (the "Principal Amount"), in cash on the terms and conditions set forth in
Article 3 hereof, and with interest as provided in Article 2 hereof. Blum and Borrower also hereby agree to the put and call of the shares of common stock, no par value, (the "Common Stock") of PRG-Schultz International, Inc., a Georgia corporation ("PRG") on the terms and conditions set forth in Article 5 hereof.

                                    ARTICLE I

                                     GENERAL

     1.1. The Note. This Note is as contemplated by the Stock Purchase Agreement, dated as of August 16, 2002, among the Borrower, Blum and certain other parties thereto (the "Stock Purchase Agreement"), the Second Option Agreement, dated as of August 27, 2002, among the Borrower and PRG (the "Option Agreement") and the Subordination Agreement, dated as of August 27, 2002, among the Borrower, Blum and PRG (the "Subordination Agreement"). Terms defined in the Stock Purchase Agreement and the Option Agreement and not otherwise defined herein are used herein as so defined in those agreements.

     1.2. Acceleration. In case an Event of Default (as defined in Section 7.1 hereof) shall occur, the entire Principal Amount of this Note may become or be declared to be due and payable in the manner and with the effect provided herein.

                                   ARTICLE II

                                    INTEREST

     2.1. Interest. This Note shall accrue daily interest from the date hereof on the Principal Amount from time to time unpaid at a rate of eight percent (8%) per annum, said interest being payable upon any prepayment, at the Stated Maturity Date or any accelerated maturity hereof.

     2.2. Manner of Payment. All interest on the Principal Amount shall be payable in cash, unless otherwise provided for herein.

                                  ARTICLE III

                           PAYMENT OF PRINCIPAL AMOUNT

     3.1. Payments. The outstanding Principal Amount of this Note will be payable on the Stated Maturity Date in cash, unless and to the extent otherwise provided in this Section 3.1 or Article 5 hereof.

          3.1.1. Full Exercise of Options. Within five (5) days of the notice of exercise in full of the options granted pursuant to the Option Agreement (the "Options") by PRG and, in any event, no later than simultaneously with the Option Closing, the Borrower will repay the entire Principal Amount (plus accrued interest pursuant to Section 2.1 hereof) in cash on such date, and on such date Blum will release the shares of common stock of PRG (the "Pledged Shares") which are the subject of the Pledge Agreement dated as of August 27, 2002 and between the parties to this Note, in the form attached as Exhibit A hereto (the "Pledge Agreement"), to Borrower pursuant to Article IV of the Pledge Agreement.

          3.1.2. Partial Exercise and Non-Exercise of Options.

                 (a) Within five (5) days of the notice of exercise and, in any event, no later than simultaneously with and in the same amount as the payment by PRG under the Option Agreement for a portion of the Pledged Shares, the Borrower will repay to Blum the portion of the Principal Amount relating to the number of Pledged Shares sought to be released to the Borrower (plus accrued interest pursuant to Section 2.1 hereof) in cash on such date (a "Settlement Date"), and Blum will release on the Settlement Date pursuant to Article IV of the Pledge Agreement such number of Pledged Shares as Borrower is required to deliver to PRG pursuant to the exercise of the Options.

                 (b) To the extent the Options are not exercised by the date of expiration thereof and on such date any unpaid Principal Amount remains outstanding, the provisions of Article 5 hereof will apply.

     3.2. Notices; Documents. For the purpose of verifying and calculating the payments due pursuant to Section 3.1 and Article 5 hereof and as a condition to the release of any Pledged Shares pursuant to Article IV of the Pledge Agreement, the Borrower agrees to provide copies of all documents relating to the exercise of the Options to Blum, pursuant to the provisions of Section 8.3 hereof, upon the date of any exercise of the Options.

                                   ARTICLE IV

                                    COVENANTS

     4.1. Subject to Article V hereof, this Note and the obligations hereunder are secured by the 1,414,628 Pledged Shares in accordance with the Pledge Agreement.

     4.2. Borrower shall at all times, until this Note is indefeasibly paid in full, hold 1,000,000 shares of Common Stock of PRG, free and clear of any liens or other encumbrances.

                                   ARTICLE V

     5.1. First Blum Call Option. For a period of five (5) days after the termination of the First Option Agreement, dated the date hereof, between Borrower and PRG (the "First Option Agreement") in accordance with its terms (the "First Call Period") or, subject to the Subordination Agreement in case of an acceleration hereunder, Blum will have the right to purchase from Borrower such number of Pledged Shares ("Excess Pledged Shares") equal to the difference between (i) the number of Pledged Shares remaining under the Pledge Agreement and (ii) the aggregate number of shares of Common Stock released to PRG pursuant to the First Option Agreement (the "First Blum Option"), for a price equal to $9.05 per share (the "First Exercise Price"). The First Blum Option may be exercised by Blum, only for the entire number of Excess Pledged Shares remaining under the Pledge Agreement, on any business day on or prior to the last day of the First Call Period, by notice of exercise in accordance with Section 8.3, in substantially the form attached hereto as Exhibit B (or a reasonable facsimile thereof) duly executed by Blum and accompanied by payment, in cash or wire transfer of immediately available funds, or by offset of amounts then due by Borrower under this Note, in the amount obtained by multiplying (a) the number of Excess Pledged Shares designated in such notice by (b) the First Exercise Price, and Borrower shall thereupon transfer the number of Excess Pledged Shares purchased pursuant to the First Blum Option to Blum.

     5.2 Second Blum Call Option. For a period of five (5) days after the termination of the Second Option Agreement (the "Second Call Period") or, subject to the Subordination Agreement in case of an acceleration hereunder, Blum will have the right to purchase from Borrower such number of Pledged Shares remaining under the Pledge Agreement (the "Second Blum Option"), for a price equal to $9.24 per share (the "Second Exercise Price"). The Second Blum Option may be exercised by Blum, only for the entire number of Pledged Shares remaining under the Pledge Agreement, on any business day on or prior to the last day of the Second Call Period, by notice of exercise in accordance with Section 8.3, in substantially the form attached hereto as Exhibit B (or a reasonable facsimile thereof) duly executed by Blum and accompanied by payment, in cash or wire transfer of immediately available funds, or by offset of amounts then due by Borrower under this Note, in the amount obtained by multiplying (a) the number of Pledged Shares designated in such notice by (b) the Second Exercise Price, and Borrower shall thereupon transfer the number of Pledged Shares purchased pursuant to the Second Blum Option to Blum.

     5.3 Borrower Put Option. If the Second Blum Option is not exercised by the end of the Second Call Period, for a period of five (5) days thereafter (the "Put Period") or, subject to the Subordination Agreement in case of an acceleration hereunder or in the case of an Event of Default after 269 days, Borrower will have the right to sell the number of Pledged Shares remaining under the Pledge Agreement (the "Borrower Put"), to Blum at the Second Exercise Price. The Borrower Put may be exercised by Borrower, only for the entire number of Pledged Shares remaining under the Pledge Agreement, on any business day on or prior to the last day of the Put Period, by notice of exercise in accordance with Section 8.3, in substantially the form attached hereto as Exhibit C (or a reasonable facsimile thereof) duly executed by Borrower and accompanied by instructions to release the number of Pledged Shares purchased by Blum pursuant to the Borrower Put to Blum in return for payment, in cash or wire transfer of immediately available funds, or by offset of amounts then due by Borrower under this Note, in the amount obtained by multiplying (a) the number of Pledged Shares designated in such notice by (b) the Second Exercise Price.

     5.4 Cash Payment. In the event neither the Second Blum Option nor the Borrower Put is exercised, the Note shall be due and payable in cash on the Stated Maturity Date.

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF the BORROWER

     The Borrower represents and warrants to Blum as follows:

     6.1. Authorization; Binding Obligation. This Note has been duly and validly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other federal or state laws of general applicability relating to or affecting creditors' or secured parties' rights and remedies generally and general principles of equity, whether considered in an action at law or in equity. The Borrower has the legal capacity and all requisite power and authority to execute and deliver this Note and to consummate the transactions contemplated hereby and to perform its obligations hereunder. Such execution, delivery and consummation has been duly and validly authorized by all necessary action on the part of the Borrower, and no other corporate or other proceedings on the part of the Borrower are necessary to authorize such execution, delivery and consummation.

     6.2. Title to the Pledged Shares. Immediately prior to the pledge of the Pledged Shares, the Borrower was the record and beneficial owner of, and had good and marketable title to, the Pledged Shares free and clear of all Encumbrances. The Pledged Shares owned by the Borrower are validly issued, duly authorized and free of any preemptive rights. There are no voting trusts or other agreements or understandings to which the Borrower is a party with respect to the voting of the Pledged Shares. The Pledged Shares are not subject to any restrictions on transferability other than those imposed by the Securities Act and applicable state securities laws. Except for the Option Agreement, there are no options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire the Pledged Shares from the Borrower pursuant to which the Borrower may be obligated to sell, transfer or otherwise dispose of any of the Pledged Shares. Subject to the Subordination Agreement, in the event that (i) the Pledgor defaults under this Note and Blum enforces the provisions of the Pledge Agreement or (ii) the provisions of Article 5 hereof apply, Blum will acquire good and marketable title to the Pledged Shares, free and clear of all Encumbrances.

     6.3. Consents and Approvals; No Violation. None of the execution and delivery of this Note, the consummation of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, or any other action by, any Governmental Authority by the Borrower, other than necessary filings on Form 4 with the Commission, (ii) violate the certificate of formation or operating agreement of the Borrower, or any Law of any Governmental Authority which may be applicable to the Borrower, or by which any of the Borrower's activities, properties or assets (including, without limitation the Pledged Shares) may be bound or affected or (iii) violate, breach, or conflict with, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or any obligation to pay or result in the imposition of any Encumbrance upon any of the property of the Borrower (including, without limitation, the Pledged Shares)) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Encumbrance, contract, agreement, or other instrument or obligation to which the Borrower is a party or by which any of the Borrower's activities, properties or assets (including, without limitation, the Pledged Shares) may be bound or affected.

                                  ARTICLE VII

                                EVENTS OF DEFAULT

     7.1. Events of Default; Remedies. If any of the following events (each such event herein termed an "Event of Default") shall happen, that is to say:

          7.1.1. the Borrower shall fail to make any payment of Principal Amount of this Note when due, whether at maturity by acceleration or otherwise;

          7.1.2. the Borrower shall fail to perform or observe any of the other covenants, agreements or provisions set forth herein or in the Option Agreement, Stock Purchase Agreement or Pledge Agreement; or

          7.1.3. The Borrower shall:

                 (a) commence a voluntary case under Title 11 of the United States Code as from time to time in effect, or authorize, by appropriate proceedings of its board of managers or other governing body, the commencement of such a voluntary case;

                 (b) have filed against it a petition under said Title 11 which shall not have been dismissed within 30 days after the date on which said petition is filed, or file an answer or other pleading within said 30-day period admitting or failing to deny the material allegations of such a petition, or seeking, consenting to or acquiescing in the relief therein provided, or fail to controvert timely the material allegations of any such petition;

                     (c) have entered against it an order for relief in any
                involuntary case commenced under said Title 11;

                     (d) seek relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

                     (e) have entered against it any order by a court of
                competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or

                     (f) make an assignment for the benefit of, or enter into a composition with, its creditors or appoint or consent to the appointment of a receiver or other custodian for all or a substantial part of its property.

then and in each and every such case, Blum shall notify the Borrower of such Event of Default and, in the event such Event of Default is not cured by Borrower within thirty (30) days of the date of such notice, Blum may declare all or any part of the unpaid Principal Amount to be forthwith due and payable (unless there shall have occurred an Event of Default under Section 7.1.3 hereof, in which case the unpaid balance of this Note shall automatically become due and payable), and thereupon such unpaid Principal Amount or part thereof, together with interest accrued thereon and all other sums, if any, payable under this Note, shall become so due and payable without presentation, presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived to the extent not prohibited by applicable law that cannot be waived, and Blum, subject to the Subordination Agreement, may proceed to enforce payment of such amount or part thereof in such manner as it or they may elect, including the transfer the Pledged Shares to its own account, with the Principal Amount and interest due under this Note being reduced by the amount equal to (i) the number of Pledged Shares transferred to Blum, multiplied by (ii) the Second Exercise Price, and if additional Principal Amount and interest remain outstanding under this Note, Blum may proceed to protect and enforce its or their rights by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant, provision or condition contained or incorporated by reference in this Note or the Pledge Agreement, or in aid of the exercise of any power granted in this Note or the Pledge Agreement; provided; however, that it is agreed and acknowledged that Blum's recourse hereunder shall be limited to the Pledged Shares and after 269 days Borrower may only cure such default by exercise of the Borrower Put right referred to in Section 5.3 hereof.

          7.2. Annulment of Defaults. An Event of Default shall not be deemed to be in existence for any purpose of this Note if Blum shall have waived such event in writing or stated in writing that the same has been cured to its or their reasonable satisfaction. No waiver or statement of satisfactory cure pursuant to this Section 7.2 shall extend to or affect any subsequent or other Event of Default not specifically identified in such waiver or statement of satisfactory cure or impair any of the rights of Blum upon the occurrence thereof.

     7.3. Waivers. The Borrower hereby waives to the extent not prohibited by provisions of applicable law which cannot be waived (a) all presentments, demands for performance and notices of nonperformance (except to the extent specifically required by the provisions hereof), (b) any requirement of diligence or promptness on the part of Blum in the enforcement of its rights under the provisions of this Note or the Pledge Agreement, (c) any and all notices of every kind and description which may be required to be given by any legal requirement, and (d) any defense of any kind (other than payment) which it may now or hereafter have with respect to its obligations and liability under this Note, the Option Agreement or the Pledge Agreement.

     7.4. Course of Dealing. No course of dealing between the Borrower on the one hand, and Blum on the other hand, shall operate as a waiver of the parties' rights under this Note or the Pledge Agreement. No delay or omission in exercising any right under this Note or the Pledge Agreement shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a waiver of or bar to any right or remedy on any other occasion. No waiver or statement of satisfactory cure or consent shall be binding upon Blum unless it is in writing and signed by Blum as may be required by the provisions of this Note.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1. Survival of Representation and Warranties. All representations, warranties and covenants made by the Borrower, in connection with the transactions contemplated by this Note shall survive the pledge of the Pledged Shares, and transfer of ownership of the same to Blum under Article 5 or Section
7.1 hereof, or the provisions of the Pledge Agreement.

     8.2. GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     8.3. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied (with confirmation of receipt), delivered by nationally-recognized overnight express service or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

         8.3.1.   If to Blum, to:

                  Blum Strategic Partners II, L.P.
                  909 Montgomery Street, Suite 400
                  San Francisco, California 94133
                  Telephone: (415) 434-1111
                  Telecopy: (415) 434-3130
                  Attention: Murray A. Indick

                  With a copy to:

                  Simpson Thacher & Bartlett
                  3330 Hillview Avenue
                  Palo Alto, CA 94304
                  Telephone: (650) 251-5000
                  Telecopy: (650) 251-5002
                  Attention: Michael J. Nooney, Esq.

         8.3.2.   If to the Borrower, to:

                  Schultz PRG Liquidating Investments, Ltd.
                  9241 LBJ Freeway, Suite 100
                  Dallas, TX 75243
                  Telephone:    (972) 233-7564
                  Telecopy:     (972) 690-7564
                  Attention:    Howard H. Schultz
                                Andrew H. Schultz

                  With a copy to:

                  Malouf, Lynch, Jackson & Swinson
                  600 Preston Commons East
                  8115 Preston Road
                  Dallas, TX 75225
                  Telephone:    (214) 273-0560 (direct dial)
                  Telecopy:     (214) 273-0561 (direct fax)
                  Attention:    Donald Malouf, Esq.
                                Curtis R. Swinson, Esq.
                                Alex E. Nakos, Esq.

or to such other address as the person to whom notice is to be given may have previou sly furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

     8.4. Expenses. Each party hereto shall be solely responsible for all expenses incurred by it or on its behalf in connection with the preparation and execution of this Note and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of its counsel, accountants, brokers, finders, financial advisors and other representatives.

     8.5. Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for the other parties' failure to perform their obligations under this Note, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

     8.6. Descriptive Headings; Interpretation. The headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of this Note. References in this Note to Sections mean Sections of this Note, unless otherwise indicated. The term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a governmental entity or an unincorporated organization. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Note and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in a document will be construed against the party drafting the document.

     8.7. Counterparts. This Note may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     8.8. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision, provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     8.9. Entire Agreement; Third-Party Beneficiaries. This Note constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto and their permitted assigns any rights or remedies hereunder.

     8.10. Assignment. No party hereto may assign its rights or obligations under this Note, provided, that Blum may assign and transfer this Note and its rights hereunder to any one or more of its affiliates, and may assign and transfer any Pledged Shares obtained hereunder to any one or more of such affiliates.

     8.11. Further Assurances. The Borrower and Blum agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to implement the transactions contemplated by this Note.

               [The remainder of this page is intentionally blank]

     The undersigned has caused this Note to be executed and delivered by its duly authorized officer as of the date first written above.

                                     SCHULTZ PRG LIQUIDATING INVESTMENTS,
                                     LTD., a Texas limited partnership

                                     By: Schultz PRG Liquidating Investments GP,
                                     L.L.C., a Texas limited liability company


                                     By: /s/ Andrew H. Schultz
                                        -------------------------------
                                        Name: Andrew Schultz
                                        Title: Vice President

                                     BLUM STRATEGIC PARTNERS II, L.P.
                                     By Blum Strategic GP II, L.L.C., its
                                     General Partner


                                     By: /s/ Murray A. Indick
                                        -------------------------------
                                       Name: Murray A. Indick
                                       Title: Member

                                    EXHIBIT A

                                PLEDGE AGREEMENT

                    SCHULTZ PRG LIQUIDATING INVESTMENTS, LTD.

                                PLEDGE AGREEMENT

     This Agreement, dated as of August 27, 2002, is between Schultz PRG Liquidating Investments, Ltd., a Texas limited partnership (the "Pledgor"), and Blum Strategic Partners II, L.P., a Delaware limited partnership (together with its permitted assignees, collectively, "Blum"). The parties agree as follows:

                                   ARTICLE I

                                     GENERAL

     1.1. Note. Blum is providing extensions of credit to the Pledgor pursuant to a Secured Promissory Note dated as of the date hereof, as from time to time in effect (the "Note"), between the Pledgor and Blum. As a condition to providing the loans under the Note, Blum is requiring the Pledgor to pledge the stock contemplated hereby to secure and satisfy the Pledgor's payment obligations under the Note (the "Credit Obligations").

     1.2. Certain Rules of Construction. Capitalized terms defined in the Note and not otherwise defined herein are used herein with the meanings so defined. Certain other capitalized terms are used in this Agreement as specifically defined below in this Section 1. Except as the context otherwise explicitly requires, (a) terms defined in the UCC and not otherwise defined herein have the meaning provided under the UCC and (b) references to a particular person include such person's successors and assigns to the extent not prohibited by this Agreement and the Note. References to "the date hereof" mean the date first set forth above.

     1.3.  Definitions. The following definitions apply herein:

               (a) "Agreement" means this Pledge Agreement as amended, modified and from time to time in effect.

               (b) "Governmental Authority" means any government or political subdivision thereof, whether federal, state, local or foreign, or any agency, department, commission, board, bureau, court, tribunal, body, administrative or regulatory authority or instrumentality of any such government or political subdivision.

               (c) "Law" means any law (including common law), rule, regulation, restriction, code, statute, ordinance, order, writ, injunction, judgment, decree or other requirement of a Governmental Authority.

               (d) "Lien" means any lien, encumbrance, proxy, voting trust arrangement, pledge, security interest, collateral security agreement, financing statement (and similar notices) filed with any Governmental Authority, claim

           (including any claim as defined in the Internal Revenue Code of 1986, as amended), charge, equities, mortgage, pledge, objection, title defect, option, restrictive covenant or restriction on transfer of any nature whatsoever, and the interest of the lessor in any property subject to a capital lease, except for restrictions or transferability imposed by the Securities Act.

               (e) "Subordination Agreement" means that certain Subordination Agreement dated as of the date hereof between the Pledgor, Blum and PRG-Schultz International, Inc. ("PRG").

               (f) "UCC" means the Uniform Commercial Code as in effect in Delaware on the date hereof; provided, however, that with respect to the perfection of Blum's Lien on the Pledged Shares and the effect of nonperfection thereof, the term "UCC" means the Uniform Commercial Code as in effect in any jurisdiction the laws of which are made applicable by section 9-305 of the Uniform Commercial Code as in effect in Delaware.

                                   ARTICLE II

                                    Security

     2.1. Pledged Shares. As security for the payment and performance of the Credit Obligations, the Pledgor mortgages, pledges and collaterally grants and assigns to Blum, and creates a security interest in favor of Blum in, all of the Pledgor's right, title and interest in and to (but none of its obligations or liabilities with respect to) the 1,446,168 shares of common stock of PRG set forth in Exhibit A (subject to reduction pursuant to the First Blum Option (as defined in the Note), being collectively referred to as the "Pledged Shares."

     2.2. Covenants with Respect to Pledged Shares. The Pledgor covenants that:

           2.2.1. Pledged Shares. The Pledged Shares shall be at all times duly authorized, validly issued, fully paid and nonassessable. The Pledgor will deliver to Blum certificates representing the Pledged Shares held by the Pledgor, accompanied by stock transfer powers executed in blank and in form and manner satisfactory to Blum. Upon the occurrence and during the continuance of an Event of Default but subject always to the provisions of the Subordination Agreement so long as it is in effect, Blum may transfer into its name or the name of its nominee any Pledged Shares. All Pledged Shares shall be listed on Exhibit A hereto.

           2.2.2. No Liens or Restrictions on Transfer. The Pledged Shares shall be free and clear of any Liens and restrictions on the transfer thereof. Except for the arrangements set out in the Option Agreement, none of the Pledged Shares shall be subject to any option to purchase or similar rights of any Person.

           2.2.3. No Sale of Pledged Shares. The Pledgor will not sell, transfer or otherwise dispose of all or any portion of its interests in the Pledged Shares except in connection with the Option Agreement and except to Blum as contemplated under the Note or this Agreement.

           2.2.4. Perfection of Pledged Shares. This Agreement shall create in favor of Blum, a legal, valid and enforceable first priority security interest in the Pledged Shares. When stock certificates representing such Pledged Shares and stock transfer powers related thereto duly executed in blank by the Pledgor are delivered to Blum, this Agreement shall provide a fully perfected, first priority Lien on, and security interest in, all right, title and interest of the Pledgor in the Pledged Shares, in each case prior and superior in right to any other Person, except as provided pursuant to the Option Agreement. Upon Blum's reasonable request from time to time, the Pledgor will execute and deliver, and file and record in the proper filing and recording places, all such instruments, including UCC financing statements, and will take all such other action, as Blum deems reasonably necessary for confirming to it the Pledged Shares, or to carry out any other purpose of this Agreement or the Note.

     2.3. Administration of Pledged Shares. Subject to the provisions of the Subordination Agreement and in accordance with Section 7.1 of the Note, the Pledged Shares shall be administered as follows, and if an Event of Default shall have occurred and be continuing, Section 2.4 shall also apply.

           2.3.1. Segregated Proceeds. All sums collected or received and all property recovered or possessed by the Pledgor in connection with any Pledged Shares shall be received and held by the Pledgor in trust for and on Blum's behalf, shall be segregated from the assets and funds of the Pledgor, and shall be delivered to Blum.

           2.3.2. Distributions. All distributions on or with respect to the Pledged Shares, including additional Pledged Shares or other distributions by way of a dividend or otherwise will be retained by Blum (or if received by the Pledgor shall be held by the Pledgor in trust and shall be immediately delivered by the Pledgor to Blum in the original form received, endorsed in blank) and held by Blum as part of the Pledged Shares or applied by Blum to the payment of the Credit Obligations.

           2.3.3. Voting.

                   (a) Until an Event of Default shall occur and be continuing, the Pledgor shall be entitled to vote or consent with respect to the Pledged Shares in any manner not inconsistent with the terms of the Note or the Option Agreement, and Blum will (if so requested) execute appropriate revocable proxies therefor.

                   (b) If an Event of Default shall have occurred and be continuing, only Blum shall be entitled to vote or consent or take any other action with respect to the Pledged Shares, and the Pledgor will (if so requested) execute or cause to be executed appropriate proxies therefor.

      2.4. Right to Realize upon Pledged Shares. Except to the extent prohibited by applicable Law that cannot be waived and subject to the provisions of the Subordination Agreement, this Section 2.4 shall govern Blum's right to realize upon the Pledged Shares if any Event of Default shall have occurred and be continuing.

            2.4.1. Additional Rights. The provisions of this Section 2.4 are in addition to any rights and remedies available at law or in equity and in addition to the provisions of the Note.

            2.4.2. General Authority. The Pledgor grants Blum full and exclusive power and authority, subject to the other terms hereof and applicable law, to take any of the following actions (for the sole benefit of Blum, but at the Pledgor's expense):

                   (a) To sell, transfer, assign or otherwise deal in or with any Pledged Shares or the proceeds thereof, as fully as the Pledgor otherwise could do.

                   (b) To ask for, demand, take, collect, sue for and receive all payments in respect of any Pledged Shares which the Pledgor could otherwise ask for, demand, take, collect, sue for and receive for its own use.

                   (c) To settle, compromise, prosecute or defend any action or proceeding with respect to any Pledged Shares and to enforce all rights and remedies thereunder which the Pledgor could otherwise enforce.

                                   ARTICLE III

                         Representations and Warranties

     The Pledgor represents and warrants to Blum as follows:

     3.1. Authorization; Binding Obligation. This Agreement has been duly and validly executed and delivered by the Pledgor and, assuming due authorization, execution and delivery by Blum, constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other federal or state laws of general applicability relating to or affecting creditors' or secured parties' rights and remedies generally and general principles of equity, whether considered in an action at law or in equity. The Pledgor has the legal capacity and all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. Such execution, delivery and consummation has been duly and validly authorized by all necessary action on the part of the Pledgor, and no other corporate or other proceedings on the part of the Pledgor are necessary to authorize such execution, delivery and consummation.

     3.2. Title to the Pledged Shares. Immediately prior to the pledge of the Pledged Shares the Pledgor was the record and beneficial owner of, and had good and marketable title to, the Pledged Shares free and clear of all Liens. The Pledged Shares owned by the Pledgor are validly issued, duly authorized and free of any preemptive rights. There are no voting trusts or other agreements or understandings to which the Pledgor is a party with respect to the voting of the Pledged Shares. The Pledged Shares are not subject to any restrictions on transferability other than those imposed by the Securities Act and applicable state securities laws. Except for the Option Agreement, there are no options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire the Pledged Shares from the Pledgor pursuant to which the Pledgor may be obligated to sell, transfer or otherwise dispose of any of the Pledged Shares. In the event that (i) the Pledgor defaults under the Note and Blum enforces the provisions of this Agreement, or (ii) the provisions of Section 3.1 of the Note apply, Blum will acquire good and marketable title to the Pledged Shares, free and clear of all Liens.

     3.3. Consents and Approvals; No Violation. None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, or any other action by, any Governmental Authority by the Pledgor, other than necessary filings on Form 4 with the Securities and Exchange Commission, (ii) violate the certificate of formation or limited partnership agreement of the Pledgor, or any Law of any Governmental Authority which may be applicable to the Pledgor, or by which any of the Pledgor's activities, properties or assets (including, without limitation the Pledged Shares) may be bound or affected or (iii) violate, breach, or conflict with, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or any obligation to pay or result in the imposition of any Lien upon any of the property of the Pledgor (including, without limitation, the Pledged Shares)) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Lien, contract, agreement, or other instrument or obligation to which the Pledgor is a party or by which any of the Pledgor's activities, properties or assets (including, without limitation, the Pledged Shares) may be bound or affected.

                                   ARTICLE IV

                                   DEFEASANCE

     If the Option Agreement is exercised, in whole or in part, and all corresponding Credit Obligations have been paid, performed and reasonably determined by Blum to have been indefeasibly discharged in full, at the Pledgor's written request (if appropriate), accompanied by a copy of the written exercise of the Option Agreement and such certificates and other items as Blum shall reasonably deem necessary, the number of Pledged Shares required to be delivered by the Pledgor upon the exercise, in whole or in part, of the Option Agreement shall revert to the Pledgor and the right, title and interest of Blum therein shall terminate. Thereupon, on the Pledgor's demand and at its cost and expense, Blum shall execute proper instruments, acknowledging satisfaction of and discharging this Agreement with respect to the Pledged Shares to be transferred, and shall redeliver to the Pledgor, for delivery to PRG, the number of Pledged Shares required to be delivered by the Pledgor to PRG upon the exercise of the Option Agreement.

                                    ARTICLE V

                                  MISCELLANEOUS

     5.1. Survival of Representation and Warranties. All representations, warranties and covenants made in this Agreement, or made in writing to Blum, by or on behalf of the Pledgor, in connection with the transactions contemplated by this Agreement shall survive the pledge of the Pledged Shares, and transfer of ownership of the same to Blum under the Note or this Agreement.

     5.2. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     5.3. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied (with confirmation of receipt), delivered by nationally-recognized overnight express service or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

           5.3.1. If to Blum, to:



                   Blum Strategic Partners II, L.P.
                   909 Montgomery Street, Suite 400
                   San Francisco, California 94133
                   Telephone: (415) 434-1111
                   Telecopy: (415) 434-3130
                   Attention: Murray A. Indick

                   With a copy to:

                   Simpson Thacher & Bartlett
                   3330 Hillview Avenue
                   Palo Alto, CA  94304
                   Telephone: (650) 251-5000
                   Telecopy: (650) 251-5002
                   Attention: Michael J. Nooney, Esq.

           5.3.2. If to the Pledgor, to:

                   Schultz PRG Liquidating Investments, Ltd.
                   9241 LBJ Freeway
                   Dallas, Texas 75243
                   Attention: Howard Schultz
                   Telefax: (972) 690-7564

                   With a copy to:

                   Malouf, Lynch, Jackson & Swinson
                   600 Preston Commons East
                   8115 Preston Road
                   Dallas, TX 75225
                   Telephone: (214) 273-0560 (direct dial)
                   Telecopy:  (214) 273-0561 (direct fax)
                   Attention: Donald Malouf, Esq.
                              Curtis R. Swinson, Esq.
                              Alex E. Nakos, Esq.

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

     5.4. Expenses. Each party hereto shall be solely responsible for all expenses incurred by it or on its behalf in connection with the preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of its counsel, accountants, brokers, finders, financial advisors and other representatives.

     5.5. Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for the other parties' failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

     5.6. Descriptive Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to Sections mean Sections of this Agreement, unless otherwise indicated. The term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a governmental entity or an unincorporated organization. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     5.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     5.8. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision, provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     5.9. Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto and their permitted assigns any rights or remedies hereunder.

     5.10. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of Blum and its successors and assigns and shall be binding upon the Pledgor. Blum may assign its rights and obligations under this Agreement, including the right to receive or hold Pledged Shares, to its affiliates, without the consent of the Pledgor. The Pledgor may not assign its rights or obligations under this Agreement without the written consent of Blum.

     5.11. Further Assurances. The Pledgor and Blum agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to implement the transactions contemplated by this Agreement.

     5.12. Termination. This Agreement will terminate upon the full satisfaction of the Credit Obligations by Borrower.

               [The remainder of this page is intentionally blank]

     Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first written above.

                                     SCHULTZ PRG LIQUIDATING INVESTMENTS, LTD., a Texas limited partnership

                                     By: Schultz PRG Liquidating Investments GP,
                                     L.L.C., a Texas limited liability company


                                     By: /s/ Andrew H. Schultz
                                        -------------------------------
                                        Name: Andrew Schultz
                                        Title: Vice President


                                     BLUM STRATEGIC PARTNERS II, L.P.
                                     By Blum Strategic GP II, L.L.C., its
                                     General Partner


                                     By: /s/ Murray A. Indick
                                        -------------------------------
                                       Name: Murray A. Indick
                                       Title: Member

                                    EXHIBIT A

                                 PLEDGED SHARES

                                    Shares of
         Holder                    Common Stock               Certificate No.
         ------                    ------------               ---------------

Schultz PRG Liquidating              1,414,628                   PRGX 0221
Investments, Ltd.

                    Schultz PRG Liquidating Investments, Ltd

                    Secured Promissory Note due May 14, 2003

$275,028.80                                                      August 27, 2002

         FOR VALUE RECEIVED, the undersigned Schultz PRG Liquidating Investments, Ltd., a Texas limited partnership (the "Borrower"), hereby promises to pay to Blum Strategic Partners II GMBH & Co. KG, a German limited partnership, (or its permitted assignees, collectively, "Blum") at the address specified in Section 8.3 hereof, or at such other place as Blum shall from time to time have designated to Borrower in writing, on or before May 14, 2003 (the "Stated Maturity Date"), the amount of two hundred and seventy five thousand twenty eight dollars and eighty cents ($275,028.80) (the "Principal Amount"), in cash on the terms and conditions set forth in Article 3 hereof, and with interest as provided in Article 2 hereof. Blum and Borrower also hereby agree to the put and call of the shares of common stock, no par value, (the "Common Stock") of PRG-Schultz International, Inc., a Georgia corporation ("PRG") on the terms and conditions set forth in Article 5 hereof.

                                    ARTICLE I

                                     GENERAL

         1.1. The Note. This Note is as contemplated by the Stock Purchase Agreement, dated as of August 16, 2002, among the Borrower, Blum and certain other parties thereto (the "Stock Purchase Agreement"), the Second Option Agreement, dated as of August 27, 2002, among the Borrower and PRG (the "Option Agreement") and the Subordination Agreement, dated as of August 27, 2002, among the Borrower, Blum and PRG (the "Subordination Agreement"). Terms defined in the Stock Purchase Agreement and the Option Agreement and not otherwise defined herein are used herein as so defined in those agreements.

         1.2. Acceleration. In case an Event of Default (as defined in Section
7.1 hereof) shall occur, the entire Principal Amount of this Note may become or be declared to be due and payable in the manner and with the effect provided herein.

                                   ARTICLE II

                                    INTEREST

         2.1. Interest. This Note shall accrue daily interest from the date hereof on the Principal Amount from time to time unpaid at a rate of eight percent (8%) per annum, said interest being payable upon any prepayment, at the Stated Maturity Date or any accelerated maturity hereof.

         2.2. Manner of Payment. All interest on the Principal Amount shall be payable in cash, unless otherwise provided for herein.

                                  ARTICLE III

                           PAYMENT OF PRINCIPAL AMOUNT

         3.1. Payments. The outstanding Principal Amount of this Note will be payable on the Stated Maturity Date in cash, unless and to the extent otherwise provided in this Section 3.1 or Article 5 hereof.

              3.1.1. Full Exercise of Options. Within five (5) days of the notice of exercise in full of the options granted pursuant to the Option Agreement (the "Options") by PRG and, in any event, no later than simultaneously with the Option Closing, the Borrower will repay the entire Principal Amount (plus accrued interest pursuant to Section
         2.1 hereof) in cash on such date, and on such date Blum will release the shares of common stock of PRG (the "Pledged Shares") which are the subject of the Pledge Agreement dated as of August 27, 2002 and between the parties to this Note, in the form attached as Exhibit A hereto (the "Pledge Agreement"), to Borrower pursuant to Article IV of the Pledge Agreement.

              3.1.2. Partial Exercise and Non-Exercise of Options.

                     (a) Within five (5) days of the notice of exercise and, in any event, no later than simultaneously with and in the same amount as the payment by PRG under the Option Agreement for a portion of the Pledged Shares, the Borrower will repay to Blum the portion of the Principal Amount relating to the number of Pledged Shares sought to be released to the Borrower (plus accrued interest pursuant to Section 2.1 hereof) in cash on such date (a "Settlement Date"), and Blum will release on the Settlement Date pursuant to Article IV of the Pledge Agreement such number of Pledged Shares as Borrower is required to deliver to PRG pursuant to the exercise of the Options.

                     (b) To the extent the Options are not exercised by the date of expiration thereof and on such date any unpaid Principal Amount remains outstanding, the provisions of Article 5 hereof will apply.

         3.2. Notices; Documents. For the purpose of verifying and calculating the payments due pursuant to Section 3.1 and Article 5 hereof and as a condition to the release of any Pledged Shares pursuant to Article IV of the Pledge Agreement, the Borrower agrees to provide copies of all documents relating to the exercise of the Options to Blum, pursuant to the provisions of Section 8.3 hereof, upon the date of any exercise of the Options.

                                   ARTICLE IV

                                    COVENANTS

         4.1. Subject to Article V hereof, this Note and the obligations hereunder are secured by the 31,540 Pledged Shares in accordance with the Pledge Agreement.

         4.2. Borrower shall at all times, until this Note is indefeasibly paid in full, hold 1,000,000 shares of Common Stock of PRG, free and clear of any liens or other encumbrances.

                                   ARTICLE V

         5.1. First Blum Call Option. For a period of five (5) days after the termination of the First Option Agreement, dated the date hereof, between Borrower and PRG (the "First Option Agreement") in accordance with its terms (the "First Call Period") or, subject to the Subordination Agreement in case of an acceleration hereunder, Blum will have the right to purchase from Borrower such number of Pledged Shares ("Excess Pledged Shares") equal to the difference between (i) the number of Pledged Shares remaining under the Pledge Agreement and (ii) the aggregate number of shares of Common Stock released to PRG pursuant to the First Option Agreement (the "First Blum Option"), for a price equal to $9.05 per share (the "First Exercise Price"). The First Blum Option may be exercised by Blum, only for the entire number of Excess Pledged Shares remaining under the Pledge Agreement, on any business day on or prior to the last day of the First Call Period, by notice of exercise in accordance with Section 8.3, in substantially the form attached hereto as Exhibit B (or a reasonable facsimile thereof) duly executed by Blum and accompanied by payment, in cash or wire transfer of immediately available funds, or by offset of amounts then due by Borrower under this Note, in the amount obtained by multiplying (a) the number of Excess Pledged Shares designated in such notice by (b) the First Exercise Price, and Borrower shall thereupon transfer the number of Excess Pledged Shares purchased pursuant to the First Blum Option to Blum.

         5.2 Second Blum Call Option. For a period of five (5) days after the termination of the Second Option Agreement (the "Second Call Period") or, subject to the Subordination Agreement in case of an acceleration hereunder, Blum will have the right to purchase from Borrower such number of Pledged Shares remaining under the Pledge Agreement (the "Second Blum Option"), for a price equal to $9.24 per share (the "Second Exercise Price"). The Second Blum Option may be exercised by Blum, only for the entire number of Pledged Shares remaining under the Pledge Agreement, on any business day on or prior to the last day of the Second Call Period, by notice of exercise in accordance with Section 8.3, in substantially the form attached hereto as Exhibit B (or a reasonable facsimile thereof) duly executed by Blum and accompanied by payment, in cash or wire transfer of immediately available funds, or by offset of amounts then due by Borrower under this Note, in the amount obtained by multiplying (a) the number of Pledged Shares designated in such notice by (b) the Second Exercise Price, and Borrower shall thereupon transfer the number of Pledged Shares purchased pursuant to the Second Blum Option to Blum.

         5.3 Borrower Put Option. If the Second Blum Option is not exercised by the end of the Second Call Period, for a period of five (5) days thereafter (the "Put Period") or, subject to the Subordination Agreement in case of an acceleration hereunder or in the case of an Event of Default after 269 days, Borrower will have the right to sell the number of Pledged Shares remaining under the Pledge Agreement (the "Borrower Put"), to Blum at the Second Exercise Price. The Borrower Put may be exercised by Borrower, only for the entire number of Pledged Shares remaining under the Pledge Agreement, on any business day on or prior to the last day of the Put Period, by notice of exercise in accordance with Section 8.3, in substantially the form attached hereto as Exhibit C (or a reasonable facsimile thereof) duly executed by Borrower and accompanied by instructions to release the number of Pledged Shares purchased by Blum pursuant to the Borrower Put to Blum in return for payment, in cash or wire transfer of immediately available funds, or by offset of amounts then due by Borrower under this Note, in the amount obtained by multiplying (a) the number of Pledged Shares designated in such notice by (b) the Second Exercise Price.

         5.4 Cash Payment. In the event neither the Second Blum Option nor the Borrower Put is exercised, the Note shall be due and payable in cash on the Stated Maturity Date.

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

         The Borrower represents and warrants to Blum as follows:

         6.1. Authorization; Binding Obligation. This Note has been duly and validly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other federal or state laws of general applicability relating to or affecting creditors' or secured parties' rights and remedies generally and general principles of equity, whether considered in an action at law or in equity. The Borrower has the legal capacity and all requisite power and authority to execute and deliver this Note and to consummate the transactions contemplated hereby and to perform its obligations hereunder. Such execution, delivery and consummation has been duly and validly authorized by all necessary action on the part of the Borrower, and no other corporate or other proceedings on the part of the Borrower are necessary to authorize such execution, delivery and consummation.

         6.2. Title to the Pledged Shares. Immediately prior to the pledge of the Pledged Shares, the Borrower was the record and beneficial owner of, and had good and marketable title to, the Pledged Shares free and clear of all Encumbrances. The Pledged Shares owned by the Borrower are validly issued, duly authorized and free of any preemptive rights. There are no voting trusts or other agreements or understandings to which the Borrower is a party with respect to the voting of the Pledged Shares. The Pledged Shares are not subject to any restrictions on transferability other than those imposed by the Securities Act and applicable state securities laws. Except for the Option Agreement, there are no options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire the Pledged Shares from the Borrower pursuant to which the Borrower may be obligated to sell, transfer or otherwise dispose of any of the Pledged Shares. Subject to the Subordination Agreement, in the event that (i) the Pledgor defaults under this Note and Blum enforces the provisions of the Pledge Agreement or (ii) the provisions of Article 5 hereof apply, Blum will acquire good and marketable title to the Pledged Shares, free and clear of all Encumbrances.

         6.3. Consents and Approvals; No Violation. None of the execution and delivery of this Note, the consummation of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, or any other action by, any Governmental Authority by the Borrower, other than necessary filings on Form 4 with the Commission, (ii) violate the certificate of formation or operating agreement of the Borrower, or any Law of any Governmental Authority which may be applicable to the Borrower, or by which any of the Borrower's activities, properties or assets (including, without limitation the Pledged Shares) may be bound or affected or (iii) violate, breach, or conflict with, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or any obligation to pay or result in the imposition of any Encumbrance upon any of the property of the Borrower (including, without limitation, the Pledged Shares)) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Encumbrance, contract, agreement, or other instrument or obligation to which the Borrower is a party or by which any of the Borrower's activities, properties or assets (including, without limitation, the Pledged Shares) may be bound or affected.

                                  ARTICLE VII

                                EVENTS OF DEFAULT

         7.1. Events of Default; Remedies. If any of the following events (each such event herein termed an "Event of Default") shall happen, that is to say:

              7.1.1. the Borrower shall fail to make any payment of Principal Amount of this Note when due, whether at maturity by acceleration or otherwise;

              7.1.2. the Borrower shall fail to perform or observe any of the other covenants, agreements or provisions set forth herein or in the Option Agreement, Stock Purchase Agreement or Pledge Agreement; or

              7.1.3. The Borrower shall:

                     (a) commence a voluntary case under Title 11 of the United
              States Code as from time to time in effect, or authorize, by appropriate proceedings of its board of managers or other governing body, the commencement of such a voluntary case;

                     (b) have filed against it a petition under said Title 11
              which shall not have been dismissed within 30 days after the date on which said petition is filed, or file an answer or other pleading within said 30-day period admitting or failing to deny the material allegations of such a petition, or seeking, consenting to or acquiescing in the relief therein provided, or fail to controvert timely the material allegations of any such petition;

                     (c) have entered against it an order for relief in any
              involuntary case commenced under said Title 11;

                     (d) seek relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

                     (e) have entered against it any order by a court of
              competent jurisdiction (i) finding it to be bankrupt or insolvent,
              (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or

                     (f) make an assignment for the benefit of, or enter into a composition with, its creditors or appoint or consent to the appointment of a receiver or other custodian for all or a substantial part of its property.

then and in each and every such case, Blum shall notify the Borrower of such Event of Default and, in the event such Event of Default is not cured by Borrower within thirty (30) days of the date of such notice, Blum may declare all or any part of the unpaid Principal Amount to be forthwith due and payable (unless there shall have occurred an Event of Default under Section 7.1.3 hereof, in which case the unpaid balance of this Note shall automatically become due and payable), and thereupon such unpaid Principal Amount or part thereof, together with interest accrued thereon and all other sums, if any, payable under this Note, shall become so due and payable without presentation, presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived to the extent not prohibited by applicable law that cannot be waived, and Blum, subject to the Subordination Agreement, may proceed to enforce payment of such amount or part thereof in such manner as it or they may elect, including the transfer the Pledged Shares to its own account, with the Principal Amount and interest due under this Note being reduced by the amount equal to (i) the number of Pledged Shares transferred to Blum, multiplied by (ii) the Second Exercise Price, and if additional Principal Amount and interest remain outstanding under this Note, Blum may proceed to protect and enforce its or their rights by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant, provision or condition contained or incorporated by reference in this Note or the Pledge Agreement, or in aid of the exercise of any power granted in this Note or the Pledge Agreement; provided; however, that it is agreed and acknowledged that Blum's recourse hereunder shall be limited to the Pledged Shares and after 269 days Borrower may only cure such default by exercise of the Borrower Put right referred to in Section 5.3 hereof.

         7.2. Annulment of Defaults. An Event of Default shall not be deemed to be in existence for any purpose of this Note if Blum shall have waived such event in writing or stated in writing that the same has been cured to its or their reasonable satisfaction. No waiver or statement of satisfactory cure pursuant to this Section 7.2 shall extend to or affect any subsequent or other Event of Default not specifically identified in such waiver or statement of satisfactory cure or impair any of the rights of Blum upon the occurrence thereof.

         7.3. Waivers. The Borrower hereby waives to the extent not prohibited by provisions of applicable law which cannot be waived (a) all presentments, demands for performance and notices of nonperformance (except to the extent specifically required by the provisions hereof), (b) any requirement of diligence or promptness on the part of Blum in the enforcement of its rights under the provisions of this Note or the Pledge Agreement, (c) any and all notices of every kind and description which may be required to be given by any legal requirement, and (d) any defense of any kind (other than payment) which it may now or hereafter have with respect to its obligations and liability under this Note, the Option Agreement or the Pledge Agreement.

         7.4. Course of Dealing. No course of dealing between the Borrower on the one hand, and Blum on the other hand, shall operate as a waiver of the parties' rights under this Note or the Pledge Agreement. No delay or omission in exercising any right under this Note or the Pledge Agreement shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a waiver of or bar to any right or remedy on any other occasion. No waiver or statement of satisfactory cure or consent shall be binding upon Blum unless it is in writing and signed by Blum as may be required by the provisions of this Note.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1. Survival of Representation and Warranties. All representations, warranties and covenants made by the Borrower, in connection with the transactions contemplated by this Note shall survive the pledge of the Pledged Shares, and transfer of ownership of the same to Blum under Article 5 or Section
7.1 hereof, or the provisions of the Pledge Agreement.

         8.2. GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         8.3. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied (with confirmation of receipt), delivered by nationally-recognized overnight express service or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

              8.3.1.    If to Blum, to:

                        Blum Strategic Partners II, L.P.
                        909 Montgomery Street, Suite 400
                        San Francisco, California 94133
                        Telephone: (415) 434-1111
                        Telecopy:  (415) 434-3130
                        Attention: Murray A. Indick

                        With a copy to:

                        Simpson Thacher & Bartlett
                        3330 Hillview Avenue
                        Palo Alto, CA  94304
                        Telephone: (650) 251-5000
                        Telecopy:  (650) 251-5002
                        Attention: Michael J. Nooney, Esq.

              8.3.2.    If to the Borrower, to:

                        Schultz PRG Liquidating Investments, Ltd.
                        9241 LBJ Freeway, Suite 100
                        Dallas, TX 75243
                        Telephone: (972) 233-7564
                        Telecopy:  (972) 690-7564
                        Attention: Howard H. Schultz
                                   Andrew H. Schultz

                        With a copy to:

                        Malouf, Lynch, Jackson & Swinson
                        600 Preston Commons East
                        8115 Preston Road
                        Dallas, TX 75225
                        Telephone: (214) 273-0560  (direct dial)
                        Telecopy:  (214) 273-0561 (direct fax)
                        Attention: Donald Malouf, Esq.
                                   Curtis R. Swinson, Esq.
                                   Alex E. Nakos, Esq.

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

         8.4. Expenses. Each party hereto shall be solely responsible for all expenses incurred by it or on its behalf in connection with the preparation and execution of this Note and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of its counsel, accountants, brokers, finders, financial advisors and other representatives.

         8.5. Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for the other parties' failure to perform their obligations under this Note, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

         8.6. Descriptive Headings; Interpretation. The headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of this Note. References in this Note to Sections mean Sections of this Note, unless otherwise indicated. The term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a governmental entity or an unincorporated organization. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Note and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in a document will be construed against the party drafting the document.

         8.7. Counterparts. This Note may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         8.8. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision, provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         8.9. Entire Agreement; Third-Party Beneficiaries. This Note constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto and their permitted assigns any rights or remedies hereunder.

         8.10. Assignment. No party hereto may assign its rights or obligations under this Note, provided, that Blum may assign and transfer this Note and its rights hereunder to any one or more of its affiliates, and may assign and transfer any Pledged Shares obtained hereunder to any one or more of such affiliates.

         8.11. Further Assurances. The Borrower and Blum agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to implement the transactions contemplated by this Note.

               [The remainder of this page is intentionally blank]

         The undersigned has caused this Note to be executed and delivered by its duly authorized officer as of the date first written above.

                                     SCHULTZ PRG LIQUIDATING INVESTMENTS,
                                     LTD., a Texas limited partnership

                                     By: Schultz PRG Liquidating Investments GP,
                                     L.L.C., a Texas limited liability company

                                     By: /s/ Andrew H. Schultz
                                         --------------------------------------
                                           Name:  Andrew H. Schultz
                                           Title: Vice President



                                     BLUM STRATEGIC PARTNERS II GMBH & CO. KG


                                     By: BLUM STRATEGIC GP II, L.L.C.,
                                     Its: Managing Limited Partner

                                     By: /s/ Murray A. Indick
                                         ---------------------------------------
                                     Name:   Murray A. Indick
                                           -------------------------------------
                                     Its: Member
                                          --------------------------------------

                                    EXHIBIT A

                                PLEDGE AGREEMENT

                    SCHULTZ PRG LIQUIDATING INVESTMENTS, LTD.

                                PLEDGE AGREEMENT


     This Agreement, dated as of August 27, 2002, is between Schultz PRG Liquidating Investments, Ltd., a Texas limited partnership (the "Pledgor"), and Blum Strategic Partners II GMBH & Co. KG, a German limited partnership (together with its permitted assignees, collectively, "Blum"). The parties agree as follows:

                                    ARTICLE I

                                     GENERAL

     1.1. Note. Blum is providing extensions of credit to the Pledgor pursuant to a Secured Promissory Note dated as of the date hereof, as from time to time in effect (the "Note"), between the Pledgor and Blum. As a condition to providing the loans under the Note, Blum is requiring the Pledgor to pledge the stock contemplated hereby to secure and satisfy the Pledgor's payment obligations under the Note (the "Credit Obligations").

     1.2. Certain Rules of Construction. Capitalized terms defined in the Note and not otherwise defined herein are used herein with the meanings so defined. Certain other capitalized terms are used in this Agreement as specifically defined below in this Section 1. Except as the context otherwise explicitly requires, (a) terms defined in the UCC and not otherwise defined herein have the meaning provided under the UCC and (b) references to a particular person include such person's successors and assigns to the extent not prohibited by this Agreement and the Note. References to "the date hereof" mean the date first set forth above.

     1.3. Definitions. The following definitions apply herein:


          (a) "Agreement" means this Pledge Agreement as amended, modified and from time to time in effect.


          (b) "Governmental Authority" means any government or political subdivision thereof, whether federal, state, local or foreign, or any agency, department, commission, board, bureau, court, tribunal, body, administrative or regulatory authority or instrumentality of any such government or political subdivision.

          (c) "Law" means any law (including common law), rule, regulation, restriction, code, statute, ordinance, order, writ, injunction, judgment, decree or other requirement of a Governmental Authority.

          (d) "Lien" means any lien, encumbrance, proxy, voting trust arrangement, pledge, security interest, collateral security agreement, financing statement (and similar notices) filed with any Governmental Authority, claim (including any claim as defined in the Internal Revenue Code of 1986, as amended), charge, equities, mortgage, pledge, objection, title defect, option, restrictive covenant or restriction on transfer of any nature whatsoever, and the interest of the lessor in any property subject to a capital lease, except for restrictions or transferability imposed by the Securities Act.

          (e) "Subordination Agreement" means that certain Subordination Agreement dated as of the date hereof between the Pledgor, Blum and PRG-Schultz International, Inc. ("PRG").

          (f) "UCC" means the Uniform Commercial Code as in effect in Delaware on the date hereof; provided, however, that with respect to the perfection of Blum's Lien on the Pledged Shares and the effect of nonperfection thereof, the term "UCC" means the Uniform Commercial Code as in effect in any jurisdiction the laws of which are made applicable by section 9-305 of the Uniform Commercial Code as in effect in Delaware.

                                   ARTICLE II

                                    SECURITY

     2.1. Pledged Shares. As security for the payment and performance of the Credit Obligations, the Pledgor mortgages, pledges and collaterally grants and assigns to Blum, and creates a security interest in favor of Blum in, all of the Pledgor's right, title and interest in and to (but none of its obligations or liabilities with respect to) the 31,540 shares of common stock of PRG set forth in Exhibit A (subject to reduction pursuant to the First Blum Option (as defined in the Note), being collectively referred to as the "Pledged Shares."

     2.2. Covenants with Respect to Pledged Shares. The Pledgor covenants that:

          2.2.1. Pledged Shares. The Pledged Shares shall be at all times duly authorized, validly issued, fully paid and nonassessable. The Pledgor will deliver to Blum certificates representing the Pledged Shares held by the Pledgor, accompanied by stock transfer powers executed in blank and in form and manner satisfactory to Blum. Upon the occurrence and during the continuance of an Event of Default but subject always to the provisions of the Subordination Agreement so long as it is in effect, Blum may transfer into its name or the name of its nominee any Pledged Shares. All Pledged Shares shall be listed on Exhibit A hereto.

          2.2.2. No Liens or Restrictions on Transfer. The Pledged Shares shall be free and clear of any Liens and restrictions on the transfer thereof. Except for the arrangements set out in the Option Agreement, none of the Pledged Shares shall be subject to any option to purchase or similar rights of any Person.

          2.2.3. No Sale of Pledged Shares. The Pledgor will not sell, transfer or otherwise dispose of all or any portion of its interests in the Pledged Shares except in connection with the Option Agreement and except to Blum as contemplated under the Note or this Agreement.

          2.2.4. Perfection of Pledged Shares. This Agreement shall create in favor of Blum, a legal, valid and enforceable first priority security interest in the Pledged Shares. When stock certificates representing such Pledged Shares and stock transfer powers related thereto duly executed in blank by the Pledgor are delivered to Blum, this Agreement shall provide a fully perfected, first priority Lien on, and security interest in, all right, title and interest of the Pledgor in the Pledged Shares, in each case prior and superior in right to any other Person, except as provided pursuant to the Option Agreement. Upon Blum's reasonable request from time to time, the Pledgor will execute and deliver, and file and record in the proper filing and recording places, all such instruments, including UCC financing statements, and will take all such other action, as Blum deems reasonably necessary for confirming to it the Pledged Shares, or to carry out any other purpose of this Agreement or the Note.

     2.3. Administration of Pledged Shares. Subject to the provisions of the Subordination Agreement and in accordance with Section 7.1 of the Note, the Pledged Shares shall be administered as follows, and if an Event of Default shall have occurred and be continuing, Section 2.4 shall also apply.

          2.3.1. Segregated Proceeds. All sums collected or received and all property recovered or possessed by the Pledgor in connection with any Pledged Shares shall be received and held by the Pledgor in trust for and on Blum's behalf, shall be segregated from the assets and funds of the Pledgor, and shall be delivered to Blum.

          2.3.2. Distributions. All distributions on or with respect to the Pledged Shares, including additional Pledged Shares or other distributions by way of a dividend or otherwise will be retained by Blum (or if received by the Pledgor shall be held by the Pledgor in trust and shall be immediately delivered by the Pledgor to Blum in the original form received, endorsed in blank) and held by Blum as part of the Pledged Shares or applied by Blum to the payment of the Credit Obligations.

          2.3.3. Voting.

          (a) Until an Event of Default shall occur and be continuing, the Pledgor shall be entitled to vote or consent with respect to the Pledged Shares in any manner not inconsistent with the terms of the Note or the Option Agreement, and Blum will (if so requested) execute appropriate revocable proxies therefor.

          (b) If an Event of Default shall have occurred and be continuing, only Blum shall be entitled to vote or consent or take any other action with respect to the Pledged Shares, and the Pledgor will (if so requested) execute or cause to be executed appropriate proxies therefor.

     2.4. Right to Realize upon Pledged Shares. Except to the extent prohibited by applicable Law that cannot be waived and subject to the provisions of the Subordination Agreement, this Section 2.4 shall govern Blum's right to realize upon the Pledged Shares if any Event of Default shall have occurred and be continuing.

          2.4.1. Additional Rights. The provisions of this Section 2.4 are in addition to any rights and remedies available at law or in equity and in addition to the provisions of the Note.

          2.4.2. General Authority. The Pledgor grants Blum full and exclusive power and authority, subject to the other terms hereof and applicable law, to take any of the following actions (for the sole benefit of Blum, but at the Pledgor's expense):

          (a) To sell, transfer, assign or otherwise deal in or with any Pledged Shares or the proceeds thereof, as fully as the Pledgor otherwise could do.

          (b) To ask for, demand, take, collect, sue for and receive all payments in respect of any Pledged Shares which the Pledgor could otherwise ask for, demand, take, collect, sue for and receive for its own use.

          (c) To settle, compromise, prosecute or defend any action or proceeding with respect to any Pledged Shares and to enforce all rights and remedies thereunder which the Pledgor could otherwise enforce.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     The Pledgor represents and warrants to Blum as follows:

     3.1. Authorization; Binding Obligation. This Agreement has been duly and validly executed and delivered by the Pledgor and, assuming due authorization, execution and delivery by Blum, constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other federal or state laws of general applicability relating to or affecting creditors' or secured parties' rights and remedies generally and general principles of equity, whether considered in an action at law or in equity. The Pledgor has the legal capacity and all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. Such execution, delivery and consummation has been duly and validly authorized by all necessary action on the part of the Pledgor, and no other corporate or other proceedings on the part of the Pledgor are necessary to authorize such execution, delivery and consummation.

     3.2. Title to the Pledged Shares. Immediately prior to the pledge of the Pledged Shares the Pledgor was the record and beneficial owner of, and had good and marketable title to, the

Pledged Shares free and clear of all Liens. The Pledged Shares owned by the Pledgor are validly issued, duly authorized and free of any preemptive rights. There are no voting trusts or other agreements or understandings to which the Pledgor is a party with respect to the voting of the Pledged Shares. The Pledged Shares are not subject to any restrictions on transferability other than those imposed by the Securities Act and applicable state securities laws. Except for the Option Agreement, there are no options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire the Pledged Shares from the Pledgor pursuant to which the Pledgor may be obligated to sell, transfer or otherwise dispose of any of the Pledged Shares. In the event that (i) the Pledgor defaults under the Note and Blum enforces the provisions of this Agreement, or (ii) the provisions of Section 3.1 of the Note apply, Blum will acquire good and marketable title to the Pledged Shares, free and clear of all Liens.

     3.3. Consents and Approvals; No Violation. None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, or any other action by, any Governmental Authority by the Pledgor, other than necessary filings on Form 4 with the Securities and Exchange Commission, (ii) violate the certificate of formation or limited partnership agreement of the Pledgor, or any Law of any Governmental Authority which may be applicable to the Pledgor, or by which any of the Pledgor's activities, properties or assets (including, without limitation the Pledged Shares) may be bound or affected or (iii) violate, breach, or conflict with, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or any obligation to pay or result in the imposition of any Lien upon any of the property of the Pledgor (including, without limitation, the Pledged Shares)) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Lien, contract, agreement, or other instrument or obligation to which the Pledgor is a party or by which any of the Pledgor's activities, properties or assets (including, without limitation, the Pledged Shares) may be bound or affected.

                                   ARTICLE IV

                                   DEFEASANCE

     If the Option Agreement is exercised, in whole or in part, and all corresponding Credit Obligations have been paid, performed and reasonably determined by Blum to have been indefeasibly discharged in full, at the Pledgor's written request (if appropriate), accompanied by a copy of the written exercise of the Option Agreement and such certificates and other items as Blum shall reasonably deem necessary, the number of Pledged Shares required to be delivered by the Pledgor upon the exercise, in whole or in part, of the Option Agreement shall revert to the Pledgor and the right, title and interest of Blum therein shall terminate. Thereupon, on the Pledgor's demand and at its cost and expense, Blum shall execute proper instruments, acknowledging satisfaction of and discharging this Agreement with respect to the Pledged Shares to be transferred, and shall redeliver to the Pledgor, for delivery to PRG, the number of Pledged Shares required to be delivered by the Pledgor to PRG upon the exercise of the Option Agreement.

                                    ARTICLE V

                                  MISCELLANEOUS

     5.1. Survival of Representation and Warranties. All representations, warranties and covenants made in this Agreement, or made in writing to Blum, by or on behalf of the Pledgor, in connection with the transactions contemplated by this Agreement shall survive the pledge of the Pledged Shares, and transfer of ownership of the same to Blum under the Note or this Agreement.

     5.2. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     5.3. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied (with confirmation of receipt), delivered by nationally-recognized overnight express service or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

            5.3.1. If to Blum, to:


                           Blum Strategic Partners II, L.P.
                           909 Montgomery Street, Suite 400
                           San Francisco, California 94133
                           Telephone: (415) 434-1111
                           Telecopy: (415) 434-3130
                           Attention: Murray A. Indick

                           With a copy to:

                           Simpson Thacher & Bartlett
                           3330 Hillview Avenue
                           Palo Alto, CA 94304
                           Telephone: (650) 251-5000
                           Telecopy: (650) 251-5002
                           Attention: Michael J. Nooney, Esq.

            5.3.2. If to the Pledgor, to:

                           Schultz PRG Liquidating Investments, Ltd.
                           9241 LBJ Freeway
                           Dallas, Texas 75243

                           Attention:  Howard Schultz
                           Telefax:  (972) 690-7564

                           With a copy to:

                           Malouf, Lynch, Jackson & Swinson
                           600 Preston Commons East
                           8115 Preston Road
                           Dallas, TX 75225
                           Telephone: (214) 273-0560 (direct dial)
                           Telecopy:  (214) 273-0561 (direct fax)
                           Attention: Donald Malouf, Esq.
                                      Curtis R. Swinson, Esq.
                                      Alex E. Nakos, Esq.

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

     5.4. Expenses. Each party hereto shall be solely responsible for all expenses incurred by it or on its behalf in connection with the preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of its counsel, accountants, brokers, finders, financial advisors and other representatives.

     5.5. Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for the other parties' failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

     5.6. Descriptive Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to Sections mean Sections of this Agreement, unless otherwise indicated. The term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a governmental entity or an unincorporated organization. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     5.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     5.8. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision, provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     5.9. Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto and their permitted assigns any rights or remedies hereunder.

     5.10. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of Blum and its successors and assigns and shall be binding upon the Pledgor. Blum may assign its rights and obligations under this Agreement, including the right to receive or hold Pledged Shares, to its affiliates, without the consent of the Pledgor. The Pledgor may not assign its rights or obligations under this Agreement without the written consent of Blum.

     5.11. Further Assurances. The Pledgor and Blum agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to implement the transactions contemplated by this Agreement.

     5.12. Termination. This Agreement will terminate upon the full satisfaction of the Credit Obligations by Borrower.

               [The remainder of this page is intentionally blank]

         Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first written above.

                                     SCHULTZ PRG LIQUIDATING INVESTMENTS,
                                     LTD., a Texas limited partnership

                                     By: Schultz PRG Liquidating Investments GP,
                                      L.L.C., a  Texas limited liability company


                                     By: /s/ Andrew H. Schultz
                                         ---------------------------------------
                                         Name: Andrew H. Schultz
                                         Title: Vice President


                                     BLUM STRATEGIC PARTNERS II GMBH &
                                     CO. KG

                                     By: BLUM STRATEGIC GP II, L.L.C.,
                                     Its: Managing Limited Partner

                                     By: /s/ Murray A. Indick
                                         ---------------------------------------
                                     Name:    Murray A. Indick
                                           -------------------------------------
                                     Its: Member
                                          --------------------------------------

                                    EXHIBIT A

                                 PLEDGED SHARES


                                       Shares of
        Holder                        Common Stock            Certificate No.
        ------                        ------------            ---------------

Schultz PRG Liquidating                 31,540                   PRGX 0222
Investments, Ltd.

                                    EXHIBIT E

                             Subordination Agreement

                             SUBORDINATION AGREEMENT

         THIS SUBORDINATION AGREEMENT ("Agreement") is made this 27th day of August, 2002, by and among PRG-Schultz International, Inc., a Georgia corporation ("PRGX"), Blum Strategic Partners II, L.P. and Blum Strategic Partners II GMBH & Co. KG (collectively with their permitted assignees, "Blum") and Schultz PRG Liquidating Investments, Ltd., a Texas limited partnership ("LP").

                                   WITNESSETH:

         WHEREAS, on the date hereof, LP granted to PRGX an option (the "Option") to purchase 1,446,168 shares of Common Stock of PRGX ("Option Shares") pursuant to that certain Second Option Agreement of even date herewith ("Option Agreement");

         WHEREAS, on the date hereof, Blum loaned $12,610,584.96 to LP as evidenced by secured promissory notes of even date herewith ("Notes") and, as security for its payment obligations under the Notes, the LP has granted a security interest in and pledged the Option Shares (hereafter, the "Pledged Shares") to Blum, pursuant to Pledge Agreements of even date herewith ("Pledge Agreements");

         WHEREAS, on the date hereof, the LP and its affiliates sold an aggregate of 4,338,507 shares of PRGX Common Stock to affiliates of Blum;

         WHEREAS, PRGX has granted registration rights to Blum with respect to shares of PRGX Common Stock pursuant to a registration rights agreement, without which Blum would not have acquired the 4,338,507 PRGX Shares referred to above;

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Blum's right to realize upon the Pledged Shares upon an Event of Default under the Pledge Agreements and/or the Notes shall be subordinate to the rights of PRGX to such Pledged Shares (but not to the proceeds thereof) under the Option Agreement.

         2. Blum hereby agrees (i) that until the expiration of the Option Agreement it will take no action with respect to the Pledged Shares or any portion thereof pursuant to the Pledge Agreements, nor will it take any action against the LP to interfere with or impair PRGX's ability to obtain full right, title, and interest in the Pledged Shares or any portion thereof pursuant to the exercise of the Option Agreement and purchase of the Pledged Shares thereunder and (ii) that, upon the full exercise of the Option under the Option Agreement, the Pledge Agreements will be cancelled and terminated, provided that notwithstanding anything herein to the contrary, Blum shall at all times be permitted to exercise the First Blum Option (as defined in the Notes) in accordance with its terms.

         3. Upon repayment of the Notes in whole or in part by LP to Blum in accordance with Section 3.1 of the Notes, Blum shall release the number of Pledged Shares relating to such repayment to the LP, as agent on behalf of the parties to deliver such shares to PRGX. In the event an Event of Default occurs (as defined in the Notes) and is continuing, and notice thereof is given to PRGX prior to payment under the Option Agreement, PRGX shall, if it exercises the Option, hold the Purchase Price therefor in trust for the benefit of Blum and/or LP in accordance with the terms of the Option Agreement. The parties hereto hereby acknowledge that PRGX shall have no liability to any party on account of its failure to disburse the Purchase Price for the Pledged Shares in the event of any dispute as to whom is entitled to receive such Purchase Price. In such event, PRGX shall have the right to retain the funds and disburse them (a) in accordance with joint instructions from Blum and LP, (b) in accordance with the final order of a court of competent jurisdiction, or (c) by deposit by PRGX of the Purchase Price for the Pledged Shares with said court, pending a final decision of such controversy. The parties hereto further agree that PRGX shall not be liable for failure of the depository and shall only be liable otherwise in the event of its gross negligence or willful misconduct.

         4. Collection of Proceeds. Nothing herein contained shall limit or restrict the right of Blum to collect any proceeds paid to LP upon the exercise of the Option Agreement.

         5.  Miscellaneous.

         (A) GOVERNING LAW. THIS AGREEMENT AND ALL RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         (b) Modifications. No modification of or amendment to this Agreement, nor any waiver or any rights under this Agreement, shall be effective unless in writing signed by all of the parties to this Agreement. The failure by any party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

         (c) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied (with confirmation of receipt), delivered by nationally-recognized overnight express service or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

If to Blum, to:
                           Blum Strategic Partners II, L.P.
                           909 Montgomery Street
                           Suite 400
                           San Francisco, California  94133
                           Telephone: (415) 434-1111
                           Facsimile: (415) 434-3130
                           Attention: Murray Indick

                           With a copy to:

                           Simpson Thacher & Bartlett
                           3330 Hillview Avenue
                           Palo Alto, CA 94304
                           Telephone: (650) 251-5000
                           Facsimile: (650) 251-5002
                           Attention: Michael Nooney

If to the PRGX, to:

                           PRG-Schultz International, Inc.
                           2300 Windy Ridge Parkway
                           Suite 100 North
                           Atlanta, GA 30339-8426
                           Telephone: (770) 779-3051
                           Telecopy: (770) 779-3034
                           Attention: Clinton McKellar, Jr.
                           Senior Vice President and General Counsel

                           With a copy to:

                           Arnall Golden Gregory LLP
                           1201 W. Peachtree Street, Suite 2800
                           Atlanta, GA 30309-3400
                           Telephone: 404 (873)-8700
                           Telecopy: 404 (873)-8701
                           Attention: Jonathan Golden

If to LP:                  Schultz PRG Liquidating Investments, Ltd
                           9241 LBJ Freeway
                           Dallas, Texas 75243
                           Attention: Howard Schultz
                           Telefax: (972) 690-7564

                           With a copy to:

                           Malouf, Lynch, Jackson & Swinson
                           600 Preston Commons East
                           8115 Preston Road
                           Dallas, Texas 75225
                           Attention: Curtis Swinson, Esq.
                           Telefax: (214) 273-0567

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

         (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         (e) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by PRGX's and Blum's respective successors and assigns and any assignee of the Notes held by Blum shall be bound by this Agreement.

         (f) Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for the other parties' failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

         (g) Further Assurances. PRGX and Blum agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to implement the transactions contemplated by this Agreement and the transfer of any shares of PRGX Common Stock under that certain Purchase Agreement dated as of the date hereof between Blum and Berkshire Fund V Investment Corp.

         (h) Termination. This Agreement will terminate upon the earlier of the expiration of the Option Agreement or indefeasible payment of the Note by LP in accordance with the terms thereof.

         (i) Capitalized Terms. Capitalized terms defined in the Note and not otherwise defined herein shall have the meanings set forth in the Note.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                               PRG-SCHULTZ INTERNATIONAL, INC.


                               By: /s/ Clinton McKellar, Jr.
                                   ---------------------------------------------
                               Name: Clinton McKellar, Jr.
                                     -------------------------------------------
                               Its: Senior Vice President, General Counsel and
                                    --------------------------------------------
                                    Secretary
                                    --------------------------------------------



                               BLUM STRATEGIC PARTNERS II, L.P.

                               By: BLUM STRATEGIC GP II, L.L.C.,
                               Its: General Partner


                               By: /s/ Murray A. Indick
                                   ---------------------------------------------
                               Name: Murray A. Indick
                                     -------------------------------------------
                               Its: Member
                                    --------------------------------------------


                               LP:
                               SCHULTZ PRG LIQUIDATING
                               INVESTMENTS, LTD.

                                        By: SCHULTZ PRG LIQUIDATING
                                                 INVESTMENTS GP, LLC
                                        Its: General Partner


                                        By: /s/ Andrew Schultz
                                            ------------------------------------
                                        Name: Andrew Schultz, Vice President


                               BLUM STRATEGIC PARTNERS II GMBH & CO. KG

                               By: BLUM STRATEGIC GP II, L.L.C.,
                               Its: Managing Limited Partner

                               By: /s/ Murray A. Indick
                                   ---------------------------------------------
                               Name: Murray A. Indick
                                     -------------------------------------------
                               Its: Member
                                    --------------------------------------------

                                    EXHIBIT F

                             Second Option Agreement

                                     SECOND
                                OPTION AGREEMENT

         THIS SECOND OPTION AGREEMENT (this "Agreement") is made and entered into effective this 27th day of August, 2002 (the "Effective Date"), by and among Schultz PRG Liquidating Investments, Ltd., a Texas limited partnership ("Grantor") and PRG-Schultz International, Inc., a Georgia corporation ("Grantee").

                                   Background

         A. Grantor and its affiliates own shares of common stock, no par value per share, of Grantee ("PRGX Shares").

         B. Effective on the date hereof, Grantor and its affiliate sold 4,338,507 PRGX Shares to affiliates of Blum Strategic Partners II, LP (collectively, "Blum Buyer").

         C. On the date hereof, Grantor has granted to Grantee another option to purchase 1,446,168 PRGX Shares pledged to affiliates of Berkshire Partners LLC (the "First Option") pursuant to an option agreement of even date herewith.

         D. Grantee has assisted the Grantor to facilitate the sale of PRGX Shares by Grantor to the Blum Buyer, which Grantor acknowledges that Grantee was not required to do. Grantee has agreed to amend its Shareholder Protection Rights Plan dated as of August 9, 2000 in order to permit such sale of PRGX Shares and has granted certain registration rights, pursuant to a registration rights agreement, to Blum Buyer, without which rights Blum Buyer would not have acquired the 4,338,507 PRGX Shares referred to above.

                                    Agreement

         NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.   Option.

              1.1 Grant of Option. Grantor hereby grants to Grantee an irrevocable option (the "Option") to purchase all right, title and interest in up to 1,446,168 PRGX Shares (the "Option Shares") in exchange for the payment of a purchase price equal to $8.72 per share for each share which is the subject of the Option exercise, together with interest (as additional purchase price) on such amount from the date hereof until the date of payment at a rate equal to eight percent (8%) per annum, computed on the basis of the actual number of days elapsed (the "Purchase Price"), free and clear of all liens and encumbrances. The Grantee acknowledges that the Option Shares are currently pledged to the Blum Buyer in connection with a Secured Promissory Note ("Note") and Pledge Agreement between Grantor and the Blum Buyer (the "Blum Loan"), which pledge is subordinate to the rights of the Grantee under this Option

              1.2 Exercise of Option. Subject to Section 1.3, Grantee may, at any time and from time to time during the term of this Agreement, exercise the Option in one or more increments of at least a number of shares such that the Grantor's ownership of common stock of PRGX is reduced so as to satisfy the requirements of Section 302(b)(2) of the Internal Revenue Code of 1986, as amended, taking into account any attribution rules applicable in determining Grantor's ownership of such stock, by delivering written notice of exercise to Grantor (the "Exercise Notice") on or before a date 255 days after the date hereof, setting forth the number of Option Shares that Grantee is acquiring and designating a time and place at which the closing of such purchase shall occur (the "Option Closing"), provided that the Option Closing shall occur not later than five (5) days after the date of the Option Notice.

            1.3    Manner of Purchase.

                   (a) At the Option Closing, Grantee shall pay to Grantor the Purchase Price for the Option Shares to be purchased by cash, wire transfer or other immediately available funds. If Grantee has received Notice of an Event of Default (as defined in the Note) that is continuing, Grantee shall be entitled to hold the Purchase Price in trust for the benefit of Blum and/or Grantor until
(a) Grantee has received joint instructions from Blum and Grantor as to the payment of the Purchase Price, (b) there is a final order of a court of competent jurisdiction directing the parties as to payment of the Purchase Price, or (c) Grantee deposits the Purchase Price for the Option Shares with said court, pending a final decision of such controversy. In any such event, the Option shall be deemed fully and properly exercised and all rights to the Option Shares shall be vested in Grantee.

                   (b) Upon the receipt of the Purchase Price, Grantor shall execute and deliver to Grantee such instruments as are necessary and proper or may be required by Grantee's transfer agent to transfer full and complete title to the Option Shares to be transferred to the Grantee, free and clear of all liens and encumbrances. Grantor hereby agrees that upon receipt of the Purchase Price, it shall promptly take all actions necessary or appropriate as may be reasonably requested by Grantee or its transfer agent to effect the transfer of record and beneficial ownership to such Option Shares so purchased on the books and records of Grantee.

     2.  Limitation.   Grantee hereby covenants that it will not purchase a
greater number of Option Shares hereunder upon exercise of the Option granted herein than the number of PRGX Shares purchased upon exercise of the First Option.

     3.  Restrictions on Transfer and Acquisition.

     3.1 Option Shares. Grantor hereby covenants that, until the expiration of the Option, it will make no transfer of any interest in the Option Shares, other than the grant of the security interest under the Pledge Agreement in connection with the Blum Loan. Grantor represents that there are no contractual or other restrictions on the Grantor's ability to transfer the Option Shares (other than those imposed by the Shareholder Agreement, as amended, and applicable state and federal securities laws).

     3.2 Additional Shares. Subject to Section 4.1 hereof, Grantor covenants that it will not acquire any additional shares of PRGX Common Stock prior to a date 271 days after the date hereof.

     3.3 No Assignment. The Option granted hereunder may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), nor shall any such rights be subject to execution, attachment or similar process.

     4. Term and Termination. This Agreement shall terminate and be of no force and effect, unless extended in writing by all of the parties hereto, on the date which is 270 days after the date hereof; provided that the provisions of the second sentence of Section 1.3(a) and Section 5 shall survive.

     5.   General Provisions.

          5.1 Adjustment to Option Shares. If the outstanding shares of common stock of PRGX are changed into or exchanged for a different number or kind of shares or other securities of PRGX by reason of any recapitalization, reclassification, stock split, stock dividend, combination, subdivision or similar transaction, then, subject to any required action by the stockholders of the PRGX, the number and kind of Option Shares subject to this Option and the price per share of the Shares subject to the Option shall be proportionately adjusted.

     5.2 GOVERNING LAWS. THIS AGREEMENT SHALL BE CONSTRUED, ADMINISTERED AND ENFORCED ACCORDING TO THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     5.3 Assignment; Successors. This Agreement and the rights and obligations of the Grantor hereunder may not be transferred or assigned by the Grantor to any other person or entity without the prior written consent of the Grantee. This Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors and assigns.

     5.4 Notice. All notices, requests, demands, claims or other communications hereunder will be in writing and shall be deemed duly given if personally delivered, sent by telefax, sent by a recognized overnight delivery service which guarantees next-day delivery ("Overnight Delivery") or mailed by certified mail, return receipt requested, postage prepaid and addressed to the intended recipient, as set forth below:

If to Grantor:                     Schultz PRG Liquidating Investments, Ltd.
                                   9241 LBJ Freeway
                                   Dallas, Texas 75243
                                   Attention: Howard Schultz
                                   Telefax: (972) 690-7564

with a copy to:                    Malouf, Lynch, Jackson & Swinson
                                   600 Preston Commons East
                                   8115 Preston Road
                                   Dallas, Texas 75225
                                   Attention: Curtis Swinson, Esq.
                                   Telefax: (214) 273-0567

If to Grantee:                     PRG-Schultz International, Inc.
                                   2300 Windy Ridge Parkway
                                   Suite 100 North
                                   Atlanta, GA 30339-8426
                                   Attention: Clinton McKellar, Jr.
                                   Senior Vice President & General Counsel
                                   Telefax: (770) 779-3034

with a copy to:                    Arnall Golden Gregory LLP
                                   1201 West Peachtree Street, Suite 2800
                                   Atlanta, Georgia 30309-3400
                                   Attention: Jonathan Golden, Esq.

                             Telefax: (404) 873-8701

or at such other address as any party hereto notifies the other parties hereof in writing. The parties hereto agree that notices or other communications that are sent in accordance herewith (i) by personal delivery or telefax, will be deemed received on the day sent or on the first business day thereafter if not sent on a business day (with written confirmation of receipt), (ii) by Overnight Delivery, will be deemed received on the first business day immediately following the date sent, and (iii) by certified U.S. Mail, return receipt requested, will be deemed received three (3) business days immediately following the date sent. For purposes of this Agreement, a "business day" is a day on which U.S. national banks are open for business and shall not include a Saturday or Sunday or legal holiday. Notwithstanding anything to the contrary in this Agreement, no action shall be required of the parties hereto except on a business day and in the event an action is required on a day which is not a business day, such action shall be required to be performed on the next succeeding day which is a business day.

     5.5 Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

     5.6 Entire Agreement; Amendment. This Agreement expresses the entire understanding and modified except as set forth in writing and signed by all of the parties hereto.

     5.7 Headings. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

     5.8 Specific Enforcement. Each of the parties hereto expressly agrees that the other parties will be irreparably damaged if this Agreement is not specifically performed. Upon a breach of the terms, covenants and/or conditions of this Agreement by any party, the other parties shall, in addition to any and all other rights and remedies at law or in equity, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof. All such rights and remedies shall be cumulative.

     5.9 Counterparts. This Agreement may be executed in two or more counterparts, and delivered by facsimile transmission or otherwise, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

           [Remainder of page intentionally left blank. Signatures on following page.]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first set forth above.

                                       GRANTOR:
                                       SCHULTZ PRG LIQUIDATING
                                       INVESTMENTS, LTD.

                                                By: SCHULTZ PRG LIQUIDATING
                                                      INVESTMENTS GP, LLC
                                                Its: General Partner

                                                By: /s/ Howard Schultz
                                                   ---------------------------
                                                Name: Howard Schultz
                                                Its: Manager




                                       GRANTEE:
                                       PRG-SCHULTZ INTERNATIONAL, INC.


                                       By: /s/ Clinton McKellar, Jr.
                                          ------------------------------------
                                       Its: Senior Vice President, General
                                            ----------------------------------
                                            Counsel and Secretary
                                            ----------------------------------

                                    EXHIBIT G

                               Purchase Agreement

                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT (the "Agreement"), dated as of August 27, 2002, is made between Berkshire Fund V, Limited Partnership, a Massachusetts limited partnership, Berkshire Investors LLC, a Massachusetts limited liability company (collectively, together with their permitted assignees, "Berkshire"), Blum Strategic Partners II, L.P., a Delaware limited partnership ("Strategic II"), and Blum Strategic Partners II GMBH & Co. KG, a German limited partnership ("Blum GMBH" and collectively with Strategic II and their permitted assignees, "Blum").

         WHEREAS, Berkshire has entered into promissory notes (the "Berkshire Notes"), dated as of August 27, 2002, with Schultz PRG Liquidating Investments, Ltd., a Texas limited partnership ("Schultz Limited") pursuant to which Berkshire has agreed to lend Schultz Limited an aggregate of $12,610,584.96, secured by 1,446,168 shares of common stock, no par value, (the "Common Stock") of PRG-Schultz International, Inc., a Georgia corporation ("PRG") held by Schultz Limited and the Pledge Agreements associated thereunder (the "Berkshire Pledge Agreements");

         WHEREAS, PRG has entered into an option agreement with Schultz Limited, dated as of August 27, 2002, pursuant to which PRG has the right to purchase the Common Stock held by Schultz Limited and pledged to Berkshire pursuant to the Berkshire Notes (the "First Option");

         WHEREAS, Blum has entered into promissory notes, dated as of August 27, 2002, with Schultz Limited pursuant to which Blum has agreed to lend Schultz Limited an aggregate of $12,610,584.96, secured by 1,446,168 shares of Common Stock held by Schultz Limited (the "Blum Notes") and the Pledge Agreements associated thereunder (the "Blum Pledge Agreements);

         WHEREAS, PRG has entered into an option agreement with Schultz Limited, dated as of August 27, 2002, pursuant to which PRG has the right to purchase the Common Stock held by Schultz Limited and pledged to Blum pursuant to the Blum Notes, with a limit equal to the shares purchased by PRG pursuant to the First Option (the "Second Option"); and

         WHEREAS, Berkshire desires to purchase and Blum desires to sell the Subject Shares (as defined below) subject to the terms and conditions provided in this Agreement.

         NOW, THEREFORE, in consideration of the premises and agreements hereinafter set forth, intending to be legally bound, the parties hereby agree as follows:

                                   ARTICLE I.

                               RIGHT TO PURCHASE

         1.1. Notice of Actions. For the purpose of making the calculations of Subject Shares and Purchase Price under Section 1.2, up and until the later of the Notice Date or the Closing (as defined below) and pursuant to the notice provisions of Section 2.3.: (i) promptly after each notice to Berkshire by Schultz Limited of the exercise (in whole or in part) of the First Option by PRG and the corresponding repayment of all or a portion of the Berkshire Notes by Schultz

Limited in cash in return for the release of shares of Common Stock pledged by Shultz Limited pursuant to the Berkshire Notes, Berkshire will provide written notice ("Berkshire Note Repayment Notice") to Blum in the form of Exhibit A hereto of (a) the number of shares of Common Stock released to Schultz Limited in connection with a cash repayment ("Berkshire Shares") and (b) the total payment of principal and interest made by Schultz Limited under the Berkshire Notes at the at the time of repayment and transfer of Common Stock (a "Berkshire Payment Amount"), (ii) promptly after each notice to Blum by Schultz Limited of the exercise (in whole or in part) of the Second Option by PRG and the corresponding repayment of all or a portion of the Blum Notes by Schultz Limited in cash in return for the release of shares of Common Stock pledged by Shultz Limited pursuant to the Blum Notes, Blum will provide written notice to Berkshire in the form of Exhibit A hereto of (a) the number of shares of Common Stock released to Schultz Limited in connection with a cash repayment and (b) the total payment of principal and interest made by Schultz Limited under the Blum Notes at the time of repayment and transfer of Common Stock and (iii) each of Blum and Berkshire agree to promptly provide copies of all documents relating to the repayment of the Blum Notes and the Berkshire Notes to the other parties.

         1.2. Exercise; Amount. Berkshire shall have the right to purchase from Blum (the "Purchase Right"), such number of duly authorized, validly issued, fully paid and nonassessable shares of PRG Common Stock as is determined by multiplying (i) the excess, if any of (a) the number of shares of Common Stock transferred by Schultz Limited to Blum pursuant to the put/call under the Blum Notes over (b) the number of shares of Common Stock transferred by Schultz Limited to Berkshire pursuant to the put/call under the Berkshire Notes, by (ii)
0.5 (the "Subject Shares"). The price per share to be paid by Berkshire for the Subject Shares upon the exercise of the Purchase Right shall be equal to (i) the sum of the Berkshire Payment Amounts set forth in all of the Berkshire Note Repayment Notices divided by (ii) the total number of Berkshire Shares set forth in all Berkshire Note Repayment Notices (the "Per Share Purchase Price").

The number of Subject Shares each Berkshire Fund may purchase and the Per Share Purchase Price will be subject to adjustment to account for any stock splits, stock dividends or reclassifications affecting PRG's Common Stock, which are effected or declared after the date hereof and prior to the Closing (as defined below). The amount of Subject Shares each Berkshire Fund may purchase shall not include any fractional shares and shall be rounded up to the nearest whole share of Common Stock.

         1.3. Manner of Exercise. Notice of the exercise of the Purchase Right may be made by Berkshire on any business day after the expiration of the Second Option and on or prior to 260 days (the "Notice Date"), by written exercise notice to Blum in substantially the form attached as Exhibit B to this Agreement (or a reasonable facsimile thereof), duly executed by Berkshire.

         1.4. Payment; Delivery of Stock Certificates, etc. As soon as practicable after the exercise of the Purchase Right, and in any event within three (3) days thereafter, upon receipt of payment by wire transfer of immediately available funds to Blum in the amount obtained by multiplying (a) the number of Subject Shares elected to be purchased (the "Purchased Shares") by
(b) the Per Share Purchase Price, Blum will deliver to Berkshire a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable Purchased Shares to which Berkshire is entitled, free and clear of all Encumbrances, with duly executed stock transfer powers in the names designated by Berkshire (the "Closing"). At the Closing, Blum will deliver to Berkshire a written representation that the Purchased Shares so delivered are free and clear of any lien, encumbrance, proxy, voting trust arrangement, pledge, security interest, collateral security agreement, financing statement (and similar notices) filed with any governmental authority, claim (including any claim as defined in the Internal Revenue Code of 1986, as amended), charge, equities, mortgage, pledge, objection, title defect, option, restrictive covenant or restriction on transfer of any nature whatsoever, except for restrictions or transferability imposed by applicable Securities Laws or any Registration Rights and Lock-Up Agreement existing on the date hereof ("Encumbrances").

         1.5. Transaction Agreements. Berkshire represents and warrants to Blum that the only agreements it has entered into with PRG, Schultz Limited or otherwise in connection with the transactions contemplated by this Agreement are: (i) a Stock Purchase Agreement, dated August 16, 2002, between Berkshire, Schultz Limited and certain other parties, (ii) a Registration Rights Agreement, dated the date hereof, between PRG and Berkshire, (iii) an Investor Rights Agreement, dated the date hereof, between PRG, Strategic II and Berkshire, (iv) the Berkshire Notes (v) a Subordination Agreement between PRG, Berkshire and Schultz Limited, (vi) the Berkshire Pledge Agreements, (vii) this Agreement,
(viii) a letter regarding execution of documents dated the date hereof between PRG and Berkshire, and (ix) a Management Rights Letter, dated the date hereof, between PRG and Berkshire. Blum represents and warrants to Berkshire that the only agreements it has entered into with PRG, Schultz Limited or otherwise in connection with the transactions contemplated by this Agreement are: (i) a Stock Purchase Agreement, dated August 16, 2002, between Strategic II, Schultz Limited and certain other parties, (ii) a Registration Rights Agreement, dated the date hereof, between PRG and Strategic II, (iii) an Investor Rights Agreement, dated the date hereof, between PRG, Strategic II and Berkshire, (iv) the Blum Notes,
(v) a Subordination Agreement between PRG, Blum and Schultz Limited, (vi) the Blum Pledge Agreements, (vii) this Agreement, (viii) a letter regarding execution of documents dated August 16, 2002, between PRG and Strategic II, (ix) a Standstill Agreement, dated August 16, 2002, between PRG and Strategic II, (x) an Amended and Restated Standstill Agreement, dated August 21, 2002, between PRG and Strategic II, (xi) a Second Amendment to Shareholder Protection Rights Agreement, dated August 16, 2002, between PRG and Wachovia Bank, National Association f/k/a First Union National Bank, and (xii) a Management Rights Letter, dated the date hereof, between PRG and Strategic II.

                                  ARTICLE II.

                                 MISCELLANEOUS

         2.1. No Impairment; Other Actions. The parties hereto will not avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the parties hereto against dilution or impairment.

         2.2.  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED
IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         2.3. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied (with confirmation of receipt), delivered by nationally-recognized overnight express service or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

               (a)     If to Berkshire, to:

                       Berkshire Partners LLC
                       One Boston Place
                       Boston, MA 02108-4401
                       Telephone: (617) 227-0050
                       Facsimile: (617) 227-6105
                       Attention: Ross M. Jones

         With a copy to:

                       Ropes & Gray
                       One International Place
                       Boston, MA 02110
                       Telephone: (617) 951-7000
                       Facsimile: (617) 951-7050
                       Attention: David C. Chapin, Esq.
                                  Jane D. Goldstein, Esq.

(b)      If to Blum, to:

                       Blum Strategic Partners II, L.P.
                       909 Montgomery Street
                       Suite 400
                       San Francisco, California  94133
                       Telephone: (415) 434-1111
                       Facsimile: (415) 434-3130
                       Attention: Murray Indick

         With a copy to:

                       Simpson Thacher & Bartlett
                       3330 Hillview Avenue
                       Palo Alto, CA 94304
                       Telephone: (650) 251-5000
                       Facsimile: (650) 251-5002
                       Attention: Michael Nooney
         or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

         2.4. Expenses. Each party hereto shall be solely responsible for all expenses incurred by it or on its behalf in connection with the preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of its counsel, accountants, brokers, finders, financial advisors and other representatives.

         2.5. Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for the other parties' failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

         2.6. Descriptive Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to Sections mean Sections of this Agreement, unless otherwise indicated. The term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a governmental entity or an unincorporated organization. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         2.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         2.8. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision, provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         2.9. Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto and their permitted assigns any rights or remedies hereunder.

         2.10. Assignment. No party hereto may assign its rights or obligations under this Agreement, provided that each Berkshire Fund may assign its rights to purchase Subject Shares hereunder to any one or more of its affiliates, and may assign and transfer any Purchased Shares so purchased to any one or more of such affiliates so long as such affiliate agrees to be bound hereunder; provided, further that Blum may assign its rights to sell Subject Shares hereunder to any one of its affiliates, and may assign and transfer any Subject Shares to be purchased by Berkshire to any one or more of such affiliates so long as such affiliate agrees to be bound hereunder.

         2.11. Termination. Berkshire's Purchase Right under this Agreement will terminate upon the earlier of (i) the failure of Berkshire to exercise its Purchase Right by midnight on the Notice Date, (ii) the failure of PRG to exercise the First Option by the relevant exercise date, or (iii) the exercise, in their entirety, of the First Option and the Second Option by PRG, provided, that Sections 1.5 and Article II shall survive any such termination.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, on the day and year first above written.

                                       BERKSHIRE FUND V, LIMITED PARTNERSHIP

                                       By: Fifth Berkshire Associates LLC
                                       its General Partner


                                       By: /s/ Ross M. Jones
                                          ------------------
                                       Name:  Ross M. Jones
                                       Title: Managing Director


                                       BERKSHIRE INVESTORS LLC

                                       By: /s/ Ross M. Jones
                                          ------------------
                                       Name:  Ross M. Jones
                                       Title: Managing Director


                                       BLUM STRATEGIC PARTNERS II, L.P.

                                       By: Blum Strategic GP II, L.L.C.,
                                       its General Partner


                                       By: /s/ Murray A. Indick
                                          ---------------------
                                       Name: Murray A. Indick
                                       Title: Member


                                       BLUM STRATEGIC PARTNERS II GMBH & CO. KG

                                       By: Blum Strategic GP II, L.L.C.,
                                       its Managing Limited Partner


                                       By: /s/ Murray A. Indick
                                          ---------------------
                                       Name: Murray A. Indick
                                       Title: Member

                                                                       Exhibit A

                         FORM OF NOTE REPAYMENT NOTICE

To [_____]:
         The undersigned party (or permitted assignee) to the Purchase Agreement, dated August __, 2002 between Berkshire Fund V, Limited Partnership, Berkshire Investors LLC and Blum Strategic Partners II, L.P.(the "Agreement"), hereby provides this Note Repayment Notice to [_____] pursuant to Section 1.1 of the Agreement such that (i) the number of shares of Common Stock released to Schultz Limited in connection with a cash repayment on [______] of the Promissory Note issued by [___] is [____] shares and (ii) the total payment of principal and interest made by Schultz Limited under the Promissory Note issued by [___ ] at the at the time of repayment and transfer of Common Stock is $______ .

Dated: __________                         [Name Entity]



                                          By:________________________________
                                          Name:
                                          Title:

                                                                       Exhibit B

                                FORM OF EXERCISE

To Blum Strategic Partners II, L.P.:

         The undersigned party (or permitted assignee) to the Purchase Agreement, dated August __, 2002 between Berkshire Fund V, Limited Partnership, Berkshire Investors LLC and Blum Strategic Partners II, L.P., hereby irrevocably exercises its Purchase Right for _______ shares of PRG Common Stock and upon payment of $______ therefor, requests that the certificates for such shares be transferred in the name of, and delivered to ________, whose address is
_________.

Dated: _______, 2003                      [Name of Berkshire Entity]



                                          By:________________________________
                                          Name:
                                          Title:

                                    EXHIBIT H

                            Management Rights Letter

                             (Exhibit Not Included)

                                    EXHIBIT I

                           Opinion of Sellers' Counsel

                             (Exhibit Not Included)

                                    EXHIBIT J

                    Amended and Restated Standstill Agreement

                              AMENDED AND RESTATED
                              STANDSTILL AGREEMENT

         THIS AMENDED AND RESTATED STANDSTILL AGREEMENT (this "Agreement"), dated as of August 21, 2002, is by and among PRG-SCHULTZ INTERNATIONAL, INC., a Georgia corporation (the "Company"), and each of the other parties identified on the signature pages hereto (collectively, the "Investors").

                              W I T N E S S E T H:

         WHEREAS, the Investors are the Beneficial Owners of shares of the Common Stock of the Company and desire to acquire additional shares of such Common Stock; and

         WHEREAS, the Company has adopted that certain Shareholder Protection Rights Agreement (the "Rights Agreement") dated as of August 9, 2000, as amended effective on May 15, 2002, between the Company and First Union National Bank, as Rights Agent; and

         WHEREAS, in order to induce the Company's Board of Directors to act to amend the Rights Agreement to exclude, in certain circumstances, the Investors from the definition of "Acquiring Person" under clause (iii) of such definition appearing in the Rights Agreement, the Investors entered into a Standstill Agreement with the Company as of August 16, 2002 (the "Standstill Agreement").

         WHEREAS, the parties to the Standstill Agreement have agreed to enter into this Amended and Restated Standstill Agreement to correct and clarify certain provisions thereof and intend that this Agreement supersede the Standstill Agreement in its entirety.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used in this Agreement which are not otherwise defined by this Agreement are used with the same meaning ascribed to such terms in the Rights Agreement. In addition, unless the context otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:

               (a) "13D Group" means any "group" (within the meaning of Section 13(d) of the Exchange Act) formed for the purpose of acquiring, holding, voting or disposing of Voting Stock of Company.

               (b) "Acquisition Proposal" shall mean a bona fide, written proposal which includes all material terms of a proposed transaction received by the Board of Directors of the Company from any Person proposing to enter into a transaction which, if consummated, would constitute a Change of Control of the Company.

               (c) "Change of Control" shall mean (i) the acquisition by a Third Party of more than 50% of the Company's then outstanding Voting Stock, excluding however, a purchase agreement with an underwriter or group of underwriters in a registered public offering to the public; (ii) the consummation of a merger, acquisition, consolidation or reorganization or series of such related transactions involving the Company, unless immediately after such transaction or transactions, the shareholders of the Company immediately prior to such transaction shall Beneficially Own at least 50% of the outstanding Voting Stock of the Company (or, if the Company shall not be the surviving company in such merger, consolidation or reorganization, the Voting Stock of the surviving corporation issued in such transaction or transactions in respect of Voting Stock of the Company shall represent at least 50% of the Voting Stock of such surviving corporation); (iii) a change or changes in the membership of the Company's Board of Directors which represents a change of a majority of such membership during any twelve-month period (unless such change or changes in membership are caused by the actions of the then-existing Board of Directors); or (iv) the consummation of a sale of all or substantially all of the Company's assets unless immediately after such transaction, the shareholders of the Company immediately prior to such transaction shall Beneficially Own at least 50% of the Voting Stock of the acquiring company.

               (d) "Common Stock" shall mean the common stock, no par value per share, of the Company.

               (e) "Controlled Affiliate" shall mean any Investor or any Person that is directly or indirectly, controlling, controlled by or under common interest with any Investor.

               (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               (g) "Investor Tender Offer" shall mean a bona fide public tender offer subject to the provisions of Regulation 14D under the Exchange Act, by an Investor (or any 13D Group that includes an Investor) to purchase or exchange for cash or other consideration all of the outstanding shares of Common Stock (other than Common Stock owned by the Investors or their Controlled Affiliates) and which has a minimum condition of such number of shares of Common Stock that would result in the Investors or their Controlled Affiliates Beneficially Owning not less than 51% of the shares of outstanding Common Stock on a fully-diluted basis (including all shares of Common Stock issuable upon exercise of any option, warrant, conversion right or other right to acquire Common Stock, whether or not then exercisable).

               (h) Proprietary Information" shall mean all confidential information of the Company other than information that (i) is or becomes publicly available other than as a result of a breach by an Investor of its obligations hereunder or under the Confidentiality Agreement referenced in
Section 7 below, (ii) is or becomes available to an Investor on a nonconfidential basis from a source that is, to the Investor's knowledge, not prohibited from disclosing such information, (iii) is known to an Investor prior to disclosure by the Company, or (iv) has been independently developed by an Investor without reference to confidential information of the Company.

               (i) "Registration Rights Agreement" shall mean the Registration Rights Agreement in the form of Annex "A" hereto between the Company and the Investors, as it may be amended, supplemented or otherwise modified from time to time.

               (j) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               (k) "Stock Purchase Agreements" shall mean that certain Stock Purchase Agreement of even date herewith among Blum Strategic Partners II, L.P. and certain others, and any document contemplated therein.

               (l) "Third Party" shall mean any Person other than any Investor or any Affiliate or Associate of an Investor.

               (m) "Third Party Tender Offer" shall mean a bona fide public offer subject to the provisions of Regulation 14D under the Exchange Act, by a Person (which is not made by and does not include any of the Investors or their Controlled Affiliates or any 13D Group that includes the Investors or their Controlled Affiliates) to purchase or exchange for cash or other consideration any Voting Stock of the Company and which consists of an offer to acquire 30% or more of the then Total Current Voting Power of the Company, as the case may be.

               (n) "Total Current Voting Power" shall mean, with respect to any corporation, the total number of votes that may be cast in the election of members of the board of directors of the corporation if all securities entitled to vote in the election of such directors (excluding shares of preferred stock that are entitled to elect directors only upon the occurrence of customary events of default) are present and voted.

               (o) "Voting Stock" of any Person shall mean any securities entitled to vote generally in the election of directors of such Person, or any direct or indirect rights or options or warrants to acquire any such securities or any securities convertible or exercisable into or exchangeable for such securities, including without limitation, the Company's currently outstanding convertible notes, whether or not such securities are so convertible, exercisable or exchangeable at the time of determination.

2. Amendment to Rights Plan. With the goal of ensuring that Investors shall not be deemed to be an Acquiring Person for so long as they have not breached any of the representations, warranties or covenants contained in this Agreement, concurrently herewith the Company's Board of Directors has amended the Rights Plan to provide that the Investors shall not be deemed an Acquiring Person thereunder for so long as this Agreement is in effect and so long as the Investors have increased their beneficial ownership of Common Stock above that shown in the Investors' amendment to Schedule 13D filed with the SEC on June 17, 2002 by no more than 5,784,675 shares in the aggregate (without giving effect to any stock split, share dividend, recapitalization, reclassification or similar transactions effected by or with the approval of the Board of Directors of the Company after the date hereof) (the "Limit"); provided, however, that the Limit shall be reduced, on a share for share basis, by any shares sold or otherwise disposed of by any Investor otherwise than to another Investor and by that number of shares that are acquired by the Company pursuant to that certain Second Option Agreement to be entered into between Schultz PRG Liquidating Investments Ltd. and the Company in the Form of Annex B hereto (the "Option Agreement"); provided, further, however, that the amendment to the Rights Plan provides that any termination of this Agreement by the Company or delivery of any notice of termination by Investors, in each case pursuant to Section 17 hereof, shall rescind the amendment and cause the Investors' full beneficial ownership of Common Stock to be considered for purposes of determining whether or not Investors are an Acquiring Person; provided, further, however, that the Investors shall not be deemed to beneficially own any shares of Company Common Stock owned by any other persons that are not Controlled Affiliates, solely by reason of any Investor and such other persons (or their permitted assigns) entering into the Stock Purchase Agreements (or any similar stock purchase agreement entered into by such other person (or its permitted assigns) on or about the date hereof) or by reason of the performance of such Investor's and any other persons' (or their permitted assigns') obligations thereunder.

         3. Representations and Warranties by Investors. Each of the Investors hereby severally represents and warrants to the Company as follows:

               (a) Such Investor has all requisite corporate and other power and authority (if applicable) to execute, deliver and perform their respective obligations under this Agreement. The execution, delivery and performance of this Agreement by such Investor and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate and other action (if applicable) on the part of such Investor.

               (b) This Agreement has been duly executed and delivered by such Investor and constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors rights generally or by general principles of equity.

               (c) No governmental consent, approval, authorization, license or clearance, or filing or registration with any governmental or regulatory authority, is required in order to permit such Investor to perform its respective obligations under this Agreement, except for such as have been obtained.

               (d) The shares of Common Stock set forth on Schedule 1 attached hereto represent all of the shares of capital stock of the Company, if any, which are Beneficially Owned by such Investor on the date hereof. Such shares are owned free and clear of any charge, claim, equitable interest, lien, option, pledge, security interest, right of first refusal, encumbrance or similar restriction. Such Investor does not have the right to vote shares of capital stock of the Company other than those set forth on Schedule 1 with respect to such Investor, and such Investor has not granted any other Person the right to vote such shares.

         4. Representations and Warranties of the Company. The Company represents and warrants to the Investors as follows:

                  (a) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company.

                  (b) This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally or by general principles of equity.

                  (c) No governmental consent, approval, authorization, license or clearance, or filing or registration with any governmental or regulatory authority, is required in order to permit the Company to perform its obligations under this Agreement, except for such as have been obtained.

         5. Standstill Provisions. Each of the Investors hereby severally agrees that neither it nor any Controlled Affiliate of such Investor will singularly or together with any other Person directly or indirectly, in each case unless specifically requested to do so in writing in advance by the Board of Directors of the Company:

                  (a) Acquire or offer, make a proposal or agree to acquire (whether publicly or otherwise) in any manner, any material assets of the Company or its subsidiaries or any Voting Stock of the Company or its subsidiaries (or Beneficial Ownership thereof), in addition to the Voting Stock currently owned by such Investor as set forth in Schedule 1 hereof, except (i) not more than an additional 5,784,675 shares of Common Stock which may be acquired after the date hereof by all of the Investors, in the aggregate, which number shall be reduced on a share for share basis by any shares of Common Stock sold or otherwise disposed of by any Investor and by that number of shares that are acquired by the Company pursuant to the Option Agreement, or (ii) securities acquired pursuant to a stock split, share dividend, recapitalization, reclassification or similar transaction effected by or with the approval of the Board of Directors of the Company; provided that the execution by any Investor of the Stock Purchase Agreements and the performance by such Investor of its obligations thereunder shall not violate this subparagraph (a).

                  (b) Make or in any way propose or participate in any "solicitation" of "proxies" to vote (as such terms are defined in Rule 14a-1 of the Exchange Act), solicit any consent, or communicate with in any material respect, or seek to advise or influence any Person (other than the Investors and their Controlled Affiliates) with respect to the solicitation or voting of any Voting Stock of the Company in opposition to any matter that has been recommended by the Board of Directors of the Company or in favor of any matter that has not been approved by the Board of Directors of the Company, or become a "participant" (as defined in Instruction 3 to Item 4 of Rule 14a-101 under the Exchange Act) in any contested election of directors of the Company, or threaten or propose to do the same or publicly announce an intention to do the same.

                  (c) Form, or be a member of, join or encourage the formation of any Person (other than the group consisting solely of the Investors and their Controlled Affiliates) with respect to any Voting Stock of the Company or the acquisition of any assets of the Company or any of its subsidiaries; provided that the execution by any Investor of the Stock Purchase Agreements and the performance by such Investor of its obligations thereunder shall not violate this subparagraph (c).

                  (d) Deposit any Voting Stock of the Company into a voting trust or subject any Voting Stock to an arrangement or agreement with respect to the voting thereof (other than this Agreement or an arrangement solely concerning the Investors and their Controlled Affiliates).

                  (e) Seek election to or seek to place a representative on the Board of Directors of the Company or seek the removal of any member of the Board of Directors of the Company except as provided in that certain Investor Rights Agreement to be entered into among the Company and the investors named therein in the form of Annex C hereto.

                  (f) Call or seek to have called any meeting of the shareholders of the Company other than through participation as a director of the Company and with the prior approval of the Board.

                  (g) Initiate, propose or otherwise solicit shareholders of the Company for the approval of any shareholder proposal with respect to the Company as described in Rule 14a-8 under the Exchange Act, or induce or attempt to induce any Person to initiate any such shareholder proposal, in opposition to any matter that has been recommended by the Board or in favor of any matter that has not been approved by the Board.

                  (h) Without the prior written permission of the Board of Directors of the Company, solicit, seek to effect, negotiate with or provide any non-public information to any Person with respect to, or make any statement or proposal, whether written or oral, or otherwise make any public announcement or proposal whatsoever with respect to (i) a merger or acquisition of the Company or any other business combination involving the Company, (ii) the sale of all or a substantial portion of the assets of the Company and its subsidiaries, (iii) the purchase of equity securities of the Company (except as permitted in Section 5(a)) or any of its subsidiaries, whether by tender offer, exchange offer or otherwise, (iv) the liquidation of the Company, (v) the recapitalization of the Company, (vi) any other extraordinary business transaction with respect to the Company, or (vii) any other matter involving the Company, or take any action which might require or result in a public announcement by or with respect to the Company or with respect to any such matters (except that the foregoing shall not restrict communications among the Investors and their Controlled Affiliates).

                  (i) Instigate or assist, or enter into any arrangements with, any Third Party to do any of the actions described in this Section 5.

                  (j) Transfer any securities of the Company to any Person that would be required, as a result of such transfer, to file or amend a Schedule 13D or 13G; provided that the limitation contained in this clause (j) shall not apply to transfers (i) to or among the Investors and any of their Controlled Affiliates who are or agree to become bound by this Agreement, (ii) that have been consented to in writing by the Company in advance and without any violation of any provisions of this Section 5 by any Investors or Controlled Affiliates,
(iii) pursuant to a Third Party Tender Offer that is recommended by the Board of Directors of the Company, (iv) pursuant to a merger, consolidation or reorganization to which the Company is a party, (v) in a bona fide underwritten public offering conducted in connection with rights exercised under the Registration Rights Agreement, provided that in no event may any shares acquired pursuant to the Stock Purchase Agreements be transferred pursuant to this clause
(v) prior to January 24, 2004; (vi) pursuant to transfers to withdrawing limited partners or managed accounts; provided that such limited partners or managed accounts are not a part of the Investors' 13D Group (unless they are Investors or Controlled Affiliates) and do not become a part of such 13D Group immediately following the transfer; (vii) pursuant to public sales in the open market in compliance with the volume and manner of sale requirements of Rule 144(e) and
(f) under the Securities Act; (viii) of up to 9.9% of the Company's outstanding voting securities, provided that the purchaser does not beneficially own 10% or more of the voting power of the Company's outstanding securities immediately subsequent to the transfer; (ix) pursuant to that certain Purchase Agreement in the form attached as Annex D hereto (the "Investor Purchase Agreement"); or (x) pursuant to a Third Party Tender Offer that is not recommended by the Board of Directors of the Company; provided that only a number of shares that is equal to or less than 15% of the Company's outstanding Common Stock as of the record date for the Third Party Tender Offer may be tendered by all Investors, in the aggregate, and if 50% or less of the Company's outstanding voting securities, on a fully diluted basis, are a acquired pursuant to the Third Party Tender Offer, the remaining shares of Common Stock held by the Investors may not be tendered in the Third Party Tender Offer or otherwise transferred to any party participating in the Third Party Tender Offer for one year following such tender, regardless of whether or not this Agreement has been terminated under
Section 17.

                  (k) At any time prior to January 24, 2004, sell, gift, transfer or otherwise dispose of to any Person, or enter into any collar, swap, prepaid forward, other hedging transaction that would reduce the risk of ownership of, any securities of the Company acquired pursuant to the Stock Purchase Agreements, regardless of whether or not any such Person, as a result of thereof, is required to file or amend a Schedule 13D or 13G; provided, however, that the limitation contained in this clause (k) shall not apply to transfers (i) to or among the Investors and any of their Controlled Affiliates who are or agree to become bound by this Agreement, (ii) that have been consented to in writing by the Company in advance and without any violation of any provisions of this Section 5 by any Investors or Controlled Affiliates,
(iii) pursuant to a Third Party Tender Offer that is recommended by the Board of Directors of the Company, (iv) pursuant to a merger, consolidation or reorganization to which the Company is a party; (v) pursuant to the Investor Purchase Agreement; (vi) to one non-affiliate of the Investors, in an aggregate amount not to exceed 45,872 shares of Common Stock, or (vii) pursuant to the Option Agreement and the related Secured Promissory Note and Pledge Agreement between Schultz PRG Liquidating Investments Ltd. and Blum Strategic Partners II, L.P.

                  (l) Voluntarily take any actions, other than execution of the Stock Purchase Agreements and performance of such Investor's obligations thereunder, that would cause the Investors to be members of the same 13D Group as any other persons (or their permitted assigns) entering into the Stock Purchase Agreements (or any similar stock purchase agreement entered into by such other person (or its permitted assigns).

                  (m) Request the Company or its Board of Directors, directly or indirectly, to amend or waive any provision of this Section 5.

Anything in this Section 5 to the contrary notwithstanding, this Section 5 shall not prohibit or restrict (i) any Investor affiliate serving as a director of the Company from acting in compliance with his fiduciary duties to the Company in such capacity, and (ii) any disclosure pursuant to Section 13(d) of the Exchange Act which an Investor reasonably believes, based on the advise of outside counsel, is required in connection with any action taken by such Investor that is otherwise in compliance with this agreement.

         6. Voting. Notwithstanding anything in this Agreement to the contrary, the Investors collectively shall vote any and all shares owned by them (whether of record, in street name, through a nominee or otherwise) as follows:
(a) any and all shares so owned by Investors in the aggregate that exceed 15% of the outstanding shares of Common Stock of the Company on the record date for such vote shall be voted consistently with the recommendations of the Company's Board of Directors on all matters placed before the Company's shareholders, whether at a special or annual meeting, by written consent, or otherwise, and
(b) all other shares so owned by the Investors may be voted in their discretion. The general counsel of Blum Strategic Partners II, L.P. shall provide a certification as to compliance with Subsection (a) of this Section 6 at least one week prior to any special or annual meeting of the Company's shareholders.

         7.       Suspension of Restrictions. The limitations provided in
Section 5 shall immediately be suspended upon the earliest occurrence of any of the following events:

                  (a) The occurrence of a "Change of Control" of the Company.

                  (b) The public announcement by the Company that it is for sale.

                  (c) The execution of a definitive agreement by the Company which, if consummated, would result in a Change of Control of the Company.

                  (d) The adoption by the Board of Directors of a plan of complete liquidation or dissolution.

To the extent a widely disseminated public announcement thereof has not already been made, the Company shall provide the Investors with prompt written notice of the occurrence of any of the events set forth in this Section. Upon any (i) public withdrawal of any "for sale" notice referred to in Section 7(b), (ii) termination of any agreement referred to in Section 7(c) without consummation thereof, (iii) termination of the plan of liquidation referenced in
Section 7(d), as the case may be, the limitations provided in this Agreement (except to the extent then suspended as a result of any other event specified in this Section) shall again be applicable to the extent provided herein; provided, however, that, in the case of clauses (i) (ii) or (iii) above, prior to such public withdrawal, agreement termination or plan termination, as the case may be, (A) the Investors and their Controlled Affiliates have not acquired actual ownership of Voting Stock of the Company representing in the aggregate a majority of the Total Current Voting Power of the Company and (B) no Investor or its Controlled Affiliate has commenced a Investor Tender Offer.

     8.   Confidentiality.

          (a) Each Investor agrees that the Confidentiality and Non-Disclosure Agreement between Blum Strategic GP II, L.L.C. and the Company (the "Confidentiality Agreement") remains in full force and effect and shall bind each Investor to the same extent as it binds Blum Strategic GP II, L.L.C.

     9. Enforcement. Each of the Investors, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically its provisions in any court having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or in equity.

     10. Entire Agreement; Waivers. This Agreement, the Confidentiality Agreement, and that certain letter of even date herewith from the Company to the Investors, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof or thereof (whether or not similar), shall constitute a continuing waiver unless otherwise expressly provided nor shall be effective unless in writing and executed (i) in the case of a waiver by the Company, by the Company and (ii) in the case of a waiver by the Investors, by the Investors against which enforcement of such waiver is sought.

     11. Amendment or Modification. The parties hereto may not amend or modify this Agreement except in such manner as may be agreed upon by a written instrument executed by the Company and the Investors against which enforcement of such amendment is sought.

     12. Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, and each successor shall be deemed to be a party hereto for all purposes hereof. The terms and provisions of this Agreement shall not be binding upon any transferee (other than an Investor or a Controlled Affiliate of an Investor) that purchases any securities subject to this Agreement without violation of any provision of this Agreement. An Investor may not assign or transfer any of its rights or obligations hereunder (whether to a transferee of shares of Common Stock or otherwise) without the prior written consent of the Company, and no transfer or assignment by any party shall relieve such party of any of its obligations hereunder.

     13. Severability. If any provision of this Agreement is held by a court of competent jurisdiction be unenforceable, the remaining provisions shall remain in full force and effect. It is declared to be the intention of the parties that they would have executed the remaining provisions without including any that may be declared unenforceable.

     14. Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

     15. Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties, and each such executed counterpart will be an original instrument.

     16. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing (including telecopy or similar teletransmission), addressed as follows:

                     If to the Company, to:

                     PRG-Schultz International, Inc.
                     2300 Windy Ridge Parkway
                     Suite 100 North
                     Atlanta, Georgia 30189
                     Attention: Clint McKellar, Jr.
                     Telephone No.: (770) 779-3051
                     Facsimile No.: (770) 779-3034

                     with a copy to:

                     Arnall Golden Gregory LLP
                     2800 One Atlantic Center
                     1201 West Peachtree Street
                     Atlanta, Georgia 30309-3450
                     Attention: Jonathan Golden, Esq.
                     Telephone No.: (404) 873-8700
                     Facsimile No.: (404) 873-8701

                     If to the Investors, to:

                     Blum Capital Partners, L.P.
                     909 Montgomery Street
                     Suite 400
                     San Francisco, California 94113

                     Attention: Murray A. Indick
                     Facsimile No.: (415) 434-3130

                     with a copy to:

                     Simpson Thacher & Bartlett
                     3330 Hillview Avenue
                     Palo Alto, CA 94304
                     Attention: Michael Nooney
                     Telephone No.: (650) 251-5070
                     Facsimile No.: (650) 251-5002

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) in the case of any notice or communication sent other than by mail, on the date actually delivered to such address (evidenced, in the case of delivery by overnight courier, by confirmation of delivery from the overnight courier service making such delivery, and in the case of a telecopy, by receipt of a transmission confirmation form or the addressee's confirmation of receipt), or (b) in the case of any notice or communication sent by mail, three business days after being sent, if sent by registered or certified mail, with first-class postage prepaid. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

     17. Termination. This Agreement shall remain in full force and effect until terminated in accordance with this Section. Subject to Section 5(j)(x) hereof, this Agreement may be terminated by 2/3's of the Investors, at any time the Investors' aggregate Beneficial Ownership of Common Stock is below 15%, by giving 30 days' advance written notice to the Company. Except as set forth in the following two sentences, all of the provisions of this Agreement shall remain in full force and effect for 30 days following receipt of such notice by the Company, regardless of whether or not Investors shall thereafter become an Acquiring Person pursuant to the Rights Agreement during such 30 day period. Sections 5(a) and 5(k) shall terminate upon the Company's receipt of such notice; provided, however, that in no event shall Section 5(k) terminate prior to January 24, 2004. Section 5(j) shall terminate upon the Company's receipt of such notice except for the proviso to Section 5(j)(x), which shall remain in full force and effect in accordance with its terms. This Agreement may be immediately terminated by the Company by written notice to Investors following any material breach by any Investor of any provision hereof, including without limitation any breach of Section 5 hereof. Such termination will immediately terminate all provisions of this Agreement except for Section 5(k) and the proviso to Section 5(j)(x), which shall remain in effect in accordance with their terms.

     18. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive law of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the law of any other jurisdiction.

     19. Non-Exclusive Submission to Jurisdiction. Any disputes arising out of or in connection with this Agreement may be adjudicated in the United States District Court for the Northern District of Georgia or in a court of competent civil jurisdiction in the State of Georgia. Each party hereto irrevocably submits to the personal jurisdiction of such courts for the purposes of any such suit, action, counterclaim or proceeding arising out of this Agreement (collectively, a "Suit"). Each of the parties hereto hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such Suit, any claim that it is not subject to jurisdiction of the above courts, that such Suit is brought in an inconvenient forum, or the venue of such Suit is improper; provided, however, that nothing herein shall be construed as a waiver of any right that any party hereto may have to remove a Suit from a court sitting in the State of Georgia to the United States District for the Northern District of Georgia. Each of parties hereby agrees that service of all writs, process and summonses in any Suit may be made upon such party by mail to the address as provided in this Agreement. Nothing herein shall anyway be deemed to limit the ability of any party to serve any such writs, process or summonses in any other matter permitted by applicable law.

     20. To the extent that any provision of the Standstill Agreement dated as of August 16, 2002 among the parties hereto conflicts with or is contrary to the provisions of this Amended and Restated Standstill Agreement, the provisions hereof shall control.

     IN WITNESS WHEREOF, the Company and the Investors have caused this Agreement to be executed as of the date first above written by their respective duly authorized representatives.


The Company:               PRG-SCHULTZ INTERNATIONAL, INC.

                                  /s/ Clinton McKellar, Jr.
                           By:____________________________________

                                  Clinton McKellar, Jr.
                           Name:__________________________________

                                  Senior Vice President, General Counsel &
                                  Secretary
                           Title:_________________________________

                    [signatures continued on following page]

                           BLUM CAPITAL PARTNERS, L.P.

                           By: Richard C. Blum & Associates, Inc., its general partner

                                 /s/ Murray A. Indick
                           By: _________________________________________________
                                 Murray A. Indick, Partner, General Counsel
                                 and Secretary



                           RICHARD C. BLUM & ASSOCIATES, INC.

                                 /s/ Murray A. Indick
                           By: _________________________________________________
                                 Murray A. Indick, Partner, General Counsel
                                 and Secretary



                           BLUM STRATEGIC GP, L.L.C.

                                 /s/ Murray A. Indick
                           By: _________________________________________________
                                 Murray A. Indick, Member



                           BLUM STRATEGIC GP II, L.L.C.

                                 /s/ Murray A. Indick
                           By: _________________________________________________
                                 Murray A. Indick, Member

                                 BLUM STRATEGIC PARTNERS, L.P.

                                 By: BLUM STRATEGIC GP, L.L.C.


                                       /s/ Murray A. Indick
                                 By: ___________________________________________
                                       Murray A. Indick, Member



                                 BLUM STRATEGIC PARTNERS II, L.P.

                                 By:    BLUM STRATEGIC GP II, LLC,
                                        Its General Partner

                                       /s/ Murray A. Indick
                                 By: ___________________________________________
                                       Murray A. Indick, Member



                                 RICHARD C. BLUM


                                      /s/ Murray A. Indick
                                 _______________________________________________
                                      Murray A. Indick, Attorney-in-Fact


                                 THE COMMON FUND FOR NONPROFIT
                                 ORGANIZATIONS-MULTI-STRATEGY EQUITY FUND

                                 By: BLUM CAPITAL PARTNERS, LP,
                                      Its Investment Advisor

                                     By: RICHARD C. BLUM & ASSOCIATES, INC.,
                                          Its General Partner

                                               /s/ Murray A. Indick
                                         By: ___________________________________
                                         Name: Murray A. Indick
                                         Title: Partner and General Counsel

                                 BK CAPITAL PARTNERS IV, L.P.
                                 STINSON CAPITAL PARTNERS, L.P.
                                 STINSON CAPITAL PARTNERS II, L.P.
                                 STINSON CAPITAL PARTNERS III, L.P.

                                 By: BLUM CAPITAL PARTNERS, L.P.,
                                      its general partner
                                 By: Richard C. Blum & Associates, Inc.,
                                      its general partner

                                      /s/ Murray A. Indick
                                 By: ___________________________________________
                                      Murray A. Indick, Partner, General Counsel
                                      and Secretary

                                 CARPENTERS PENSION TRUST FOR SOUTHERN
                                  CALIFORNIA
                                 UNITED BROTHERHOOD OF CARPENTERS
                                  PENSION PLAN
                                 STINSON CAPITAL FUND (CAYMAN), LTD.

                                 By: BLUM CAPITAL PARTNERS, L.P.,
                                      its investment advisor
                                 By: Richard C. Blum & Associates, Inc.,
                                      its general partner


                                      /s/ Murray A. Indick
                                 By: ___________________________________________
                                      Murray A. Indick, Partner, General Counsel
                                       and Secretary


                                                 Schedule 1
                                                 ----------

-------------------------------------------------------------------------------------------------------------
                                                         Shares                                       Other
                                                         ------                                       -----
                    Investor                             Owned              Derivative             Attributed
                    --------                             -----              ----------             ----------
                                                        Directly              Shares                 Shares
                                                        --------              ------                 ------
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
BK Capital Partners IV, L.P.                             83,000                     0                       0
-------------------------------------------------------------------------------------------------------------
Blum Strategic Partners, L.P.                           117,700                     0                       0
-------------------------------------------------------------------------------------------------------------
Blum Strategic Partners II, L.P.                      2,691,043             1,937,985                       0
-------------------------------------------------------------------------------------------------------------
Carpenters Pension Trust for Southern California        776,400                     0                       0
-------------------------------------------------------------------------------------------------------------
Common Fund                                             118,800                     0                       0
-------------------------------------------------------------------------------------------------------------
Stinson Capital Fund (Cayman), LTD.                      61,700                     0                       0
-------------------------------------------------------------------------------------------------------------
Stinson Capital Partners, L.P.                          398,700             1,937,985                       0
-------------------------------------------------------------------------------------------------------------
Stinson Capital Partners II, L.P.                       178,700               775,194                       0
-------------------------------------------------------------------------------------------------------------
Stinson Capital Partners III, L.P.                      139,700               516,796                       0
-------------------------------------------------------------------------------------------------------------
United Brotherhood of Carpenters                        118,200                     0                       0
-------------------------------------------------------------------------------------------------------------

                                    EXHIBIT K

           Second Amendment to Shareholder Protection Rights Agreement

                               SECOND AMENDMENT TO
                     SHAREHOLDER PROTECTION RIGHTS AGREEMENT

         THIS SECOND AMENDMENT (this "Amendment"), effective as of August 16, 2002, is between PRG-SCHULTZ INTERNATIONAL, INC., a Georgia corporation (the "Company"), and WACHOVIA BANK, NATIONAL ASSOCATION f/k/a FIRST UNION NATIONAL BANK, as Rights Agent (the "Rights Agent").

                              W I T N E S S E T H :

         WHEREAS, in connection with that certain Shareholder Protection Rights Agreement dated as of August 9, 2000, as amended effective on May 15, 2002, between the Company and the Rights Agent (the "Agreement"), the Board of Directors of the Company deems it advisable and in the best interest of the Company and its shareholders to amend the Agreement in accordance with Section
5.4 of the Agreement;

         NOW, THEREFORE, in consideration of the premises and the respective agreements set forth herein, the parties hereby agree as follows:

        1. Definitions. Capitalized terms used in this Amendment, which are not otherwise defined herein, are used with the same meaning ascribed to such terms in the Agreement.

        2. Amendments.

           (a) Section 1.1 is hereby amended to add the following definition:

               "Blum Investors" shall mean Blum Capital Partners, L.P., Richard
               C. Blum & Associates, Inc., Blum Strategic GP, LLC, Blum Strategic GP II, LLC, Blum Strategic Partners, LP, Blum Strategic Partners II, LP, Richard C. Blum, Stinson Capital Partners, L.P., Stinson Capital Partners II, L.P., Stinson Capital Partners III, LP, Stinson Capital Fund (Cayman), Ltd., BK Capital Partners IV, L.P., Carpenters Pension Trust for Southern California, Common Fund Multi-Strategy Equity Fund, United Brotherhood of Carpenters and any other affiliates of the above-named Blum Investors that agree to be bound by the provisions of that certain Standstill Agreement among the above-named Blum Investors and the Company of even date herewith.

          (b) The definition of "Acquiring Person" in Section 1.1 is hereby deleted in its entirety and replaced to read as follows:

               "Acquiring Person" shall mean any Person who is a Beneficial Owner of 15% or more of the outstanding shares of Common Stock; provided, however, that the term "Acquiring Person" shall not include any Person (i) who shall become the Beneficial Owner of 15% or more of the outstanding shares of Common Stock solely as a result of an acquisition by the Company of shares of Common Stock, until such time thereafter as such Person shall become the Beneficial

               Owner (other than by means of a stock dividend or stock split) of any additional shares of Common Stock, (ii) who is the Beneficial Owner of 15% or more of the outstanding shares of Common Stock but who acquired Beneficial Ownership of shares of Common Stock without any plan or intention to seek or affect control of the Company, if such Person promptly enters into an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such shares), sufficient shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) so that such Person ceases to be the Beneficial Owner of 15% or more of the outstanding shares of Common Stock,
               (iii) who is the Beneficial Owner of shares of Common Stock consisting solely of shares of Common Stock, the Beneficial Ownership of which was acquired by such Person pursuant to any action or transaction or series of related actions or transactions approved by the Company's Board of Directors before such person otherwise became an Acquiring Person or (iv) who was the Beneficial Owner of 15% or more of the outstanding shares of Common Stock on August 9, 2000 and does not thereafter acquire Beneficial Ownership of additional shares of Common Stock that in the aggregate exceed 2% of the outstanding shares of Common Stock. In addition, notwithstanding any provision of this Agreement to the contrary, no Blum Investor or Investors shall be deemed an Acquiring Person for any purpose under this Agreement for so long as that certain standstill agreement (the "Standstill Agreement") between the Company and the Blum Investors dated August 16, 2002 is in effect and so long as the Blum Investors have increased their Beneficial Ownership of Common Stock above that shown in the Blum Investors' amendment to Schedule 13D filed with the Securities and Exchange Commission on June 17, 2002 by no more than 5,784,675 shares in the aggregate (without giving effect to any stock split, share dividend, recapitalization, reclassification or similar transactions effected by or with the approval of the Board of Directors of the Company after the date hereof) (the "Limit"); provided, however, that the Limit shall be reduced, on a share for share basis, by any shares sold or otherwise disposed of by any Blum Investor otherwise than to another Blum Investor and by that number of shares that are acquired by the Company under an Option Agreement in the form attached hereto as Annex A between the Company and Schultz PRG Liquidating Investments Ltd.; provided, further, however, that any termination of the Standstill Agreement by the Company or delivery of any notice of termination by the Blum Investors, in each case pursuant to Section 17 of the Standstill Agreement, shall rescind this Amendment to the Agreement and cause the Blum Investors' full Beneficial Ownership of Common Stock to be considered for purposes of determining whether or not the Blum Investors are an Acquiring Person. Additionally, the Company, any wholly-owned Subsidiary of the Company and any employee stock ownership or other employee benefit plan of the Company or a wholly-owned Subsidiary of the Company shall not be an Acquiring Person.

     3. Counterparts. This Amendment may be executed in any one or more counterparts, each of which shall be deemed an original and all of which shall together constitute the same Amendment.

     4. Ratification. Except as modified and amended as set forth herein, the Agreement is hereby adopted, ratified and confirmed without further modification or amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the date first above written.

                                     PRG-SCHULTZ INTERNATIONAL, INC.

                                          /s/ Clinton McKellar, Jr.
                                     By: __________________________________

                                             Clinton McKellar, Jr.
                                     Name: ________________________________

                                             Senior Vice President,
                                             General Counsel and Secretary
                                     Title: _______________________________



WACHOVIA BANK, NATIONAL ASSOCIATION
f/k/a FIRST UNION NATIONAL BANK

     /s/ Johnnie H. Coble
By: ______________________________

       Johnnie H. Coble
Name: ____________________________

        Corporate Trust Officer
Title: ___________________________